                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LOGIC WORKS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, $0.01 par value per share, of the Registrant.

     (2)  Aggregate number of securities to which transaction applies:
          14,913,110 (assuming the exercise of all outstanding options to purchase Common Stock).

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $12.875 (the average of the high and low sale prices of shares of Common Stock of Logic Works, Inc. on April 7, 1998 (the filing date of the Preliminary Proxy materials), as reported on the Nasdaq National Market pursuant to Exchange Act Rule 0-11(a)(4)).

     (4)  Proposed maximum aggregate value of transaction:
          $192,006,291.30.

     (5)  Total fee paid:
          $38,402.00, equaling 1/50th of 1% of the proposed maximum aggregate value of transaction.

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

================================================================================

                                     LOGO

                               111 CAMPUS DRIVE
                          PRINCETON, NEW JERSEY 08540

                                                                 April 21, 1998

Dear Stockholder:

  A Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") of Logic Works, Inc., a Delaware corporation ("Logic Works"), will be held at The Nassau Inn, Senior Room, 10 Palmer Square, Princeton, New Jersey 08542 on May 28, 1998, at 10:00 a.m., local time.

  At the Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 14, 1998 (the "Merger Agreement"), among PLATINUM technology, inc. ("PLATINUM"), Logic Works and PT Acquisition Corporation II, a newly-formed, wholly-owned subsidiary of PLATINUM ("PT Acquisition"), and the merger (the "Merger") of PT Acquisition with and into Logic Works. If the proposed Merger is approved and becomes effective, Logic Works will become a wholly-owned subsidiary of PLATINUM, and each outstanding share of common stock of Logic Works, $.01 par value per share ("Logic Works Common Stock"), will be converted into 0.5769 of a share of common stock of PLATINUM, $.001 par value per share ("PLATINUM Common Stock"). Cash will be paid in lieu of any fractional share of PLATINUM Common Stock. If the requisite approval of the stockholders of Logic Works is received, the Merger is expected to be consummated on or about May 28, 1998 or as soon thereafter as practicable after all necessary conditions to the closing have been satisfied.

  After careful consideration, your Board of Directors has unanimously approved the Merger Agreement and the transactions provided for therein and has concluded that they are in the best interests of Logic Works and its stockholders. Your Board of Directors unanimously recommends that you vote in favor of the Merger Agreement and the Merger.

  At the Meeting, you will also be asked to consider and vote upon two other proposals: (i) to elect one Class III director to Logic Works' Board of Directors and (ii) to ratify the appointment of Ernst & Young LLP as independent auditors of Logic Works' financial statements for the year ending December 31, 1998. Your Board of Directors unanimously recommends that you vote in favor of these two proposals. However, if the proposal to approve the Merger Agreement is approved and the Merger is consummated, the current members of Logic Works' Board of Directors, including any directors elected at the Meeting, will be replaced by the directors of PT Acquisition, and Ernst & Young LLP will not continue as independent auditors of Logic Works' financial statements.

  In the material accompanying this letter, you will find a Notice of Special Meeting in Lieu of Annual Meeting of Stockholders, a Proxy
Statement/Prospectus relating to the actions to be taken by Logic Works stockholders at the Meeting and a proxy. The Proxy Statement/Prospectus more fully describes the proposed Merger and includes information about Logic Works and PLATINUM and about the additional matters for consideration at the Meeting.

  All stockholders are cordially invited to attend the Meeting in person. However, regardless of whether you plan to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Meeting, you may revoke your proxy at the Meeting by voting in person. It is important that your shares be represented and voted at the Meeting.

  I look forward to seeing you at the Meeting. On behalf of the management and directors of Logic Works. I want to thank you for your support.

                                          Sincerely,

                                          /s/ Gregory A. Peters
                                          ----------------------------------
                                          Gregory A. Peters
                                          President and Chief Executive
                                           Officer
                                          Logic Works, Inc.

                              [LOGIC WORKS LOGO]

                               ----------------

                     NOTICE OF SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

  A Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") of Logic Works, Inc., a Delaware corporation ("Logic Works"), will be held at 10:00 a.m., local time, on May 28, 1998 at The Nassau Inn, Senior Room, 10 Palmer Square, Princeton, New Jersey 08542, for the following purposes:

    (1) To consider and vote upon a proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of March 14, 1998 (the "Merger Agreement"), entered into among Logic Works, Inc. ("Logic Works"), PLATINUM technology, inc. ("PLATINUM") and PT Acquisition Corporation II, a newly-formed, wholly-owned subsidiary of PLATINUM ("PT Acquisition"), and (b) the merger (the "Merger") of PT Acquisition with and into Logic Works, whereby, among other things, Logic Works will be the surviving corporation in the Merger and become a wholly-owned subsidiary of PLATINUM, and each outstanding share of common stock of Logic Works, $.01 par value per share ("Logic Works Common Stock"), will be converted into 0.5769 of a share of common stock of PLATINUM, $.001 par value per share ("PLATINUM Common Stock"). Cash will be paid in lieu of any fractional share of PLATINUM Common Stock.

    (2) To elect one Class III Director to serve until the third annual meeting of stockholders following such director's election or until such director's successor shall have been duly elected and qualified; provided, that if the proposal to approve the Merger Agreement is approved and adopted by the stockholders of Logic Works and the Merger is consummated, the current members of Logic Works' Board of Directors, including any director elected at the Meeting, will be replaced by the directors of PT Acquisition Corporation at the effective time of the Merger.

    (3) To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of Logic Works as set forth below for the fiscal year ending December 31, 1998; provided, that if the proposal to approve the Merger Agreement is approved and adopted by the stockholders of Logic Works and the Merger is consummated, Ernst & Young LLP will not continue as independent auditors of Logic Works.

  The foregoing items of business are more fully described in the Proxy Statement/Prospectus accompanying this Notice.

  Only stockholders of record of Logic Works Common Stock at the close of business on April 20, 1998 are entitled to notice of, and will be entitled to vote at, the Meeting or any postponement or adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Gregory A. Peters
                                          -------------------------------------
                                          Gregory A. Peters
                                          President and Chief Executive
                                          Officer
                                          Logic Works, Inc.

Princeton, New Jersey
April 21, 1998


 TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED. YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES WHEN RETURNING YOUR PROXY. IF THE MERGER IS CONSUMMATED, YOU WILL BE NOTIFIED AND PROVIDED WITH INSTRUCTIONS FOR EXCHANGE OF YOUR STOCK CERTIFICATES.

                                     LOGO
                                PROXY STATEMENT
                      FOR THE SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1998

                                     LOGO

                                  PROSPECTUS

  This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to the stockholders of Logic Works, Inc., a Delaware corporation ("Logic Works"), in connection with the solicitation of proxies by the Board of Directors of Logic Works (the "Logic Works Board") for use at a special meeting in lieu of the annual meeting of stockholders to be held on May 28, 1998 at 10:00 a.m. (local time) at Nassau Inn, Senior Room, 10 Palmer Square, Princeton, New Jersey 08542, and at any and all adjournments or postponements thereof (the "Meeting").

  At the Meeting, stockholders will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of March 14, 1998 (the "Merger Agreement"), by and among PLATINUM technology, inc., a Delaware corporation ("PLATINUM"), PT Acquisition Corporation II, a Delaware corporation and wholly-owned subsidiary of PLATINUM ("PT Acquisition"), and Logic Works, which provides for the merger (the "Merger") of PT Acquisition with and into Logic Works, with Logic Works surviving as a wholly-owned subsidiary of PLATINUM. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. Subject to the terms and conditions of the Merger Agreement,
                                                 [cover continued on next page]

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY HOLDERS OF LOGIC WORKS COMMON STOCK BEFORE VOTING.

                               ----------------

  This Proxy Statement/Prospectus also constitutes the Prospectus of PLATINUM with respect to up to approximately 8,677,295 shares of PLATINUM Common Stock issuable pursuant to the Merger (assuming the exercise of outstanding options to purchase Logic Works Common Stock).

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being sent to Logic Works Stockholders on or about April 24, 1998. The Logic Works Board has fixed the close of business on April 20, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any postponement or adjournment thereof. As of the record date, 12,702,222 shares of Logic Works Common Stock were issued and outstanding and entitled to vote.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE   SECURITIES
      COMMISSION  PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS  PROXY
        STATEMENT/PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY IS A
          CRIMINAL OFFENSE.

                               ----------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS APRIL 21, 1998.

each share of common stock of Logic Works, $.01 par value per share ("Logic Works Common Stock"), outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares owned directly or indirectly by PLATINUM or Logic Works, which will be cancelled) will be converted into 0.5769 of a share (the "Exchange Ratio") of common stock, $.001 par value per share, of PLATINUM (the "PLATINUM Common Stock"). Cash will be paid in lieu of any fractional share of PLATINUM Common Stock. Logic Works' Board has unanimously approved the Merger Agreement and the Merger and recommends that the stockholders of Logic Works ("Logic Works Stockholders") vote in favor of the proposal to approve the Merger Agreement.

  The consummation of the Merger is subject, among other things, to the approval of the Merger Agreement and the Merger by the affirmative vote, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Logic Works Common Stock. Holders of Logic Works Common Stock are entitled to one vote for each share of Logic Works Common Stock held.

  The PLATINUM Common Stock is listed for trading under the symbol "PLAT" on the Nasdaq National Market ("Nasdaq"). The Logic Works Common Stock is listed for trading under the symbol "LGWX" on Nasdaq. On March 13, 1998, the last trading day prior to the announcement of the Merger, the last sale price of PLATINUM Common Stock, as reported by Nasdaq, was $26.56 per share and the last reported sale price of Logic Works Common Stock, as reported by Nasdaq, was $13.56 per share. On April 20, 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, the last sale price of PLATINUM Common Stock, as reported by Nasdaq, was $26.56 per share and the last sale price of Logic Works Common Stock, as reported by Nasdaq, was $15.00 per share. See "Description of PLATINUM's Common Stock" and "Comparison of Stockholder Rights." Based on the last reported sale price of PLATINUM Common Stock on March 13, 1998 and April 20, 1998, and on the number of shares of Logic Works Common Stock outstanding as of such dates, the aggregate value of the PLATINUM Common Stock to be issued in respect of all outstanding shares of Logic Works Common Stock would be approximately $193.6 million and $194.6 million, respectively.

  At the Meeting, the Logic Works Stockholders will also be asked to consider and vote upon the following two proposals: (i) the election of one Class III director to Logic Works' Board of Directors and (ii) the ratification of the appointment of Ernst & Young LLP as independent auditors of Logic Works for the year ending December 31, 1998. Logic Works' Board of Directors unanimously recommends that the Logic Works stockholders vote in favor of these two proposals. However, if the proposal to approve the Merger Agreement is approved and the Merger is consummated, the current members of Logic Works' Board of Directors, including any directors elected at the Meeting, will be replaced by the directors of PT Acquisition, and Ernst & Young LLP will not continue as independent auditors of Logic Works' financial statements.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Preliminary Proxy Materials...............................................  -1-
AVAILABLE INFORMATION.....................................................  -i-
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................... -ii-
SUMMARY...................................................................    1
  The Companies...........................................................    1
  The Meeting.............................................................    1
  The Merger..............................................................    2
  PLATINUM Summary Selected Consolidated Financial Information............    6
  Logic Works Summary Selected Consolidated Financial Information.........    7
  Unaudited Pro Forma Condensed Selected Financial Data...................    8
  Pro Forma Combined Comparative Per Share Data...........................    9
  Market Price Data.......................................................    9
  Cautionary Statement Regarding Forward-looking Statements...............   10
RISK FACTORS..............................................................   11
THE MEETING...............................................................   17
THE MERGER................................................................   18
THE MERGER AGREEMENT......................................................   33
COMPARATIVE PER SHARE MARKET PRICE DATA...................................   41
PLATINUM SELECTED CONSOLIDATED FINANCIAL DATA (1).........................   42
LOGIC WORKS SELECTED CONSOLIDATED FINANCIAL INFORMATION...................   44
UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL DATA....................   45
PRO FORMA COMBINED COMPARATIVE PER SHARE DATA.............................   50
INFORMATION REGARDING PLATINUM............................................   51
DESCRIPTION OF PLATINUM'S CAPITAL STOCK...................................   52
INFORMATION REGARDING LOGIC WORKS.........................................   56
COMPARISON OF STOCKHOLDER RIGHTS..........................................   56
ELECTION OF CLASS III DIRECTOR TO THE LOGIC WORKS BOARD...................   60
LOGIC WORKS EXECUTIVE COMPENSATION AND OTHER INFORMATION..................   63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF LOGIC
 WORKS....................................................................   70
CERTAIN TRANSACTIONS RELATING TO LOGIC WORKS..............................   70
RATIFICATION OF ACCOUNTANTS FOR LOGIC WORKS...............................   71
EXPERTS...................................................................   71
LEGAL MATTERS.............................................................   71
PROXY SOLICITATION........................................................   72
PROPOSALS BY LOGIC WORKS STOCKHOLDERS FOR THE 1999 ANNUAL MEETING OF
 STOCKHOLDERS.............................................................   72
OTHER MATTERS.............................................................   72

APPENDICES
A Agreement and Plan of Merger............................................  A-1
B Broadview Associates LLC Opinion........................................  B-1

  NO PERSON HAS BEEN AUTHORIZED BY PLATINUM OR LOGIC WORKS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PLATINUM OR LOGIC WORKS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Logic Works and PLATINUM are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials of the companies (including Logic Works and PLATINUM) that file electronically with the Commission. This Web site can be accessed at http://www.sec.gov. In addition, material filed by each of Logic Works and PLATINUM can be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

  This Proxy Statement/Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by PLATINUM under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering of PLATINUM Common Stock in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Reference is made to the Registration Statement for further information with respect to PLATINUM and Logic Works. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

  As used in this Proxy Statement/Prospectus, the term "Logic Works" means Logic Works, Inc. and its subsidiaries, and the term "PLATINUM" means PLATINUM technology, inc. and its subsidiaries. All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Logic Works was provided by the management of Logic Works and the Logic Works Board. PLATINUM assumes no responsibility for the accuracy of such information. All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to PLATINUM was provided by the management and Board of Directors of PLATINUM. Logic Works assumes no responsibility for the accuracy of such information or for any of the information contained or incorporated by reference herein relating to PLATINUM.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by PLATINUM and by Logic Works pursuant to the Exchange Act are incorporated herein by reference.

  1. Logic Works' Annual Report on Form 10-K for the year ended December 31,
1997.

  2. Logic Works' Current Report on Form 8-K dated March 14, 1998.

  3. The description of the Logic Works Common Stock contained in Logic Works' Registration Statement on Form 8-A dated September 20, 1995 and all amendments thereto and reports filed for the purpose of updating such description.

  4. PLATINUM's Annual Report on Form 10-K for the year ended December 31,
1997.

  5. PLATINUM's Current Reports on Form 8-K dated January 27, 1998, March 3, 1998 and April 16, 1998.

  6. The description of the PLATINUM Common Stock contained in PLATINUM's Registration Statement on Form 8-A filed March 7, 1991 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

  7. The description of the preferred stock purchase rights contained in PLATINUM's Registration Statement on Form 8-A filed December 26, 1995 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

  All reports and definitive proxy or information statements filed by Logic Works and PLATINUM pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF LOGIC WORKS COMMON STOCK, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON, WITHIN ONE BUSINESS DAY OF SUCH REQUEST, AS FOLLOWS: WITH RESPECT TO LOGIC WORKS TO LOGIC WORKS, INC., 111 CAMPUS DRIVE, PRINCETON, NJ 08540, ATTENTION: KENNETH ZENG, (TELEPHONE: (609) 514-1177); AND WITH RESPECT TO PLATINUM TO PLATINUM TECHNOLOGY, INC., 1815 SOUTH MEYERS ROAD, OAKBROOK TERRACE, ILLINOIS 60181,
ATTENTION: LARRY S. FREEDMAN, (TELEPHONE: (630) 620-5000).

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. The summary is not, and is not intended to be, complete and is qualified in its entirety by reference to the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to read this Proxy Statement/Prospectus and the Appendices in their entirety.

                                 THE COMPANIES

PLATINUM

  PLATINUM develops, markets and supports software products, and provides related professional services, that help organizations manage and improve their information technology ("IT") infrastructures, which consist of data, systems and applications. PLATINUM's products and services help IT departments, primarily in large and data intensive organizations, minimize risk and improve service levels and leverage information to make better business decisions. PLATINUM's products typically perform fundamental functions, such as automating operations, maintaining the operating efficiency of systems and applications, and ensuring data access and integrity. PLATINUM also offers a wide array of professional services, including consulting, systems integration and educational programs, both in conjunction with and independent of software product sales.

  PLATINUM was incorporated in Delaware in 1987, and its executive offices are located at 1815 South Meyers Road, Oakbrook Terrace, Illinois 60181. Its telephone number at that address is (630) 620-5000, and its Web site is located at http://www.platinum.com. PLATINUM's Web site is not a part of this Proxy Statement/Prospectus.

PT ACQUISITION CORPORATION

  PT Acquisition Corporation II, a Delaware corporation ("PT Acquisition"), is a wholly-owned subsidiary of PLATINUM formed solely for the purpose of the Merger. PT Acquisition's principal executive offices are located at 1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, and its telephone number is
(630) 620-5000.

LOGIC WORKS

  Logic Works is a leading provider of client/server database design and business process modeling software. Logic Works' Windows-based products allow customers to realize the benefits of client/server systems by enabling easy, rapid and high-quality design, deployment and management of relational databases and related applications. Logic Works' award-winning products have been licensed to approximately 50,000 users in 7,000 organizations worldwide, including AT&T Corp., Barnett Banks, Inc., The Coca-Cola Company, Dell Computer Corporation, GTE Corporation, Hewlett-Packard Company, Intel Corporation, ITT Corporation, JP Morgan & Co., Johnson & Johnson, Merck & Co., Inc., Microsoft Corporation, Monsanto Corporation, Republic National Bank of New York, Union Pacific Railroad Company, Universal Studios, Inc., Visa International and the United States Army. Logic Works' principal executive offices are located at 111 Campus Drive, Princeton, New Jersey 08540. Its telephone number at that address is (609) 514-1177, and its Web site is located at http://www.logicworks.com. Logic Works' Web site is not a part of this Proxy Statement/Prospectus.

                                  THE MEETING

TIME, PLACE AND DATE

  The Meeting will be held on May 28, 1998 at 10:00 a.m., local time, at The Nassau Inn, Senior Room, 10 Palmer Square, Princeton, New Jersey 08542.

PURPOSES OF THE MEETING

  At the Meeting, the holders of Logic Works Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger, pursuant to which, among other things, at the Effective Time, and subject to and upon the terms and conditions of the Merger Agreement, each outstanding share of Logic Works Common Stock will be converted into 0.5769 of a share of PLATINUM Common Stock, and Logic Works will become a wholly-owned subsidiary of PLATINUM. In addition, Logic Works stockholders will vote upon (i) the election of a Class III director to the Board of Directors of Logic Works and (ii) the ratification of the appointment of Ernst & Young LLP as independent auditors for Logic Works for the year ending December 31, 1998.

RECORD DATE; SHARES ENTITLED TO VOTE

  The Logic Works Board has fixed the close of business on April 20, 1998 as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any postponement or adjournment thereof. On the Record Date, there were 12,702,222 shares of Logic Works Common Stock issued and outstanding. At the close of business on the Record Date, directors and executive officers of Logic Works and their affiliates beneficially owned and had the right to vote an aggregate of 2,277,894 shares of Logic Works Common Stock (approximately 17.4% of the outstanding shares of Logic Works Common Stock).

VOTES REQUIRED; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

  The Logic Works Stockholders are entitled to one vote per share on all matters to be considered at the Meeting. A majority of the shares entitled to vote present, in person or by proxy, at the Meeting shall constitute a quorum. The affirmative vote of holders of a majority of the issued and outstanding Logic Works Common Stock is required to approve the Merger Agreement and the Merger. Abstentions and broker non-votes will be treated as present at the Meeting for purposes of reaching a quorum. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the Merger Agreement and the Merger and will not affect the outcome of the vote on the election of the Class III Director. Abstentions will have the same effect as votes against the proposals to ratify the appointment of Ernst & Young LLP as independent auditors, and broker non-votes will have no effect on the vote on such proposal. Brokers who hold Logic Works Common Stock will not have discretionary authority to vote such shares on the proposal to approve the Merger Agreement and the Merger in the absence of instructions from the beneficial owners thereof. See "THE MEETING--Vote Required" and "--Abstentions and Broker Non-Votes."

                                   THE MERGER

GENERAL

  Upon the terms and subject to the conditions of the Merger Agreement, PT Acquisition will be merged with and into Logic Works, with Logic Works continuing as the surviving corporation and a wholly-owned subsidiary of PLATINUM. As a result of the Merger, the separate corporate existence of PT Acquisition will cease and Logic Works will succeed to all the rights and be responsible for all the obligations of PT Acquisition in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). It is anticipated that the Merger will be consummated on or about May 28, 1998, if approved at the Meeting, provided that the other conditions to the Merger are then fulfilled or waived. See "THE MERGER--General."

CONVERSION OF LOGIC WORKS COMMON STOCK

  At the Effective Time, each of the Logic Works Common Stock outstanding immediately prior to the Effective Time of the Merger (other than shares owned directly or indirectly by PLATINUM or Logic Works, which will be cancelled) will be converted into 0.5769 of a validly issued, fully paid and nonassessable share of PLATINUM Common Stock. Cash will be paid in lieu of any fractional share of PLATINUM Common Stock. See "THE MERGER--Conversion of Logic Works Common Stock."

RECOMMENDATION OF THE LOGIC WORKS BOARD OF DIRECTORS

  The Logic Works Board has unanimously approved the Merger Agreement and the Merger and recommends that holders of Logic Works Common Stock vote in favor of the Merger Agreement at the Meeting. See "THE

MERGER--Recommendations of the Logic Works Board of Directors; Reasons for the Merger." The Logic Works Board also unanimously recommends the election of the Class III director to the Logic Works Board and the ratification of the appointment of Ernst & Young LLP as independent auditors of Logic Works for the year ending December 31, 1998.

OPINION OF LOGIC WORKS' FINANCIAL ADVISOR

  On March 14, 1998, Broadview Associates LLC ("Broadview") rendered its written opinion to the Logic Works Board to the effect that, as of March 14, 1998, based upon and subject to the various factors and assumptions set forth therein, the Exchange Ratio to be paid to the holders of Logic Works Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full text of the opinion of Broadview, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview is attached as Appendix B to this Proxy Statement/Prospectus. Logic Works stockholders are urged to read this opinion carefully in its entirety. See "THE MERGER--Opinion of Logic Works' Financial Advisor."

NASDAQ NATIONAL MARKET LISTING

  The shares of PLATINUM Common Stock to be issued to Logic Works stockholders in exchange for shares of Logic Works Common Stock in the Merger (including the shares of PLATINUM Common Stock issuable upon exercise of Substitute Options, as hereinafter defined) will be listed on Nasdaq.

CONDITIONS TO THE MERGER

  The respective obligations of Logic Works and PLATINUM to consummate the Merger are subject to the fulfillment or waiver (where permissible) of certain conditions set forth in the Merger Agreement. See "THE MERGER AGREEMENT-- Conditions to the Merger."

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES

  Harris Trust and Savings Bank will be the Exchange Agent (as defined in The Merger Agreement) under the Merger Agreement. Promptly after the Effective Time, PLATINUM will make available to the Exchange Agent shares of PLATINUM Common Stock issuable pursuant to the Merger in accordance with the Merger Agreement. The Exchange Agent will deliver the certificates representing PLATINUM Common Stock (the "PLATINUM Certificates") upon the surrender for exchange of certificates representing Logic Works Common Stock (the "Logic Works Certificates"). See "THE MERGER AGREEMENT--Exchange Agent; Procedures for Exchange of Certificates."

  Promptly after the Effective Time, the Exchange Agent will mail to each record holder of a Logic Works Certificate a letter of transmittal. Upon surrender for exchange to the Exchange Agent of all Logic Works Certificates held by any record holder, together with such letter of transmittal duly executed, such holder will be entitled to receive in exchange therefor: (i) a PLATINUM Certificate representing the number of whole shares of PLATINUM Common Stock into which the shares of Logic Works Common Stock represented by the surrendered Logic Works Certificates have been converted at the Effective Time,
(ii) cash in lieu of any fractional share of PLATINUM Common Stock and (iii) dividends and other distributions, if any. See "THE MERGER AGREEMENT--Exchange Agent; Procedures for Exchange of Company Certificates."

  HOLDERS OF LOGIC WORKS COMMON STOCK SHOULD NOT FORWARD THEIR LOGIC WORKS CERTIFICATES WITH THE ENCLOSED PROXY CARD, NOR SHOULD THEY RETURN THEIR LOGIC WORKS CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL LETTER FROM THE EXCHANGE AGENT AFTER THE EFFECTIVE TIME.

STOCK OPTIONS

  Each option to purchase shares of Logic Works Common Stock (a "Logic Works Stock Option") granted under a Logic Works Stock Plan (as hereinafter defined) which is outstanding immediately prior to the Effective Time will become an option to purchase shares of PLATINUM Common Stock (a "Substitute Option").

Appropriate adjustment will be made to the number of shares of PLATINUM Common Stock subject thereto and the associated exercise price. Each such option will be otherwise exercisable upon the same terms and conditions as were applicable to the related Logic Works Stock Option. The Logic Works Stock Options granted under the automatic option grant program of the Logic Works 1995 Stock Option/Stock Issuance Plan ("1995 Plan") to Logic Works non-employee directors will accelerate and become exercisable in full for all the option shares as fully vested shares immediately prior to the Effective Time. See "THE MERGER AGREEMENT--Substitution of Options."

TERMINATION

  The Merger Agreement may be terminated (i) by mutual written consent of Logic Works and PLATINUM; (ii) by either party if (a) there has been a material breach by the other party of any representation, warranty, covenant or other agreement set forth in the Merger Agreement (in most cases after a 20-day cure period after notice of such breach) (b) the Merger is not approved by Logic Works Stockholders at the Meeting, (c) the Merger is not consummated by July 31, 1998, subject to certain limitations and exceptions, (d) there is a final, non-appealable order of a Federal or state court in effect preventing consummation of the Merger, (e) there is any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued and deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal or which would prohibit PLATINUM's ownership or operation of all or a material portion of Logic Works' business, or compel PLATINUM to dispose of or hold separate all or a material portion of the business or assets of Logic Works or PLATINUM, or (f) Logic Works' Board accepts or approves a Superior Proposal (as defined hereinafter) or recommends a Superior Proposal to the Logic Works Stockholders; (iii) by PLATINUM if (a) Logic Works Board adversely amends, withholds or withdraws its recommendation of the Merger or shall have resolved or publicly announced its intention to recommend or enter into an agreement with respect to an Acquisition Proposal (as hereinafter defined), (b) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding Logic Works Common Stock shall have been commenced, or a registration statement with respect thereto shall have been filed (other than by PLATINUM or an affiliate thereof), and Logic Works' Board shall have (x) recommended that Logic Works stockholders tender their shares in such tender or exchange offer or (y) publicly announced its intention to take no position with respect to such tender offer, (c) Logic Works breaches any provisions of the Merger Agreement with respect to non-solicitation, or (d) the Merger is not submitted to the Logic Works Stockholders in accordance with the Merger Agreement and such breach has not been cured after 20 days written notice from PLATINUM; or (iv) by Logic Works if the Share Value (as hereinafter defined), at any time from the date of the Merger Agreement and prior to the date of the Meeting, is less than $22.00. See "THE MERGER AGREEMENT-- Termination."

EXPENSES AND TERMINATION FEE

  The Merger Agreement provides for the payment of certain fees and the reimbursement of expenses following a termination of the Merger Agreement under certain circumstances. See "THE MERGER AGREEMENT--Expenses and Termination Fee."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Logic Works Board with respect to the Merger, Logic Works Stockholders should be aware that members of Logic Works' management and Board of Directors have certain interests in the Merger as holders of options to purchase shares of Logic Works Common Stock that are in addition to the interests of the stockholders of Logic Works generally. See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN TAX CONSEQUENCES

  Subject to the limitations and qualifications referred to under "THE MERGER-- Certain U.S. Federal Income Tax Consequences," the Merger will constitute a "reorganization" for U.S. federal income tax purposes, and, accordingly, no gain or loss will be recognized for U.S. federal income tax purposes by holders of Logic Works Common Stock when each share of Logic Works Common Stock is converted into 0.5769 of a share of PLATINUM Common Stock (except to the extent of any cash received in lieu of a fractional share interest in PLATINUM Common Stock). Holders of Logic Works Common Stock are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger. See "THE MERGER--Certain U.S. Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  The Merger is expected to be accounted for under the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. The receipt by each of PLATINUM and Logic Works of a letter from its respective independent public accountants with respect to pooling of interests satisfactory to the other party is a condition precedent to the obligations of PLATINUM and Logic Works to effect the Merger. See "THE MERGER-- Accounting Treatment."

REGULATORY APPROVALS

  The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which provide that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. Logic Works and PLATINUM have filed the required information and have received notice of early termination of the waiting period.

RISK FACTORS

  IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE MERGER, LOGIC WORKS STOCKHOLDERS SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION CONTAINED HEREIN UNDER THE CAPTION "RISK FACTORS."

NO APPRAISAL OR DISSENTERS' RIGHTS

  Holders of Logic Works Common Stock will not be entitled to any dissenter or appraisal rights under the DGCL in connection with the Merger.

COMPARATIVE RIGHTS OF STOCKHOLDERS

  The rights of Logic Works Stockholders are currently governed by the DGCL, Logic Works' Second Amended and Restated Certificate of Incorporation ("Logic Works Charter") and Logic Works' Bylaws. Upon consummation of the Merger, Logic Works Stockholders will become stockholders of PLATINUM, and their rights as stockholders of PLATINUM will be governed by the DGCL, PLATINUM's Restated Certificate of Incorporation, as amended ("PLATINUM Charter"), and PLATINUM's Bylaws. For a discussion of various differences between the rights of Logic Works Stockholders and the rights of stockholders of PLATINUM, see "COMPARISON OF STOCKHOLDER RIGHTS."

ADDITIONAL PROPOSALS FOR LOGIC WORKS STOCKHOLDERS

  In addition to the proposal to approve the Merger Agreement and the Merger, Logic Works Stockholders will be asked at the Meeting to consider and vote upon proposals (i) to elect one Class III director to Logic Works' Board of Directors to serve for a term of three years expiring at the 2001 Annual Meeting of Stockholders of Logic Works and (ii) to ratify the appointment by the Board of Directors of Logic Works of Ernst & Young LLP as the independent auditors of Logic Works for the fiscal year ending December 31, 1998. However, if the proposal to approve the Merger Agreement is approved and the Merger is consummated, the current members of Logic Works' Board of Directors, including any directors elected at the Meeting, will be replaced by the directors of PT Acquisition, and Ernst & Young LLP will not continue as independent auditors of Logic Works' financial statements.

          PLATINUM SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The summary selected consolidated financial data set forth below has been derived from the historical financial statements of PLATINUM. The selected consolidated financial data should be read in conjunction with "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                     YEARS ENDED DECEMBER 31,
                         -----------------------------------------------------------------
                           1997         1996(1)       1995(1)       1994(1)       1993(1)
                         ---------     ---------     ---------     ---------     ---------
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
  Total revenues........ $ 623,503     $ 468,065     $ 326,411     $ 243,607     $ 190,623
  Operating income
   (loss)...............  (115,792)(2)   (79,404)(3)  (127,377)(4)      (517)(5)     3,062(6)
  Net income (loss).....  (117,784)(2)   (64,922)(3)  (111,567)(4)    (1,562)(5)       126(6)
  Net income (loss) per
   share................ $   (1.90)(2) $   (1.14)(3) $   (2.50)(4) $   (0.04)(5) $     -- (6)
  Shares used in per
   share calculation....    62,042        56,968        44,671        41,294        39,375
                                        AS OF DECEMBER 31,
                         -----------------------------------------------------------------
                           1997         1996(1)       1995(1)       1994(1)       1993(1)
                         ---------     ---------     ---------     ---------     ---------
                                          (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash, cash
   equivalents, and
   investments.......... $ 261,288     $ 185,673     $ 136,737     $ 126,215     $  71,148
  Working capital.......   288,349       217,157       127,990        90,500        43,672
  Total assets..........   834,177       618,572       452,267       273,333       176,064
  Long-term obligations
   and acquisition-
   related payables,
   less current portion.   285,144       118,305        11,389         9,080         3,465
  Total stockholders'
   equity............... $ 243,560     $ 295,760     $ 290,213     $ 160,126     $  93,350

--------
(1) The selected consolidated financial data give retroactive effect to the acquisitions of Australian Technology Resources Pty Limited ("ATR") as of January 31, 1997 and I&S Informationstechnik and Services GmbH ("I&S") as of February 28, 1997, each of which has been accounted for as a pooling of interests for financial reporting purposes. As a result, the financial position and results of operations are presented as if the combining companies had been consolidated for all periods presented.
(2) Reflects a pre-tax charge for acquired in-process technology of $67,904,000 relating to PLATINUM's acquisitions of GEJAC, Inc. ("GEJAC") and ProMetrics Group Limited ("ProMetrics"), the purchase of certain product technologies and other intangible assets from Intel and the purchase of certain other product technologies. Also reflects a pre-tax charge for merger costs of $8,927,000 relating to PLATINUM's acquisitions of ATR, I&S and Vayda Consulting, Inc. ("Vayda") and a pre-tax charge of $57,319,000 for restructuring costs.
(3) Reflects a pre-tax charge for acquired in-process technology of $48,456,000 relating to PLATINUM's acquisitions of Advanced Systems Technologies, Inc. ("AST"), Software Alternatives, Inc. (d/b/a System Software Alternatives) ("Software Alternatives"), Grateful Data, Inc. (d/b/a TransCentury Data Systems) ("Grateful Data") and VREAM, Inc. ("VREAM"); substantially all of the assets of the Access Manager business unit of the High Performance Systems division of International Computers Limited ("Access Manager"); and certain product technologies. Also reflects a pre-tax charge for merger costs of $5,782,000 relating primarily to PLATINUM's acquisitions of Prodea Software Corporation ("Prodea"), Paradigm Systems Corporation ("Paradigm") and Axis Systems International, Inc. ("Axis").
(4) Reflects a pre-tax charge for acquired in-process technology of $88,493,000 relating primarily to PLATINUM's acquisitions of Advanced Software Concepts, Inc. ("ASC"), SQL Software Corporation ("SQL"), RELTECH Group, Inc. ("Reltech"), Protellicess Software, Inc. ("Protellicess"), AIB Software Corporation ("AIB") and BMS Computer, Inc. ("BMS") and the net assets of ViaTech Development, Inc. ("ViaTech"), BrownStone Solutions, Inc. ("BrownStone") and ProtoSoft, Inc. ("ProtoSoft") and to certain product acquisitions. Also reflects a pre-tax charge for merger costs of $30,819,000 relating to PLATINUM's acquisitions of Software Interfaces, Inc. ("SII"), Answer Systems, Inc. ("Answer"), Locus Computing Corporation ("Locus"), Altai, Inc. ("Altai"), Trinzic Corporation ("Trinzic") and Softool Corporation ("Softool").
(5) Reflects a pre-tax charge for acquired in-process technology of $24,594,000 relating primarily to PLATINUM's acquisitions of Dimeric Development, Inc. ("Dimeric") and the net assets of Aston Brooke Software, Inc. ("Aston Brooke") and AutoSystems Corporation ("AutoSystems").
(6) Reflects a pre-tax charge for acquired in-process technology of $8,735,000 relating primarily to PLATINUM's acquisition of Datura Corporation ("Datura") and a pre-tax charge of $4,659,000 relating to Trinzic and Locus restructuring costs.

                       RECENT PLATINUM OPERATING RESULTS

  For the three months ended March 31, 1998, PLATINUM's revenues were $158,261,000, an increase of 37% over revenues of $115,623,000 for the three months ended March 31, 1997. PLATINUM's net income for the three months ended March 31, 1998 was $3,665,000, or $0.05 per diluted share, compared to a net loss of $25,269,000, or $0.41 per diluted share ($11,146,000, or $0.18 per diluted share, excluding charges for merger costs and acquired in-process technology), for the three months ended March 31, 1997.

        LOGIC WORKS SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The following table sets forth selected historical financial data for Logic Works for each of the five years in the period ended December 31, 1997, which data has been derived from Logic Works' audited consolidated financial statements. Such Logic Works selected historical financial data should be read in conjunction with the audited consolidated financial statements, including the notes thereto, and other financial information contained in Logic Works' Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                               YEAR ENDED DECEMBER 31,
                                        ---------------------------------------
                                         1997    1996     1995    1994    1993
                                        ------- -------  ------- ------- ------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  License fees......................... $37,161 $33,017  $25,255 $11,639 $3,855
  Maintenance & service fees...........  13,353   9,523    5,433   1,663    370
  Total revenues.......................  50,514  42,540   30,688  13,302  4,225
  Operating income (loss)..............   6,017  (4,796)   2,152   1,161    678
  Net income (loss)....................   4,606  (3,062)   1,407     701    413
  Diluted earnings (loss) per common
   share............................... $  0.36 $ (0.27) $  0.14 $  0.07 $ 0.05
  Shares used in per share computation
   (1).................................  12,859  11,335   10,373   9,721  7,716
BALANCE SHEET DATA:
  Working capital...................... $37,168 $28,297  $30,896 $ 1,300 $1,647
  Total assets.........................  59,450  48,369   43,891   6,551  2,923
  Total debt...........................     --      --       --      --     --
  Redeemable preferred stock...........     --      --       --    1,801  1,709
  Total stockholders' equity........... $43,298 $34,315  $33,517 $ 1,010 $  131

--------
(1) For an explanation of the number of shares used to compute diluted earnings
    (loss) per share, see Note 2 of Notes to Consolidated Financial Statements of Logic Works contained in the Logic Works Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

         UNAUDITED PRO FORMA CONDENSED SELECTED COMBINED FINANCIAL DATA

  The unaudited pro forma condensed selected combined financial data are qualified in their entirety by reference to, and should be read in conjunction with, the pro forma unaudited condensed combining financial statements and notes thereto that are included elsewhere in this Proxy Statement/Prospectus.

                                                YEARS ENDED DECEMBER 31,
                                              -------------------------------
                                                1997       1996       1995
                                              ---------  ---------  ---------
                                                (IN THOUSANDS, EXCEPT PER
                                                       SHARE DATA)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
 DATA:
Total revenues............................... $ 674,017  $ 510,605  $ 357,099
Operating loss...............................  (109,775)   (84,200)  (125,225)
Net loss.....................................  (113,178)   (67,984)  (110,160)
Net loss per share........................... $   (1.64) $   (1.07) $   (2.22)
Shares used in computing per share amounts...    69,037     63,507     49,629

                                                         AS OF DECEMBER 31, 1997
                                                         -----------------------
                                                          (IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash, cash equivalents and investments.................         $299,662
Working capital........................................          325,517
Total assets...........................................          893,652
Long-term obligations and acquisition-related payables,
 less current portion..................................          285,144
Total stockholders' equity.............................          286,883
Book value per share (1)...............................             4.03

--------
(1) Book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at December 31, 1997.

                 PRO FORMA COMBINED COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of PLATINUM and Logic Works and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling-of-interests basis utilizing the Exchange Ratio discussed in Note (4) below, as if the Merger had been effective for all periods presented. This data should be read in conjunction with the selected financial data, the unaudited pro forma condensed combining financial statements and the separate historical financial statements of PLATINUM and Logic Works and notes thereto, included elsewhere herein or incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                    EQUIVALENT
                                                                   LOGIC WORKS
                           HISTORICAL   HISTORICAL     PRO FORMA    PRO FORMA
                            PLATINUM  LOGIC WORKS (2) COMBINED (3) COMBINED (4)
                           ---------- --------------- ------------ ------------
Net Income (Loss) Per
 Share
  Years ended December 31:
    1997..................   $(1.90)       $0.38         $(1.64)      $(0.95)
    1996..................    (1.14)       (0.27)         (1.07)       (0.62)
    1995..................    (2.50)        0.16(5)       (2.22)       (1.28)
Book Value Per Share:(1)
  December 31, 1997.......     3.81         3.43           4.03         2.32

--------
(1) Book value per share reflects PLATINUM and Logic Works at December 31, 1997 and is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the respective dates.
(2) Historical Logic Works per share data reflect basic earnings per share for each period.
(3) Pro forma combined per share amounts reflect the Merger.
(4) The equivalent Logic Works pro forma combined per share amount is calculated by multiplying the pro forma combined per share amount by the Exchange Ratio of 0.5769.
(5) Represents historical Logic Works net income per share for the year ended December 31, 1995 before the effects of preferred stock cash dividends and the accretion of a preferred stock redemption requirement.

                               MARKET PRICE DATA

  The following table sets forth the closing prices per share of PLATINUM Common Stock and the Logic Works Common Stock on Nasdaq on March 13, 1998, the last trading day before the announcement of the Merger, and on April 20, 1998, the latest practicable trading day prior to the printing of this Proxy Statement/Prospectus, and equivalent per share prices for the Logic Works Common Stock based on PLATINUM Common Stock prices:

                                                               LOGIC    LOGIC
                                                      PLATINUM WORKS    WORKS
                                                       COMMON  COMMON EQUIVALENT
                                                       STOCK   SHARES    (A)
                                                      -------- ------ ----------
March 13, 1998.......................................  $26.56  $13.56   $15.32
April 20, 1998.......................................  $26.56  $15.00   $15.32

--------
(a) Represents the equivalent of one share of Logic Works Common Stock, calculated by multiplying the sale price per share of PLATINUM Common Stock by the Exchange Ratio of 0.5769. Based on the last reported sale price of PLATINUM Common Stock on March 13, 1998 and April 20, 1998, and on the number of shares of Logic Works Common Stock outstanding as of such dates, the aggregate value of the PLATINUM Common Stock to be issued in respect of all outstanding shares of Logic Works Common Stock would be approximately $193.6 million and $194.6 million, respectively.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"):

    (i) certain statements, including possible or assumed future results of operations of PLATINUM or Logic Works, contained in this Proxy Statement/Prospectus, including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to herein, and certain statements incorporated by reference from documents filed with the Commission by PLATINUM or Logic Works, including any statements contained herein or therein regarding the development of possible or assumed future results of operations of businesses, the markets for the products and services of PLATINUM or Logic Works, anticipated capital expenditures, regulatory developments, competition or the effects of the Merger.

    (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions; and

    (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

  Because such statements are subject to risks, uncertainties and other factors, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks, uncertainties and other factors that could cause actual results to differ materially include, but are not limited to, PLATINUM's ability to develop and market existing and acquired products for the IT infrastructure market; PLATINUM's ability to successfully integrate its acquired products, services and businesses and continue its acquisition strategy; PLATINUM's ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the IT infrastructure and professional services markets; currency exchange rate fluctuations, collection of receivables, compliance with foreign laws and other risks inherent in conducting international business; risks associated with conducting a consulting services business; general economic and business conditions, which may reduce or delay customers' purchases of PLATINUM's products and services; charges and costs related to acquisitions; PLATINUM's ability to protect its proprietary software rights from infringement or misappropriation, to maintain or enhance its relationships with relational database vendors and to attract and retain key employees; and other factors discussed under "Risk Factors." Logic Works stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

  All subsequent written and oral forward-looking statements attributable to Logic Works or PLATINUM or persons acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Logic Works nor PLATINUM undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                 RISK FACTORS

  The following risk factors should be considered by holders of Logic Works Common Stock in evaluating whether to approve and adopt the Merger Agreement and thereby become holders of PLATINUM Common Stock. These factors should be considered in conjunction with the other information contained or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto.

NET LOSSES; ABILITY TO SATISFY DEBT OBLIGATIONS

  PLATINUM experienced operating and net losses in 1995, 1996 and 1997. There can be no assurance that PLATINUM will not continue to incur operating and net losses. PLATINUM's future operating results will depend upon a number of business factors, including other factors discussed in these "Risk Factors," as well as general economic conditions. Furthermore, prior to a given year or other fiscal period, PLATINUM hires sales and product development personnel and makes other decisions which will result in increased expenses in such year or other period, based upon anticipated revenues for such year or other period. Due to the seasonality and concentration of PLATINUM's revenues at the end of fiscal periods, particularly the fourth quarter, PLATINUM's lack of backlog and PLATINUM's cost structure, PLATINUM's operating results would be materially adversely affected if revenue targets are not met. See "-- Seasonality and Variability of Quarterly Operating Results." No assurances can be given that any of PLATINUM's revenue expectations will be fulfilled, and PLATINUM's business, results of operations and financial condition will be materially adversely affected if these expectations are not fulfilled. If anticipated revenues and income are not achieved, PLATINUM's ability to pay interest on, or ultimately pay the principal amount of, its indebtedness could become impaired. As of March 31, 1998, PLATINUM had outstanding long-term obligations and acquisition-related payables of approximately $299,514,000 requiring PLATINUM to make payments of principal and interest of approximately $35,000,000 and $36,000,000 in 1998 and 1999, respectively. If PLATINUM is unable to meet its cash requirements out of cash flow from operations and its available borrowings, there can be no assurance that it will be able to obtain alternative financing or that it will be permitted to do so under the terms of its existing financing arrangements. In the absence of such financing, PLATINUM's ability to respond to changing business and economic conditions, to make future acquisitions, to absorb adverse operating results or to fund capital expenditures or increased working capital requirements may be adversely affected.

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW PRODUCTS AND MARKETS

  PLATINUM expects that the market for IT software products will continue to be subject to frequent and rapid changes in technology and customer preferences. Substantially all of PLATINUM's products have maintained their commercial viability for a significant period of time, as evidenced by the fact that PLATINUM has discontinued very few of its products. However, the introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The timing of releases of new products and enhancements of existing products by PLATINUM varies depending on customer demand and emerging technologies. PLATINUM's growth and future financial performance will depend upon its ability to develop and introduce new products and enhancements of existing products that accommodate the latest technological advances and customer requirements. There can be no assurance that additional new products will be successfully developed or marketed by PLATINUM, that any new products will achieve market acceptance, or that other software vendors will not develop and market products which are superior to PLATINUM's products or that such products will not achieve greater market acceptance. Furthermore, customers may delay purchases in anticipation of technological changes. PLATINUM's ability to develop and market software infrastructure products and other new products depends upon its ability to attract and retain qualified employees. Any failure by PLATINUM to anticipate or respond adequately to the changes in technology and customer preferences, to develop and introduce new products in a timely fashion, or to attract and retain qualified employees, could materially adversely affect PLATINUM's business, results of operations and financial condition.

EXECUTION OF MERGER RISK

  PLATINUM and Logic Works believe that important benefits to be realized from the Merger will be the integration of their strategies and product lines. The anticipated benefits of the Merger may not be achieved unless PLATINUM's and Logic Works' product offerings are successfully integrated in a timely manner, and the combined company could be materially adversely affected if these expectations are unfulfilled. The difficulties of such integration may initially be increased by the necessity of coordinating geographically separated organizations and integrating personnel with disparate business backgrounds and corporate cultures. The integration of Logic Works into PLATINUM will require the dedication of management resources that will temporarily detract from attention to the daily business of the combined company. This integration process may cause an interruption of, or a loss of momentum in, the activities of either or both of PLATINUM's or Logic Works' businesses, which could have a material adverse effect on the revenues and operating results of the combined company, at least in the near term. Other recent acquisitions, as well as the rapid growth in PLATINUM's business, have strained management resources and may impose additional difficulties on the integration of Logic Works into PLATINUM. Additionally, changes that may be made relating to the operations or management of Logic Works may have a material adverse effect on the revenues and operating results of the combined company.

  Upon consummation of the Merger, PLATINUM expects to incur charges, currently estimated to be approximately $7 million, in connection with the combination of the companies. This amount is a preliminary estimate only and is therefore subject to change. There can be no assurance that PLATINUM will not incur additional charges to reflect costs associated with the Merger, nor can there be any assurance that PLATINUM will realize the anticipated benefits of the Merger.

RELIANCE ON AND RISKS OF ACQUISITION STRATEGY

  PLATINUM expects to continue its strategy of identifying, acquiring and developing software infrastructure products, services and technologies through the acquisition of specific products and of businesses which have developed such products, services and technologies. PLATINUM from time to time engages in, and is currently engaged in, discussions with potential acquisition candidates, including discussions relating to acquisitions that may be material in size and/or scope and which may involve issuances by PLATINUM of a significant amount of PLATINUM Common Stock.

  PLATINUM believes that its future growth depends, in part, upon the success of this acquisition strategy. There can be no assurance that PLATINUM will successfully identify, acquire on favorable terms or integrate such businesses, products, services or technologies. PLATINUM may in the future face increased competition for acquisition opportunities, which may inhibit PLATINUM's ability to consummate suitable acquisitions and may increase the costs of completing such acquisitions.

  Acquisitions involve a number of special risks and challenges, including the diversion of management's attention, assimilation of the operations and personnel of acquired companies, incorporation of acquired products into existing product lines, adverse short-term effects on reported operating results, amortization of acquired intangible assets, assumption of liabilities of acquired companies, possible loss of key employees and difficulty of presenting a unified corporate image. No assurance can be given that any potential acquisition by PLATINUM will or will not occur, or that, if an acquisition does occur, it will not ultimately have a material adverse affect on PLATINUM or that any such acquisition will succeed in enhancing PLATINUM's business.

  PLATINUM has historically issued PLATINUM Common Stock as consideration for business acquisitions and expects to continue to do so in the future. There can be no assurances that such issuances will not be dilutive to PLATINUM's stockholders. Additionally, PLATINUM has recorded charges for acquired in-process technology and merger costs in connection with certain of its past acquisitions, which materially reduced operating and net income for the periods in which the acquisitions were recorded. PLATINUM expects to continue to incur such charges in connection with future acquisitions, which could materially reduce operating and net income in the periods in which such acquisitions are consummated.

HIGHLY COMPETITIVE MARKETS

  The market for PLATINUM's products is highly competitive. PLATINUM expects to encounter enhanced competition and new competitors as it continues to penetrate the software infrastructure market, including competition from relational database vendors and systems software companies. Many of PLATINUM's current and prospective competitors have significantly greater financial, technical and marketing resources than PLATINUM. Competitive pressure could cause PLATINUM's products to lose market acceptance or result in significant price erosion, with a material adverse effect upon PLATINUM's results of operations.

  A variety of external and internal factors could adversely affect PLATINUM's ability to compete in the software infrastructure market. Such factors include the following: relative functionality, integration, performance and reliability of the products offered by PLATINUM and its competitors; the success and timing of new product development efforts; changes affecting the hardware, operating systems or database systems which PLATINUM currently supports; the level of demonstrable economic benefits for users relative to cost; relative quality of customer support and user documentation; ease of installation; vendor reputation, experience and financial stability; and price.

  PLATINUM also encounters competition from a broad range of firms in the market for professional services. Many of PLATINUM's current and prospective competitors in the professional services market have significantly greater financial, technical and marketing resources than PLATINUM. The competitive factors affecting the market for PLATINUM's professional services include the following: breadth and quality of services offered, vendor reputation and the ability to retain qualified technical personnel.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

  PLATINUM's success is heavily dependent upon its proprietary software technology. PLATINUM relies on a combination of contractual rights, trademarks, trade secrets, patents and copyright laws to establish or protect its proprietary rights in its products. PLATINUM's license agreements restrict a customer's use of PLATINUM's software and prohibit disclosure to third persons. Notwithstanding those restrictions, it may be possible for unauthorized persons to obtain copies of PLATINUM's software products. PLATINUM registers its product names and other trademarks in the United States and certain foreign countries. There can be no assurance that the steps taken by PLATINUM in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent technologies. Although PLATINUM does not believe that it is materially infringing on intellectual property rights of others, there can be no assurance that such claims will not be successfully asserted against PLATINUM in the future or that any attempt to protect its technology will not be challenged.

DEPENDENCE ON DB2

  A significant portion of PLATINUM's revenues will continue to be derived from products that enhance the performance and functionality of IBM's DB2 relational database management software, which operates on IBM and compatible mainframe computer systems running the MVS operating system. A decline or a perceived decline in IBM's commitment to DB2 or a decline in the market's acceptance and utilization of DB2 would have an adverse effect on PLATINUM, and such adverse effect could be material. Also, if IBM were to enhance DB2 or its DB2 utilities so as to render PLATINUM's products obsolete or unnecessary, or devote more resources to developing and marketing IBM's own DB2 tools and utilities, PLATINUM's business could be materially adversely affected.

DEPENDENCE ON RELATIONSHIPS WITH RELATIONAL DATABASE VENDORS

  PLATINUM believes that in order to address its markets, PLATINUM must develop, maintain and enhance close associations with, and obtain access to the technical personnel of, leading relational database vendors. This may become increasingly difficult due to competition among such vendors. PLATINUM has entered into alliances with, among others, Oracle Systems Corp., Sybase, Inc. and Informix Software, Inc. There can be no assurance that PLATINUM will be able to maintain existing relationships or enter into new relationships with such vendors. PLATINUM's failure to do so would have an adverse effect on its business, results of operations and financial condition, and such adverse effect could be material.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

  PLATINUM's revenues and results of operations will be subject to fluctuations based upon general economic conditions. If there were a general economic downturn or a recession in the United States or certain other markets, PLATINUM believes that certain of its customers might reduce or delay their purchases of PLATINUM's products or services, leading to a reduction in PLATINUM's revenues. The factors that might influence current and prospective customers to reduce their IT budgets under these circumstances are beyond PLATINUM's control. In the event of an economic downturn, PLATINUM's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that growth in the markets for PLATINUM's products and services will occur or that such growth will result in increased demand for PLATINUM's products and services.

RISKS ASSOCIATED WITH A FIXED EXCHANGE RATIO DESPITE POTENTIAL CHANGES IN STOCK PRICES

  The Exchange Ratio is fixed and will not be adjusted in the event of any increases or decreases in the price of either PLATINUM Common Stock or Logic Works Common Stock. The prices of PLATINUM Common Stock and of the Logic Works Common Stock at the Effective Time may vary from their prices on the date of this Proxy Statement/Prospectus. The price of PLATINUM Common Stock has historically been volatile. Various factors could cause the market price of PLATINUM Common Stock to fluctuate, perhaps substantially. See "--Volatility of PLATINUM's Stock Price." Various factors, including without limitation, changes in the business, operations or prospects of Logic Works, assessments of the likelihood that the Merger will be consummated and general market and economic conditions could cause the market price of the Logic Works Common Stock to fluctuate. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PLATINUM COMMON STOCK AND LOGIC WORKS COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKET FOR PLATINUM COMMON STOCK.

SEASONALITY AND VARIABILITY OF QUARTERLY OPERATING RESULTS

  PLATINUM has experienced a seasonal pattern in its operating results, with the fourth quarter typically having the highest total revenues and operating income. Further, revenues for PLATINUM's fourth quarters have historically been higher than those for the first quarters of the following years. Because operating expenses continued to increase in the first quarters of those years, PLATINUM realized substantially lower operating margins and net income (excluding the effect of charges for acquired in-process technology and merger costs) for such quarters. PLATINUM expects this pattern to continue for the foreseeable future. PLATINUM believes the seasonality of its revenues results primarily from the budgeting cycles of its software product customers and the structure of PLATINUM's sales commission and bonus programs.

  PLATINUM operates with relatively little order backlog and substantially all of its software product revenues in each quarter result from sales made in that quarter. Consequently, if near term demand for PLATINUM's products weakens or if sales do not close in any quarter as anticipated, PLATINUM's results of operations for that quarter would be adversely, and perhaps materially, affected. In addition, the timing and amount of PLATINUM's revenues are subject to a number of factors that make estimation of operating results prior to the end of a quarter extremely uncertain. Historically, a substantial majority of PLATINUM's quarterly software products revenues has been recorded in the third month of any given quarter, with a concentration of such revenues in the last week of that third month, further increasing the difficulty of predicting operating results.

  PLATINUM's operating results may vary significantly from quarter to quarter depending on other factors such as the size and timing of customer orders, price and other competitive conditions in the industry, the timing of new product announcements and releases by PLATINUM and its competitors, the ability of PLATINUM to develop, introduce and market new and enhanced versions of PLATINUM's products on a timely basis, changes in PLATINUM's level of operating expenses, changes in PLATINUM's sales incentive plans, budgeting cycles of its customers, customer order deferrals in anticipation of enhancements or new products offered by PLATINUM or its competitors, the cancellation of licenses during the warranty period or nonrenewal of maintenance agreements, product life cycles, software bugs and other risks discussed herein. See "--Rapid Technological Change; Dependence on New Products and Markets" and "--Highly Competitive Markets."

RISKS OF INTERNATIONAL SALES

  The risks inherent in conducting international business generally include exposure to currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collection and the burdens of complying with a wide variety of foreign laws. Approximately 32%, 30%, 29% and 30% of PLATINUM's revenues in 1995, 1996, 1997, and the first quarter of 1998, respectively, were attributable to international sales. Exchange rate fluctuations can have a material adverse effect on the total level of foreign sales and the profitability of those sales. During the past several years, PLATINUM has changed the primary means of international distribution of its products from a network of independent distributors to wholly-owned PLATINUM subsidiaries. PLATINUM may encounter difficulties in integrating and managing these new overseas subsidiaries.

RISKS OF CONSULTING SERVICES BUSINESS

  PLATINUM is subject to the risks associated with a consulting services business, including dependence on its reputation with existing customers, volatility of workload and dependence on ability to attract and retain qualified technical personnel. Also, a substantial portion of PLATINUM's consulting services revenue may be derived from the performance of services under fixed-price contracts. There can be no assurance that PLATINUM can consistently perform in a profitable manner under these contracts, particularly in the field of software development, where cost overruns are commonplace.

SUBSTANTIAL LEVERAGE

  On December 16, 1997, PLATINUM issued $150,000,000 of convertible subordinated notes, which bear interest at 6.25% annually and mature on December 15, 2002. As a result of this additional indebtedness, the Company's principal and interest obligations increased substantially. The degree to which the Company is leveraged could materially and adversely affect the Company's ability to obtain financing for working capital, acquisitions or other purposes and could make it more vulnerable to industry downturns and competitive pressures.

DEPENDENCE ON KEY PERSONNEL

  Competition for qualified personnel in the software industry is intense, and there can be no assurance that PLATINUM will be able to attract and retain a sufficient number of qualified employees. PLATINUM's success depends to a significant degree upon the continued contributions of its key management, marketing, product development, professional services and operational personnel, including key personnel of acquired companies. As the business of PLATINUM grows, it may become increasingly difficult for it to hire, train and assimilate the number of new employees required. In addition, it is possible that the business changes or uncertainty brought about by recent acquisitions may cause key employees to leave PLATINUM, and certain key members of the management of acquired companies may not continue with PLATINUM. Any difficulty in attracting and retaining key employees could have a material adverse effect on PLATINUM's business, results of operations and financial condition.

  PLATINUM's success to date has depended in large part on the skills and efforts of Andrew J. Filipowski, PLATINUM's President and Chief Executive Officer, and Paul L. Humenansky, PLATINUM's Executive Vice President--Product Development and Chief Operations Officer. PLATINUM has not entered into non-competition agreements with Messrs. Filipowski or Humenansky or any of its other key personnel, nor does PLATINUM have "key man" life insurance policies covering these individuals.

VOLATILITY OF PLATINUM'S STOCK PRICE

  PLATINUM's Common Stock price has historically been volatile. PLATINUM believes factors such as quarterly fluctuations in results of operations, announcements of new products and acquisitions by PLATINUM or by its competitors, changes or anticipated changes in earnings estimates by analysts or others, changes in accounting treatments or principles and other factors may cause the market price of PLATINUM Common Stock to fluctuate, perhaps substantially. The market price of PLATINUM Common Stock may be affected by PLATINUM's ability to meet or exceed analysts' or "street" expectations, and any failure to meet or exceed such expectations could have a material adverse effect on the market price of PLATINUM Common Stock. In addition, stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may adversely affect the market price of the PLATINUM Common Stock in the future. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has often been instituted against such company. Any such litigation instigated against PLATINUM could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on PLATINUM's business, results of operations and financial condition. See "COMPARATIVE PER SHARE MARKET PRICE DATA-- PLATINUM."

ANTITAKEOVER EFFECT OF RIGHTS AGREEMENT, CHARTER AND STATUTORY PROVISIONS

  PLATINUM has entered into a rights agreement (the "Rights Agreement"), which provides that, in the event that 15% or more of the outstanding shares of PLATINUM Common Stock are acquired by a person or group of persons, the holder of each outstanding share of PLATINUM Common Stock, other than such acquiring person(s), shall have the right to purchase from PLATINUM additional shares of PLATINUM Common Stock having a market value equal to two times the exercise price of such right. In addition, PLATINUM's Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. PLATINUM is also subject to
Section 203 of the Delaware General Corporation Law which, in general, imposes restrictions upon acquirers of 15% or more of the PLATINUM Common Stock. The Rights Agreement and these other provisions may have the effect of delaying, deferring or preventing a change of control of PLATINUM, even if such event would be beneficial to stockholders. See "DESCRIPTION OF PLATINUM'S CAPITAL STOCK."

                                  THE MEETING

TIME, PLACE AND DATE

  The Meeting will be held on May 28, 1998 at The Nassau Inn, Senior Room, 10 Palmer Square, Princeton, New Jersey 08542, commencing at 10:00 a.m. (local time).

PURPOSE OF THE MEETING

  At the Meeting, the holders of Logic Works Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger, pursuant to which, among other things, at the Effective Time, and subject to and upon the terms and conditions of the Merger Agreement, each outstanding share of Logic Works Common Stock will be converted into 0.5769 of a share of PLATINUM Common Stock, and Logic Works will become a wholly-owned subsidiary of PLATINUM. In addition, Logic Works Stockholders will vote upon:
(i) the election of a Class III director to the Logic Works Board and (ii) the ratification of the appointment of Ernst & Young LLP as independent auditors for Logic Works for the year ending December 31, 1998.

RECORD DATE; SHARES ENTITLED TO VOTE

  The Logic Works Board has fixed the close of business on April 20, 1998 as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any postponement or adjournment thereof. On the Record Date, there were 12,702,222 shares of Logic Works Common Stock issued and outstanding. At the close of business on the Record Date, directors and executive officers of Logic Works and their affiliates beneficially owned and had the right to vote an aggregate of 2,277,894 shares of Logic Works Common Stock (approximately 17.4% of the outstanding shares of Logic Works Common Stock).

VOTING AND REVOCATION OF PROXIES

  The proxy accompanying this Proxy Statement/Prospectus is solicited on behalf of the Logic Works Board for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly. All proxies that are properly executed and returned will be voted at the Meeting in accordance with any directions noted thereon. IF NO DIRECTION IS INDICATED, PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR THE LOGIC WORKS DIRECTOR NOMINATION AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the Meeting and all matters incidental to the conduct of the Meeting. It is not expected that any matter other than those referred to herein will be brought before the Meeting.

  Any stockholders signing and delivering a proxy may revoke it at any time before it is voted by submitting a later dated proxy with respect to the same shares or by delivering to Logic Works' Secretary a written revocation. Any stockholder attending the Meeting in person may also revoke his or her proxy and vote his or her shares at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

VOTE REQUIRED

  Stockholders are entitled to one vote per share on all matters to be considered at the Meeting. A majority of the shares entitled to vote present, in person or by proxy, at the Meeting shall constitute a quorum. The affirmative vote of holders of a majority of the shares of Logic Works Common Stock issued and outstanding (voting in person or by proxy) is required to approve the Merger Agreement. If a quorum is present, the affirmative vote of a plurality of the shares that are present, in person or by proxy, at the Meeting and entitled to vote, will be sufficient to elect the Class III director and the affirmative vote of a majority of such shares will be sufficient to approve the ratification of the appointment of Ernst & Young LLP as independent auditors.

ABSTENTIONS AND BROKER NON-VOTES

  The election inspectors will count shares represented by proxies that withhold authority to vote for a particular matter or that reflect abstentions on "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Such abstentions and broker non-votes will have the effect of votes against the proposal to approve the Merger Agreement and will not affect the outcome of the vote on the election of the Class III director. Abstentions will have the same effect as votes against the proposal to ratify the appointment of Ernst & Young LLP as independent auditors, and broker non-votes will have no effect on the vote on such proposal.

                                  THE MERGER

GENERAL

  At the Effective Time and subject to and upon the terms and conditions of the Merger Agreement and the applicable provisions of the DGCL, PT Acquisition will be merged with and into Logic Works, with Logic Works surviving as a wholly-owned subsidiary of PLATINUM. As a result of the Merger, the separate corporate existence of PT Acquisition will cease and Logic Works will succeed to all the rights and be responsible for all the obligations of PT Acquisition in accordance with the DGCL. For the Merger to be consummated, it must be approved by Logic Works' stockholders and the other conditions specified in the Merger Agreement must be satisfied or waived. The discussion in this Proxy Statement/Prospectus of the Merger and the description of the principal terms and conditions of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference. Logic Works' stockholders are urged to carefully read the Merger Agreement.

  The Merger will become effective when a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is accepted for filing by the Secretary of State of the State of Delaware. The filing of the Certificate of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "THE MERGER AGREEMENT--Conditions to the Merger."

CONVERSION OF LOGIC WORKS COMMON STOCK

  Each share of Logic Works Common Stock outstanding immediately prior to the Effective Time shall at the Effective Time be automatically converted into
0.5769 of a share of PLATINUM Common Stock (the "Exchange Ratio"). Cash will be paid in lieu of any fractional share of PLATINUM Common Stock. The Exchange Ratio will be appropriately adjusted in the event of any reclassification, stock split or stock dividend with respect to PLATINUM Common Stock, any change or conversion of PLATINUM Common Stock into other securities or any other dividend or distribution with respect to PLATINUM Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time.

BACKGROUND OF THE MERGER

  Logic Works has utilized Broadview for investment banking and financial advisory services since May 1996. In early 1997, Logic Works was approached independently by two possible strategic acquirers. During March 1997, Benjamin
C. Cohen, then serving as the President and Chief Executive Officer of Logic Works, and Gregory A. Peters, then serving as the Chief Financial Officer of Logic Works, held various conversations with the members of the Logic Works' Board to discuss, among other things, the unsolicited indications of interest to acquire Logic Works and the advisability of retaining a financial advisor to assist the Board in evaluating the approaches and Logic Works' other strategic alternatives.

  On April 1, 1997, Logic Works engaged Broadview as its financial advisor to assist in discussions with the two possible acquirers as well as to explore other strategic alternatives pursuant to the terms of a letter agreement (the "Broadview Agreement"). Charles Federman, the then Chairman of Broadview, is a director of Logic Works. See "Certain Transactions Relating To Logic Works." The Logic Works Board selected Broadview on the basis of Broadview's reputation and experience in the information technology sector and the computer software industry in particular, and its in-depth knowledge of Logic Works.

  On April 2, 1997, Messrs. Cohen and Peters met with Scot Sedlacek, Managing Director at Broadview, and Andrea Meakem, Senior Associate at Broadview, via teleconference to discuss Logic Works' business activities, including products and technology, sales and marketing, organizational and personnel matters, financial performance and market performance. Possible strategic partners were also discussed based on strategic imperative and business fit with Logic Works, proclivity for acquisitions and the availability of cash or liquid stock. Broadview proceeded to contact potential partners to explore their interest in entering into discussions with Logic Works.

  On May 7, 1997, a meeting of the Logic Works Board was held in Princeton, New Jersey. All members of the Logic Works Board and representatives of Broadview and Brobeck, Phleger & Harrison LLP, counsel to Logic Works ("Brobeck"), were present. During that meeting, Mr. Sedlacek apprised the Logic Works Board of the recent discussions with various potential acquirers and provided an analysis of a potential transaction with a specific strategic partner. The Logic Works Board concluded not to pursue the potential transaction.

  On May 27, 1997, as part of Logic Works' broad exploration of potential strategic alternatives, Mr. Peters and Dan Shiffman, then the Executive Vice President of Research and Development of Logic Works, Mr. Sedlacek and Ms. Meakem met with Tom DePasquale, Vice President of the Data Warehousing and Decision Support division of PLATINUM, and Edward Miller, Vice President of the Application Infrastructure Management division of PLATINUM. At this meeting, the parties presented general overviews of their respective businesses, strategic direction, products, services, market presence, financial performance and management personnel.

  On June 6, 1997, after consultation with Andrew Filipowski, President and Chief Executive Officer of PLATINUM, Mr. DePasquale indicated to Broadview that PLATINUM was interested in continuing discussions with Logic Works regarding a potential business combination and also indicated PLATINUM's preliminary view of valuation of Logic Works. Given this verbal indication of interest and valuation, and after consultation with Mr. Peters and members of the Logic Works Board, Broadview communicated to PLATINUM that Logic Works was not prepared to continue discussions at that time in the price range indicated. Discussions with PLATINUM were terminated at that time.

  Between June 1997 and October 1997, representatives of Logic Works and Broadview engaged in exploratory discussions with several other potential acquirers. For a variety of reasons, all such discussions were terminated with such companies. On October 16, 1997, Logic Works terminated the Broadview Agreement and Broadview ceased its exploration for a possible acquirer of Logic Works.

  On December 19, 1997, Joseph Josephson, a Managing Director of Deutsche, Morgan Grenfell ("DMG"), financial advisor to PLATINUM, called Mr. Sedlacek to indicate an interest in restarting discussions with Logic Works regarding a potential business combination. Upon consultation with Mr. Peters and the Logic Works Board, Broadview communicated to DMG Logic Works' willingness to meet in the first quarter of 1998 after the completion of Logic Works' 1997 fiscal year.

  On January 12, 1998, Mr. Filipowski contacted Mr. Peters by phone to communicate PLATINUM's continued interest in pursuing a combination with Logic Works.

  On January 16, 1998, a special meeting of the Logic Works Board was held via teleconference to, among other things, allow Mr. Peters to update the Board on the re-initiation by PLATINUM of merger discussions with Logic Works. The Logic Works Board authorized Mr. Peters to move forward with these discussions.

  On January 21, 1998, after consultation with the Logic Works Board, Mr. Peters contacted Mr. Filipowski to schedule a meeting for February 9, 1998.

  On February 3, 1998, at a regularly scheduled Logic Works Board meeting, the Logic Works Board discussed strategic alternatives for Logic Works, including a potential combination with PLATINUM, and the upcoming meeting between Mr. Peters and Mr. Filipowski on February 9.

  On February 5, 1998, upon Logic Works' authorization, Broadview delivered to PLATINUM and DMG updated materials regarding Logic Works' historical financial performance, 1998 preliminary projections and the potential financial impact of an acquisition.

  On February 9, 1998, Messrs. Peters and Filipowski met to discuss the basis for a potential combination and a process and timetable for determining mutual interest in a timely manner.

  On February 17, 1998, Messrs. Peters and Shiffman, Flint Lane, Executive Vice President, Research and Development of Logic Works, Edward McLaughlin, Director, Erwin/ModelMart Product Management of Logic Works, Mr. Sedlacek, Ms. Meakem and Brad Topchik, Senior Analyst at Broadview, met in Chicago with Paul Humenansky, Chief Operations Officer of PLATINUM; Mr. Miller; Robert Gersten, Vice President Redwood Lab of PLATINUM; Mark DeBroeck, Senior Vice President, Sales Operations of PLATINUM; Brian Jannusch, Senior Financial Analyst of PLATINUM; Mr. Josephson; and David Popowitz, Vice President of DMG, to perform preliminary business due diligence as well as to discuss possible synergies resulting from a business combination.

  The parties proceeded to hold three separate follow-up meetings to discuss their respective businesses in greater detail. On February 26, 1998, Messrs. Shiffman, McLaughlin and Lane met with Mr. Gersten and Eric Rivas, Vice President of Engineering Clearlake Lab of PLATINUM, in Princeton to discuss Logic Works' products and technology. Also on February 26, 1998, Mr. Peters met with Mr. Miller and Michael Barker, Associate at DMG, via teleconference to discuss the details of potential synergies, including cost savings and revenue enhancement opportunities as a result of a merger. On February 27, 1998, Mr. Peters met with Tom Slowey, Executive Vice President of Sales of PLATINUM; Paul Tatro, Executive Vice President of International Operations of PLATINUM; Deborah Goslin, Senior Vice President of Worldwide Business Development of PLATINUM; and Mr. Miller via teleconference to discuss potential sales and marketing opportunities in a combination of the two parties.

  On March 4, 1998, PLATINUM provided a term sheet to Logic Works proposing an acquisition of Logic Works, in which the shareholders would receive, on a tax-free basis, 0.5769 of a share of PLATINUM Common Stock for each share of Logic Works Common Stock, based on a pooling of interests. The term sheet also included other general deal terms and conditions for an acquisition. PLATINUM also requested that, as a condition to committing its resources extensively towards completion of a transaction, Logic Works execute an agreement requiring exclusive negotiations with PLATINUM through March 16, 1998.

  On March 5, 1998, a special meeting of the Logic Works Board was held via teleconference. All members of the Logic Works Board and representatives of Broadview and Brobeck participated. During that meeting, the Exchange Ratio and principal terms of the transaction, the status of negotiations and a proposed timetable for negotiating and completing the proposed transaction were reviewed. Following these discussions, the Logic Works Board unanimously recommended that management continue to explore further the possibility of a business combination with PLATINUM. The Board authorized Mr. Peters and Broadview to continue to permit PLATINUM to conduct due diligence on Logic Works, to conduct further due diligence on PLATINUM, and to enter into negotiations with PLATINUM with respect to the preparation of a definitive merger agreement for consideration by the Logic Works Board.

  On March 5 and 6, 1998, a series of conference calls took place between representatives of Broadview and DMG and Mr. Peters and Mr. Humenansky to continue the negotiation of the terms of the transaction.

  On March 6, 1998, PLATINUM transmitted the first draft of a definitive agreement to Mr. Peters and Logic Works' financial and legal advisors.

  On March 8, 1998, Logic Works executed the "no shop" agreement with PLATINUM, agreeing not to negotiate with any other parties through March 16, 1998.

  On March 9, 1998, Messrs. Peters and Sedlacek, Ms. Meakem, and Ellen Corenswet and Ken Eheman of Brobeck met via teleconference to discuss and aggregate comments on the draft definitive agreement.

  On March 10, 1998, after an exchange of comments on the definitive agreement, Messrs. Peters and Sedlacek, Ms. Meakem, Ms. Corenswet and Mr. Eheman met in Chicago with Larry Freedman, Senior Vice President and General Counsel of PLATINUM, Messrs. Josephson and Barker of DMG, and Kenneth Miller and Richard Marks of Katten Muchin & Zavis, counsel to PLATINUM, to continue negotiations of the terms and conditions of the definitive agreement.

  On March 11 and March 12, 1998, Mr. Peters and representatives of Broadview met with representatives of PLATINUM, including Michael Cullinane, Executive Vice President and Chief Financial Officer, to conduct further financial and business due diligence on PLATINUM.

  On March 12, 1998, a special meeting of the Logic Works Board was held via teleconference. All members of the Logic Works Board, except Mr. Cohen, participated. Representatives of Broadview and Brobeck also participated. During the meeting, Mr. Peters and Ms. Corenswet updated the Logic Works Board on the conversations held with PLATINUM and the revised terms of the proposed transaction. Mr. Sedlacek and Ms. Meakem were then asked to present a financial analysis of the proposed transaction. In connection with this analysis, a report had been distributed previously for the Board's consideration. This report included the following detailed information: i) an analysis of the historic share performance of Logic Works, PLATINUM, and respective comparable companies; ii) an analysis of premiums paid for public software companies in merger and acquisition transactions; iii) an analysis of the historic relative share prices of PLATINUM and Logic Works; iv) an analysis of the accretion (dilution) on EPS from the proposed transaction; v) an analysis of the present value of Logic Works' share price and the combined PLATINUM/Logic Works share price; vi) an analysis of the relative contributions of revenue and profit by the two companies; vii) an analysis of the operating statistics and valuation statistics of comparable companies to Logic Works and PLATINUM; viii) an analysis of valuation multiples in transactions with comparable sellers to Logic Works; ix) an analysis of breakup fees in information technology transactions; and x) an analysis of analysts' estimates for PLATINUM for 1998. The Broadview representatives reviewed the foregoing information in detail with the Logic Works Board and responded to extensive questions and comments from Board members during the course of their presentation. The Logic Works Board unanimously authorized Mr. Peters and its financial and legal advisors to continue negotiations with PLATINUM.

  On March 14, 1998, a special meeting of the Logic Works Board was held in New York City at the offices of Brobeck. All members of the Logic Works Board, as well as representatives of Broadview and Brobeck, participated in person or by telephone. Copies of the March 13, 1998 draft of the Merger Agreement and Broadview's written opinion were distributed to the Logic Works Board prior to the meeting. Ms. Corenswet informed the Logic Works Board that the definitive agreement had been finalized subject to Logic Works' Board approval. Ms. Corenswet then reviewed the terms of the definitive agreement with the Logic Works Board and answered questions. Representatives of Broadview then presented an oral and written opinion to the Logic Works Board that the consideration to be received by Logic Works shareholders in the acquisition was fair, from a financial point of view. After further deliberation, the Logic Works' Board unanimously approved the Merger and the Merger Agreement, and authorized management to execute the Merger Agreement. Subsequent to this meeting, each company executed and delivered the Merger Agreement. The execution of the Merger Agreement was announced on March 16, 1998 by issuance of a press release.

RECOMMENDATION OF THE LOGIC WORKS BOARD; REASONS FOR THE MERGER

  The Board of Logic Works has carefully considered the advisability of the Merger, and believes that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, Logic Works and its stockholders. THE BOARD OF DIRECTORS OF LOGIC WORKS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF LOGIC WORKS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

  In reaching it determination, the Logic Works Board consulted with Logic Works' management, as well as its financial and legal advisors, and considered a number of factors, including, but not limited to, the following:

  I. the strategic and financial alternatives available to Logic Works, including remaining a separate company and pursuing its existing growth strategy;

  II. the consideration to be received by Logic Works' stockholders, including the fact that, based on the closing price of PLATINUM Common Stock and Logic Works Common Stock as of March 13, 1998, the Exchange Ratio of 0.5769 of a share of PLATINUM Common Stock for each share of Logic Works Common Stock represented a 48% premium over the previous 30 day average closing market price per share of the Logic Works Common Stock;

  III. the terms and conditions of the proposed combination of PLATINUM and Logic Works, including: (a) the absence of any voting or option agreements from Logic Works stockholders and the absence of any option agreement from Logic Works, (b) the ability of Logic Works' Board to consider unsolicited, superior acquisition proposals from third parties following the execution of the Merger Agreement, where the failure would constitute a breach of their fiduciary duties under Delaware law, subject to certain conditions and restrictions, (c) the right of Logic Works to terminate the Merger Agreement in the event the average market price of PLATINUM Common Stock is less than $22.00 per share during certain time periods, and (e) the size and structure of the termination fees, which the Logic Works Board believed would not prevent competing business combination proposals from third parties;

  IV. the results of Logic Works' eleven-month process of identifying possible strategic partners and soliciting indications of interest from third parties, including the absence of any superior proposals (given Logic Works' strategic and financial goals);

  V. the strategic fit between PLATINUM and Logic Works, including the ability of Logic Works' customers to benefit from complete, integrated enterprise product suites and the ability to leverage PLATINUM's global sales and support organization;

  VI. PLATINUM's and Logic Works' respective business, financial condition, results of operation and prospects;

  VII. the opportunity for Logic Works' stockholders to receive PLATINUM Common Stock in a tax-free reorganization and thus continue to participate in the growth of the business conducted by PLATINUM and Logic Works after the Merger without paying current United States federal income tax;

  VIII. the expected accounting treatment of the Merger as a pooling of interests;

  IX. the likelihood that holders of Logic Works Common Stock would have greater liquidity in their holdings in the combined entity following the Merger; and

  X. the presentations of Broadview delivered to the Logic Works Board on March 12 and 14, 1998, including the written opinion of Broadview dated March 14, 1998 that the Exchange Ratio was fair, from a financial point of view, to the holders of Logic Works Common Stock as of the date of such opinion.

  The foregoing discussion of the information and factors considered and given weight by the Logic Works Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Logic Works Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Logic Works Board may have given different weights to different factors. For a discussion of the interests of certain members of Logic Works management and the Logic Works Board in the Merger, see
"--Interests of Certain Persons in the Merger."

PLATINUM'S REASONS FOR THE MERGER

  PLATINUM's management believes the Merger will make the combined companies a leader in enterprise modeling, with the ability to provide a comprehensive solution for modeling application components, databases and business processes. The Merger will combine Logic Works' award winning Erwin products with PLATINUM's Paradigm Plus object-oriented analysis and design solution. Overall, Logic Works skillsets and products will complement PLATINUM's extensive offerings in application component and business process modeling, as well as database management and data warehousing solutions. Furthermore, PLATINUM's management believes the two companies' product lines and distribution channels have minimal overlap and provide significant cross-selling and cross-marketing opportunities, enhancing the value of the combined business.

OPINION OF LOGIC WORKS' FINANCIAL ADVISOR

  Logic Works engaged Broadview to act as its financial advisor and requested that Broadview render an opinion regarding the fairness, from a financial point of view, to Logic Works' stockholders, of the Exchange Ratio. At the meeting of the Logic Works Board on Saturday, March 14, 1998, Broadview rendered its written opinion (the "Broadview Opinion") that, as of March 14, 1998, based upon and subject to the various factors and assumptions set forth in the Broadview Opinion, the Exchange Ratio was fair, from a financial point of view, to the Logic Works stockholders. The Exchange Ratio was determined pursuant to negotiations between Logic Works and PLATINUM and not pursuant to recommendations of Broadview.

  The text of the Broadview Opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus. Logic Works stockholders are urged to read the Broadview Opinion carefully in its entirety. The Broadview Opinion addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder of Logic Works as to how such stockholder should vote at the Meeting. In addition, Broadview will receive a fee from Logic Works contingent upon successful conclusion of the Merger. Pursuant to the terms of the Broadview Agreement, Logic Works agreed to pay Broadview (i) a monthly retainer of $5,000 plus reimbursement of all out-of-pocket expenses incurred by Broadview and (ii) a fee upon the consummation of a transaction calculated as 5% of the first five million dollars of consideration, 3% of the next five million dollars of consideration, and 1% of all consideration beyond the first ten million dollars of the total consideration received by stockholders, with a minimum fee of $500,000. A fee of $250,000 paid in connection with the delivery of the Broadview Opinion will be credited against such amount. See "--Interests of Certain Persons in the Merger." The summary of the Broadview Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  In rendering its opinion, Broadview, among other actions: (i) reviewed the terms of the Agreement and the associated schedules thereto in the form of the draft dated March 13, 1998 (the "Agreement"), which draft contained no material differences from the definitive Merger Agreement; (ii) reviewed Logic Works' Form 10-K for its fiscal year ended December 31, 1996, including the audited financial statements included therein, Logic Works' Form 10-Q for the nine months ended September 30, 1997, including the unaudited financial statements included therein, Logic Works' audited financial information for its fiscal year ended December 31, 1997 included in a Logic Works press release dated February 10, 1998, and Logic Works' draft annual report dated March 10, 1998 for its fiscal year ended December 31, 1997, including the draft audited financial statements included therein; (iii) reviewed financial projections for Logic Works for its fiscal year ending December 31, 1998 prepared and provided to Broadview by Logic Works' management; (iv) participated in discussions with Logic Works' management concerning the operations, business strategy, financial performance and prospects for Logic Works; (v) discussed with Logic Works' management its view of the strategic rationale for the Merger; (vi) reviewed the reported closing prices and trading activity for Logic Works Common Stock; (vii) compared certain aspects of the financial performance of Logic Works with public companies Broadview deemed comparable; (viii) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the Merger; (ix) reviewed PLATINUM's annual report and Form 10-K for its fiscal year ended December 31, 1996, including the audited financial statements included therein, PLATINUM's Form 10-Q for the nine months ended September 30, 1997, including the unaudited financial statements included therein, PLATINUM's unaudited financial information for its fiscal year ended December 31, 1997 reported in a PLATINUM press release dated February 10, 1998, and

PLATINUM's draft Form 10-K dated March 6, 1998 for its fiscal year ended December 31, 1997, including the draft audited financial statements included therein; (x) participated in discussions with PLATINUM management concerning the operations, business strategy, financial performance and prospects for PLATINUM; (xi) discussed with PLATINUM management its view of the strategic rationale for the Merger; (xii) reviewed the reported closing prices and trading activity for PLATINUM Common Stock; (xiii) compared certain aspects of the financial performance of PLATINUM with public companies Broadview deemed comparable; (xiv) considered the total number of shares of PLATINUM Common Stock outstanding and the average weekly trading volume of PLATINUM Common Stock; (xv) reviewed recent equity analyst reports covering Logic Works and PLATINUM; (xvi) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity; (xvii) participated in negotiations and discussions related to the Merger among Logic Works, PLATINUM and their financial and legal advisors; and (xviii) conducted other financial studies, analyses and investigations as deemed appropriate for purposes of the Broadview Opinion.

  In rendering the Broadview Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished by Logic Works, PLATINUM or PLATINUM's financial advisor. Broadview assumed that those projections prepared and provided by Logic Works were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Logic Works as to the future performance of Logic Works. Broadview did not make or obtain an independent appraisal or valuation of any of Logic Works' assets. Broadview has not reviewed any internal financial projections prepared by PLATINUM management as such projections have not been made available to Broadview. With regard to any analyses relating to valuations of comparable public companies, the share prices used were for the close of trading on March 13, 1998, the last trading day before the Logic Works Board met to give final consideration to the proposed Merger.

  The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering the Broadview Opinion regarding the proposed Merger.

  Public Company Comparables Analysis. Total Market Capitalization/Revenue ("TMC/R") and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. Although there are no public company "pure plays" in the market in which Logic Works competes, several companies are comparable to Logic Works based on revenue size, products offered, business model, and management structure. Broadview reviewed seven public company comparables in the analysis, design and modeling, and development management software markets with positive revenue growth from a financial point of view including each company's: Trailing Twelve Month ("TTM") Revenue; TTM Revenue Growth; TTM Operating Margin; 5-year EPS Compound Annual Growth Rate ("CAGR"); Equity Market Capitalization; TTM P/E ratio; Price/Forward Calendar 1998 EPS ratio ("Forward P/E"); Growth Adjusted Price/Forward Calendar 1998 EPS ratio ("Growth Adjusted Forward P/E"); TTM TMC/R ratio; and Forward Calendar 1998 TMC/R ratio ("Forward TMC/R"). The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded Information Technology ("IT") companies maintained by Broadview Associates and broken down by industry segment. In order of descending TTM TMC/R, the public company comparables consist of: (i) SEEC, Inc.; (ii) Mercury Interactive, Inc.; (iii) Viasoft, Inc.; (iv) Segue Software, Inc; (v) Rational Software, Inc.; (vi) SELECT Software Tools, Inc.; and (vii) INTERSOLV, Inc. These comparables have a TTM P/E ratio range of 23.6 to 70.9, with a median of 37.6; Forward P/E ratio range of 16.4 to 68.2, with a median of 25.4; Growth Adjusted P/E ratio range of 6.7 to 45.5, with a median of 17.2; TTM TMC/R ratio range of 1.58 to 7.82 with a median of 3.61; and Forward TMC/R ratio range of 0.83 to 4.60, with a median of 2.50.

  The equity value per share range implied by the TTM P/E multiples is $8.46 to $25.40 with a median implied value of $13.46. The equity value per share range implied by the Forward P/E multiples is $8.24 to $34.29, with a median implied value of $12.76. The equity value per share range implied by the Growth Adjusted P/E multiples is $3.35 to $22.86, with a median implied value of $8.65. The equity value per share range implied by the TTM TMC/R multiples is $8.49 to $31.17, with a median implied value of $15.86. The equity value per share range implied by the Forward TMC/R multiples is $6.46 to $23.29, with a median implied value of $13.90.

  Evaluation of PLATINUM Equity. Broadview compared the ranges and medians of public companies deemed comparable to PLATINUM based upon revenue size, product offering, business model and management structure. Broadview reviewed nine public company comparables in the systems management software and application development tools markets from a financial point of view. In order of descending TMC/R, the public company comparables consist of: (i) BMC Software, Inc.; (ii) Compuware Corporation; (iii) Computer Associates Inc.;
(iv) Oracle Corporation; (v) Boole & Babbage, Inc.; (vi) Sterling Software Corp.; (vii) Rational Software Corp.; (viii) Informix Corp.; and (ix) Sybase, Inc.

  Transaction Comparables Analysis. Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") and Equity Price/Pretax Income ("Equity Price/Pretax") multiples acquirers have paid for comparable companies in a particular market segment. Broadview reviewed seven comparable public company merger and acquisition ("M&A") transactions and 10 comparable private company merger and acquisition from 1995 through the present with seller revenue between $5 and $100 million that involved sellers sharing many characteristics with Logic Works, including products offered and business model. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. These transactions represent 17 sellers in the analysis, design and modeling, development management, and middleware development tools information technology market segments. In order of descending P/R multiple, the public company transactions used are the acquisition of: (i) Atria Software Inc. by Pure Software Inc.; (ii) SQA Inc. by Rational Software Corp.; (iii) Visigenic Software, Inc. by Borland International, Inc.; (iv) Trinzic Corp. by PLATINUM;
(v) Learmonth & Burchett Management Systems plc by PLATINUM (pending); (vi) Open Environment Corp. by Borland International Inc.; and (vii) Easel Corp. by VMARK Software Inc. The P/R multiples of the seven transactions range from
1.05 to 19.93, with a median of 3.25. The Equity Price/Pretax multiples of the three transactions with meaningful data range from 22.42 to 92.75, with a median of 51.00. In order of descending P/R multiple, the private company transactions used are the acquisition of: (i) Performix by Pure Software Inc.;
(ii) Prodea Software Corp. by PLATINUM; and (iii) Digitalk Inc. by Parcplace Systems Inc. Additionally Broadview considered seven transactions with respect to which Broadview has information that is not publicly available. The P/R multiples of all 17 transactions range from 1.05 to 19.93, with a median of
3.25. The Equity Price/Pretax multiples of the six transactions with either available or meaningful data range from 8.78 to 92.75, with a median of 28.78.

  The equity value per share range implied by the P/R multiples of the seven public seller transaction comparables is $6.59 to $75.15, with a median implied value of $14.56. The equity value per share range implied by the Equity Price/Pretax multiples in the three public seller transaction comparables with meaningful data is $11.87 to $49.10, with a median implied value of $26.99. The equity value per share range implied by the P/R multiples in all 17 transaction comparables is $6.59 to $75.15, with a median implied value of $14.56. The equity value per share range implied by the Equity Price/Pretax multiples in the six transaction comparables with either available or meaningful data is $4.65 to $49.10, with a median implied value of $15.24.

  Transaction Premiums Paid Analysis. Premiums paid in comparable public seller transactions indicate the amount of consideration acquirers are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement, while the seller's equity market capitalization is measured one day prior and 30 days prior to announcement. Broadview reviewed 50 comparable merger and acquisition transactions involving software vendors from January 1, 1995 to the present with total consideration between $50 and $500 million. Transactions were selected from Broadview's proprietary database of published and confidential merger and acquisition transactions in the IT industry. In order of descending premium paid 30 days prior to announce date, the software transactions used were the acquisition of: (i) High Level Design Systems, Inc. by Cadence Design Systems, Inc.; (ii) GMIS Inc. by HBO & Company, Inc.; (iii) CyCare Systems, Inc. by HBO & Company, Inc.; (iv) Softdesk Inc. by Autodesk Inc.; (v) Trusted Information Systems, Inc. by Network Associates, Inc. (pending); (vi) National Health Enhancement Systems, Inc. by HBO & Company, Inc.; (vii) Scopus Technology,

Inc. by Siebel Systems, Inc. (pending); (viii) Triad Systems Corp. by Cooperative Computing, Inc.; (ix) Visigenic Software, Inc. by Borland International, Inc.; (x) Interactive Group Inc. by Dataworks Corp.; (xi) Wonderware Corp. by Siebe PLC (pending); (xii) TGV Software, Inc. by Cisco Systems, Inc.; (xiii) Computer Language Research, Inc. by Thomson Corp.; (xiv) Open Environment Corp. by Borland International Inc.; (xv) Technology Modeling Associates, Inc. by Avant! Corp.; (xvi) Alias Research, Inc. by Silicon Graphics, Inc.; (xvii) Hogan Systems, Inc. by Continuum Co.; (xviii) MDL Information Systems, Inc. by Reed Elsevier plc (Elsevier Science Inc.); (xix) Software Artistry, Inc. by IBM Corp. (Tivoli Systems); (xx) Aurum Software, Inc. by Baan International BV; (xxi) Datalogix International, Inc. by Oracle Corp.; (xxii) Integrated Silicon Systems, Inc. by ArcSys, Inc.; (xxiii) OpenVision Technologies, Inc. by VERITAS Software Corp.; (xxiv) Learmonth and Burchett Management Systems plc by PLATINUM (pending); (xxv) Trinzic Corporation by PLATINUM; (xxvi) Delrina Corp. by Symantec Corp.; (xxvii) SQA, Inc. by Rational Software Corp.; (xxviii) AMISYS Managed Care Systems, Inc. by HBO & Company, Inc.; (xxix) Frame Technology Corp. by Adobe Systems, Inc.;
(xxx) Saber Software Corp. by McAfee Associates, Inc.; (xxxi) Clinicom Inc. by HBO & Company; (xxxii) Maxis, Inc. by Electronic Arts, Inc.; (xxxiii) Viewlogic Systems, Inc. by Synopsys, Inc.; (xxxiv) EPIC Design Technology, Inc. by Synopsys, Inc.; (xxxv) CIS Technologies, Inc. by National Data Corp.; (xxxvi) Wavefront Technologies, Inc. by Silicon Graphics, Inc.; (xxxvii) Microtec Research, Inc. by Mentor Graphics Corp.; (xxxviii) HPR Inc. by HBO & Company, Inc.; (xxxix) BGS Systems, Inc. by BMC Software (pending); (xl) State Of The Art, Inc. by Sage Group PLC (pending); (xli) Edmark Corp. by IBM Corp.;
(xlii) PHAMIS Inc. by IDX Systems Corp.; (xliii) Cooper & Chyan Technology, Inc. by Cadence Design Systems, Inc.; (xliv) Infinity Financial Technology, Inc. by Sungard Data Systems, Inc.; (xlv) Enterprise Systems, Inc. by HBO & Company, Inc.; (xlvi) Unison Software Inc. by IBM Corp. (Tivoli Systems); (xlvii) Premenos Corp. by Harbinger Corp.; (xlviii) Raptor Systems, Inc. by AXENT Technologies, Inc.; (xlix) Meta-Software, Inc. by Avant! Corp.; and (l) Fractal Design Corp. by MetaTools Inc. Based upon Broadview's analysis of premiums paid in comparable software transactions, Broadview found that premiums/(discounts) paid to sellers' equity market capitalizations (using the buyer's share price on the day prior to the announcement date of the transaction to calculate consideration in stock transactions) 30 days prior to announce date ranged from (2.3%) to 138.5% with a median of 45.7%. The premiums/(discounts) paid to each sellers' equity market capitalization one day prior to announce date ranged from (8.8%) to 94.7%, with a median of 32.1%.

  The equity value per share range implied by the premiums paid to the share price 30 days prior to announce is $10.39 to $25.35 with a median implied value of $15.49. The equity value per share range implied by the premiums paid to the share price one day prior to announce is $12.37 to $26.40, with a median implied value of $17.91.

  Stock Performance Analysis. For comparative purposes, Broadview examined the weekly historical volume and trading prices and the daily relative share prices for both Logic Works and PLATINUM common stock. Broadview examined the following: (i) PLATINUM's and Logic Works' actual share prices and trading volumes from March 14, 1997 to March 13, 1998; (ii) PLATINUM, Logic Works and their respective Public Company Comparables Indexed share prices from March 14, 1997 to March 13, 1998; and (iii) Relative ratio of Logic Works' to PLATINUM's actual share prices from March 14, 1997 to March 13, 1998.

  Relative Contribution Analysis. A relative contribution analysis measures each of the merging companies' contributions to items such as Revenue and Pretax Income on a percentage basis. Broadview examined the relative contributions during the TTM ended December 31, 1997 and Projected Calendar 1998 based upon consensus analyst estimates for PLATINUM and management's projections for Logic Works for each of the following income statement items:
(i) Revenue; (ii) Pretax Income; and (iii) Net Income.

  Logic Works' relative contribution for Revenue for the TTM ended December 31, 1997 and Projected Calendar 1998 is 7.5% and 7.1%, respectively. Logic Works' relative contribution for Pretax Income for the TTM ended December 31, 1997 and Projected Calendar 1998 is 13.2% and 10.4%, respectively. Logic Works' relative contribution for Net Income for the TTM ended December 31, 1997 and Projected Calendar 1998 is 11.7% and 9.3%, respectively.

  Relative Ownership Analysis. A relative ownership analysis measures each of the merging companies' relative equity ownership and relative entity values (net of cash) at various exchange ratios. Broadview examined the relative equity ownership and relative entity value at exchange ratios ranging from
0.2687 through 0.9008. At an exchange ratio of 0.2687, the implied equity ownership is 5.0% for Logic Works and 95.0% for PLATINUM, while the implied entity value is 3.1% for Logic Works and 96.9% for PLATINUM. At an exchange ratio of 0.5769, the implied equity ownership is 10.2% for Logic Works and 89.8% for PLATINUM, while the implied entity value is 8.4% for Logic Works and 91.6% for PLATINUM. At an exchange ratio of 0.9008, the implied equity ownership is 15.0% for Logic Works and 85.0% for PLATINUM while the implied entity value is 13.3% for Logic Works and 86.7% for PLATINUM.

  Pro Forma Pooling Model Analysis. A pro forma merger analysis calculates the EPS accretion/dilution of the pro forma combined entity taking into consideration various financial affects which will result from a consummation of the Merger. This analysis relies upon certain financial and operating assumptions provided by equity research analysts and on publicly available data about Logic Works and PLATINUM. Based on consensus analysts' forecasts for PLATINUM and management's internal projections for Logic Works (assuming no cost savings), the pro forma pooling analysis indicates EPS accretion/(dilution) without acquisition expenses for the fiscal year ending December 31, 1998 of (0.9%). Based on consensus analysts' forecasts for PLATINUM, management's internal projections for Logic Works, and the assumption of approximately $3.5 million of pretax contribution derived from cost savings (based on discussions with Logic Works management), the pro forma pooling analysis indicates EPS accretion/(dilution) without acquisition expenses for the fiscal year ending December 31, 1998 of 1.9%.

  Present Value of Projected Share Price Analysis. Broadview calculated the present value of the potential future price of shares of Logic Works Common Stock on a standalone basis using management's internal estimates for the fiscal year ending December 31, 1998 discounted to today at discount rates from 15.0% to 25.0%. The potential future share price based on December 31, 1998 financial results is calculated based upon an estimated calendar 1998 EPS (as estimated using management's internal projections) and assumes TTM P/E multiples of between 25.0x and 40.0x, in line with comparable public company multiples for Logic Works. Based on this analysis, Broadview calculated present values of potential future share prices ranging from $10.31 to $17.77. In addition, Broadview performed an analysis of the pro forma present value per PLATINUM share assuming the consummation of the Merger both with, and without, the inclusion of cost savings. This analysis applied TTM P/E multiples of between 20.0x and 60.0x, in line with comparable public company multiples for PLATINUM to estimated calendar 1998 EPS for the combined entity (based on consensus analyst estimates for PLATINUM and management's internal projections for Logic Works) and discounted the future share prices to today using discount rates from 15.0% to 35.0%. Based on this analysis, Broadview estimated present values of future share prices ranging from $8.16 to $28.24 in the case without cost savings and $8.39 to $29.01 in the case with cost savings.

  Consideration of the Discounted Cash Flows Valuation Methodology. While discounted cash flows analysis is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flows analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flows. Given the uncertainty in estimating both Logic Works' future cash flows and sustainable long-term growth rate, Broadview considered a discounted cash flows analysis inappropriate for valuing Logic Works.

  The Logic Works Board selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the Information Technology sector and the computer software industry in particular, as well as Broadview's historical relationship with Logic Works. Pursuant to the terms of an engagement letter between Logic Works and Broadview, the fees payable by Logic Works to Broadview upon completion of the Merger are based upon the consideration to be received by Logic Works pursuant to the Merger. Broadview will be reimbursed by Logic Works for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangement with Broadview, which Logic Works and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between Logic Works and Broadview, and the Logic Works Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the Merger.

  The above summary of the presentations by Broadview to the Logic Works Board does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the Logic Works Board and in the Broadview Opinion. The Broadview Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Broadview Opinion. The Broadview Opinion expresses no opinion as to the price at which PLATINUM Common Stock will trade at any time. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance and general economic conditions, many of which are beyond the control of Logic Works or PLATINUM. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of Logic Works' Board with respect to the Merger, stockholders of Logic Works should be aware that members of Logic Works' management and Logic Works' Board of Directors have certain interests in the Merger as holders of options to purchase Logic Works Common Stock that are in addition to the interests of the stockholders of Logic Works generally.

  Set forth below is a table showing the total number of options and the number of currently unvested options held by the current executive officers and directors of Logic Works. Unvested options held by an executive officer will vest if such executive officer's employment is involuntarily terminated (except for cause) during the 18 months following the Merger. All options held by non-employee directors and granted pursuant to the automatic option grant program of the Logic Works stock option plan will accelerate and become exercisable in full or fully vested shares immediately prior to the Effective Time.

                                                     NUMBER OF   UNVESTED AS OF
       NAME                                        TOTAL OPTIONS APRIL 20, 1998
       ----                                        ------------- --------------
Paul E. Blondin...................................     47,500        36,250
Benjamin C. Cohen.................................          0             0
Charles Federman..................................     30,000        15,000
Richard A. Hosley.................................     50,000        25,000
Gregory A. Peters.................................    460,000       347,500
Flint A. Lane.....................................    150,000       130,420
Edward G. McLaughlin..............................    145,000       133,000
Dan Shiffman......................................    163,000        81,250
Frank T. Watts....................................    150,000       117,500

  Logic Works entered into an agreement dated March 1998 with Gregory Peters, the President, Chief Executive Officer and Chief Financial Officer, pursuant to which, in the event of Mr. Peters' involuntarily termination (as defined), Mr. Peters will be paid six months base salary as severance in six equal monthly installments following the effective time of his termination. If such termination is an involuntary termination in connection with or within eighteen (18) months following a Change in Control (which, as defined, includes the Merger), Mr. Peters will receive additional payments in an aggregate amount equal to six months of his base salary in effect at such termination. In addition, under this agreement, if by reason of the Merger, Mr. Peters' benefits should constitute an excess parachute payment under
Section 280(G) of the Internal Revenue Code and any similar state or local regulation, then Mr. Peters will receive a full tax gross-up with respect to his parachute tax liability under Section 4999 of the Internal Revenue Code and any similar state or local regulation. In addition, PLATINUM has entered into an agreement with Mr. Peters pursuant to which (i) for a period of one year following the Effective Time, Mr. Peters will make himself available to perform consulting services for which PLATINUM will pay Mr. Peters a monthly fee of $9,583.00, and (ii) in consideration for $25,000 per month for the 12 months after the Effective Time, Mr. Peters will not compete with the business of Logic Works during such one year period.

  Each of Flint Lane, Edward McLaughlin, Daniel Shiffman and Frank Watts, executive officers of Logic Works, and Kenneth Zeng, the Controller of Logic Works, have entered into agreements dated March 1998 with Logic Works pursuant to which upon an involuntary termination (as defined) in connection with or within eighteen (18) months following a Change in Control (as defined), such individuals (i) will receive severance payments in six equal monthly installments following the effective time of termination in an aggregate amount equal to six months base salary plus the pro-rated portion of their maximum target bonus for the year in which they are terminated and (ii) will be available to perform consulting services during the six month period following the effective time of termination.

  Broadview, the financial advisor of Logic Works in connection with the transactions contemplated in the Merger Agreement, will be paid certain fees in connection with the Merger. See "--Opinion of Logic Works' Financial Advisor."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain U.S. federal income tax consequences of the Merger. This summary is not a complete description of all the tax consequences relevant to a decision whether to vote in favor of the Merger Agreement and the Merger. The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies and tax-exempt organizations. Each stockholder's individual circumstances may affect the tax consequences of the Merger to him or her. No information is provided herein with respect to the tax consequences of the Merger under foreign, state or local laws or the tax consequences of transactions effected prior to, concurrently with, or after the Merger (whether or not such transactions are undertaken in connection with the Merger). The consequences set forth below are, and the opinions referred to below will be, based on the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable United States Treasury regulations promulgated thereunder, judicial authority and administrative positions of the Internal Revenue Service, all of which are subject to change either prospectively or retroactively. Any such changes could affect the accuracy of the consequences set forth below and the conclusions reached in such opinions.

  Material U.S. Federal Income Tax Consequences. Subject to the limitations and qualifications referred to herein, the material U.S. federal income tax consequences of the Merger are as follows:

  (i) the Merger will constitute a "reorganization" within the meaning of
      Section 368(a) of the Code, and Logic Works, PT Acquisition and PLATINUM will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

  (ii) no gain or loss will be recognized by PLATINUM, PT Acquisition or Logic Works as a result of the Merger;

  (iii) no gain or loss will be recognized by the stockholders of Logic Works upon the exchange of their shares of Logic Works Common Stock solely for shares of PLATINUM Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of PLATINUM Common Stock;

  (iv) the aggregate tax basis of the shares of PLATINUM Common Stock received solely in exchange for shares of Logic Works Common Stock pursuant to the Merger (including fractional shares of PLATINUM Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Logic Works Common Stock exchanged therefor;

  (v) the holding period for shares of PLATINUM Common Stock received solely in exchange for shares of Logic Works Common Stock pursuant to the Merger will include the holding period of the shares of

     Logic Works Common Stock exchanged therefor, provided such shares of Logic Works Common Stock were held as a capital asset by the stockholder at the Effective Time; and

  (vi) a stockholder of Logic Works who receives cash in lieu of a fractional share of PLATINUM Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

  The correctness of the consequences described above depend on the accuracy as of the date hereof, and the continued accuracy as of the Effective Time (as if made as of the Effective Time), of certain facts and of certain representations of PLATINUM and Logic Works, including representations in certain certificates dated on or about the date hereof delivered by PLATINUM and Logic Works.

  The consequences described above may not be applicable to stockholders of Logic Works who, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their shares of Logic Works Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

  Conditions to Closing. It is a condition to PLATINUM's obligation to consummate the Merger that PLATINUM receive an opinion from its counsel, Katten Muchin & Zavis, and it is a condition to Logic Works's obligation to consummate the Merger that Logic Works receive an opinion from its counsel, Brobeck, Phleger & Harrison LLP, in each case dated as of the Effective Time, to the effect that, among other things, the Merger will constitute a reorganization under Section 368(a) of the Code (the "Tax Opinions"). The Tax Opinions will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position. The Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of PLATINUM and Logic Works, including representations in certain certificates each dated as of the Effective Date to be delivered to counsel by PLATINUM and Logic Works. An opinion of counsel only represents counsel's best legal judgment, and has no binding effect or official status of any kind.

  A successful Internal Revenue Service challenge to the status of the Merger as a reorganization under Section 368(a) of the Code would result in the Logic Works stockholders recognizing taxable gain or loss with respect to each share of Logic Works Common Stock surrendered equal to the difference between the stockholder's tax basis in such share of Logic Works Common Stock and the fair market value, as of the Effective Time, of the PLATINUM Common Stock received in exchange therefor. In such event, a stockholder's aggregate tax basis in the PLATINUM Common Stock so received would equal its fair market value and the holding period for such stock would begin the day after the Merger.

  Stock Options. Holders of Logic Works Stock Options will receive Substitute Options as described below under "THE MERGER AGREEMENT--Substitution of Options." The holder of a Logic Works Stock Option that is converted into a Substitute Option should not recognize gain or loss solely as a result of such conversion. Such holder would, however, generally recognize ordinary compensation income on the date such Substitute Option is exercised in an amount equal to the excess of the aggregate fair market value on such date of the shares of PLATINUM Common Stock acquired upon such exercise (plus any cash received in lieu of a fractional share) over the aggregate exercise price for such shares.

  EACH HOLDER OF LOGIC WORKS COMMON STOCK OR LOGIC WORKS STOCK OPTIONS IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for accounting purposes. Under this method of accounting, the assets and liabilities of PLATINUM and Logic Works will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include revenues and expenses of PLATINUM and Logic Works for the entire fiscal period in which the combination occurs, and the historical results of operation of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined company.

  The receipt by each of PLATINUM and Logic Works of a letter from its respective independent public accountants with respect to pooling of interests satisfactory to the other party is a condition precedent to the obligation of each of Logic Works and PLATINUM to consummate the Merger. Certain events, including certain transactions with respect to PLATINUM Common Stock or Logic Works Common Stock by affiliates of PLATINUM or Logic Works, respectively, may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. To support the treatment of the Merger as a pooling of interests, the affiliates of Logic Works and PLATINUM have entered into agreements imposing certain resale limitations on their stock. See "-- Certain Federal Securities Law Consequences; Affiliates Agreements."

REGULATORY APPROVALS

  The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, which provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied. Logic Works and PLATINUM filed the required information and materials with the Antitrust Division and the FTC and, on April 20, 1998, received notice of early termination of the applicable waiting period. Termination of the waiting period does not preclude the Antitrust Division, the FTC, or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds. There can be no assurance that any such challenge, if made, would not be successful; however, neither Logic Works nor PLATINUM believes that the Merger will violate the antitrust laws. Any such action taken or threatened prior to the consummation of the Merger could, under certain circumstances, relieve Logic Works and PLATINUM of their respective obligations to consummate the Merger. See "THE MERGER AGREEMENT-- Conditions to the Merger."

CERTAIN FEDERAL SECURITIES LAW CONSEQUENCES; AFFILIATES AGREEMENTS

  The PLATINUM Common Stock to be issued in the Merger has been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction; provided however that shares held by stockholders of Logic Works or PLATINUM who are deemed to control, be controlled by or be under common control with Logic Works or PLATINUM, respectively ("Affiliates"), will not be freely tradeable under the Securities Act. Affiliates of Logic Works may not sell their shares of PLATINUM Common Stock acquired in the Merger except pursuant to (i) an effective registration statement under the Securities Act covering such shares, (ii) the resale provisions of Rule 145 promulgated under the Securities Act or (iii) another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such Affiliates may make resales of PLATINUM Common Stock and also on the number of shares of PLATINUM Common Stock that such Affiliates and others (including persons with whom the Affiliates act in concert) may sell within any three-month period. These restrictions will generally apply for at least a period of one year after the Merger (or longer if the person is an Affiliate of PLATINUM).

  Each Affiliate has been informed that the treatment of the Merger as a pooling of interests for accounting purposes and as a tax-free reorganization under the Code is dependent upon the accuracy of certain representations and warranties made by such Affiliate and compliance with the Affiliates Agreement (as defined below). The pooling of interests method of accounting generally will not be challenged on the basis of sales of shares by Affiliates of the acquiring or acquired company if the Affiliates do not dispose of, or otherwise reduce their risk with respect to, any of the shares of the acquiring or acquired company that the Affiliates own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the consummation of the merger and ending when financial results covering at least 30 days of post-merger operations of the combined enterprise have been published.

  All Affiliates of PLATINUM and Logic Works have delivered a written agreement (the "Affiliates Agreement") pursuant to which they have agreed, among other things, that, (i) during the 30 days prior to the Effective Time, they will not sell, transfer or otherwise dispose of or reduce their risk with respect to any shares of Logic Works Common Stock or any shares of PLATINUM Common Stock held by them and (ii) until such time as financial results covering at least 30 days of post-Merger combined operations of Logic Works and PLATINUM have been published by PLATINUM, they will not sell, transfer or otherwise dispose of or reduce their risk with respect to any shares of PLATINUM Common Stock received by them pursuant to the Merger or any other shares of the capital stock of PLATINUM. During the periods described above, subject to providing written notice to PLATINUM and certain other restrictions, and to the extent permitted under the pooling of interests accounting rules and applicable securities laws, Affiliates will be permitted to sell up to 10% of the PLATINUM Common Stock received by them or Logic Works Common Stock owned by them or make charitable contributions or bona fide gifts of the PLATINUM Common Stock received by them or Logic Works Common Stock owned by them, subject to the same restrictions. Legends restricting the transfer of such shares of PLATINUM Common Stock will be placed on all certificates representing such shares.

NASDAQ NATIONAL MARKET LISTING

  The shares of PLATINUM Common Stock to be issued in the Merger (including the issuance of shares of PLATINUM Common Stock issuable upon exercise of Substitute Options) will be listed on the Nasdaq National Market.

  If the Merger is consummated, the Logic Works Common Stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act.

NO APPRAISAL OR DISSENTERS' RIGHTS

  Holders of Logic Works Common Stock will not be entitled to any dissenter or appraisal rights under the DGCL in connection with the Merger.

                             THE MERGER AGREEMENT

  Following is a summary of certain provisions of the Merger Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and incorporated herein by reference. Statements in this Proxy Statement/Prospectus with respect to the terms of the Merger are qualified in their entirety by reference to the Merger Agreement. Logic Works stockholders are urged to read the full text of the Merger Agreement.

CONVERSION OF SHARES IN THE MERGER

  At the Effective Time, by virtue of the Merger and without any further action on the part of Logic Works or PT Acquisition II or any holder of any of the following securities:

    (i) each share of Logic Works Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Logic Works Common Stock owned by Logic Works, PLATINUM or PT Acquisition II, which shares of Logic Works Common Stock will be canceled) will be converted into
  0.5769 (the "Exchange Ratio") of a share of PLATINUM Common Stock; and

    (ii) each issued and outstanding share of Common Stock of PT Acquisition II will be converted into one share of Logic Works Common Stock as the surviving corporation.

  All shares of Logic Works Common Stock converted as provided in subparagraph
(i) of the preceding paragraph will no longer be outstanding and will automatically be canceled and retired; and each holder of a Company Certificate representing immediately prior to the Effective Time any such shares of Logic Works Common Stock will cease to have any rights with respect thereto, except the right to receive, as hereinafter described: (i) certificates representing the number of whole shares of PLATINUM Common Stock into which such shares of Logic Works Common Stock have been converted, (ii) any cash in lieu of any fractional share of PLATINUM Common Stock and (iii) certain dividends and other distributions. See "--Exchange Agent; Procedures for Exchange of Certificates."

  Holders of Logic Works Common Stock who dissent from the Merger are not entitled to rights of appraisal under Section 262 of the DGCL by virtue of Sections 262(b)(1) and (2) thereof.

SUBSTITUTION OF OPTIONS

  At the Effective Time, each Logic Works Stock Option which is outstanding immediately prior to the Effective Time pursuant to Logic Works' stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date of the Merger Agreement (the "Logic Works Stock Plans") will be assumed by PLATINUM and be converted into an option to purchase the number of shares of PLATINUM Common Stock (a "Substitute Option") (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of Logic Works Common Stock subject to such Logic Works Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of PLATINUM Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Logic Works Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. PLATINUM shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of PLATINUM Common Stock upon the exercise of Substitute Options for shares of PLATINUM Common Stock, unless in the judgment of PLATINUM such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, each Substitute Option will continue to be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to the Effective Time except for the changes to the number of shares subject to and the exercise price of the Substitute Options. The Logic Works Stock Options granted under the automatic option grant program of the Logic Works 1995 Stock Option/Stock Issuance Plan to Logic Works non-employee directors will accelerate and become exercisable in full for all the option shares as fully vested shares immediately prior to the Effective Time.

FRACTIONAL SHARES

  No certificates representing a fractional share of PLATINUM Common Stock will be issued upon the surrender of Company Certificates for exchange. In lieu of any such fractional share, each holder of Logic Works Common Stock who would otherwise have been entitled thereto upon the surrender of Company Certificates for exchange (after aggregating all fractional shares of PLATINUM Common Stock to be received by such holder) will be paid an amount in cash (without interest), rounded to the nearest whole cent, equal to the product of
(i) the fractional share to which such holder would otherwise be entitled, multiplied by (ii) the average of the closing (last) prices for a share of PLATINUM Common Stock, as reported on Nasdaq (as reported in The Wall Street Journal, Midwest Edition), for the most recent ten (10) days that the shares of PLATINUM Common Stock have traded (the "Share Value") ending on the trading day immediately prior to the Effective Time.

ADJUSTMENT OF EXCHANGE RATIO

  In the event of any reclassification, stock split or stock dividend with respect to PLATINUM Common Stock, any change or conversion of PLATINUM Common Stock into other securities or any other dividend or distribution with respect to PLATINUM Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, will be made to the conversion Exchange Ratio.

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF LOGIC WORKS CERTIFICATES

  Harris Trust and Savings Bank will act as Exchange Agent under the Merger Agreement. Promptly after the Effective Time, PLATINUM will make available to the Exchange Agent, through such reasonable procedures as PLATINUM may adopt, the shares of PLATINUM Common Stock issuable pursuant to the Merger Agreement in exchange for the outstanding shares of Logic Works Common Stock, and cash sufficient for payment in lieu of a fractional share of PLATINUM Common Stock.

  Promptly after the Effective Time, the Exchange Agent will cause to be mailed to each holder of record of a certificate or certificates (the "Logic Works Certificates") which immediately prior to the Effective Time represented outstanding Logic Works Common Stock whose shares were converted into shares of PLATINUM Common Stock pursuant to the Merger Agreement, (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to Logic Works Certificates shall pass, only upon delivery of Logic Works Certificates to the Exchange Agent, such letter of transmittal to be in such customary form and have such other provisions as PLATINUM may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Certificates in exchange for certificates representing shares of PLATINUM Common Stock. Upon surrender of a Logic Works Certificate for cancellation to the Exchange Agent or to such other agent as may be appointed by PLATINUM, together with such letter of transmittal, duly completed and validly executed, the holder of such Logic Works Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of PLATINUM Common Stock into which the shares represented by the surrendered the Logic Works Certificate will have been converted at the Effective Time pursuant to the Merger Agreement, payment in lieu of fractional shares and certain dividends and other distributions in accordance with the Merger Agreement, and the Logic Works Certificate so surrendered will forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented a share of Logic Works Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of PLATINUM Common Stock into which such shares of Logic Works Common Stock will have been so converted and the right to receive an amount in cash in lieu of the issuance of a fractional share of PLATINUM Common Stock.

  No dividends or other distributions declared or made after the date of the Merger Agreement with respect to PLATINUM Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Logic Works Certificate with respect to the shares of PLATINUM Common Stock represented thereby until the holder of record of such Logic Works Certificate surrenders such Logic Works Certificate.

Subject to applicable law, following surrender of any such Logic Works Certificate, there will be paid to the record holder of the certificates representing whole shares of PLATINUM Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of PLATINUM Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore payable with respect to such shares of PLATINUM Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of PLATINUM Common Stock to which such holder is entitled.

  If any certificate for shares of PLATINUM Common Stock is to be issued in a name other than that in which the Logic Works Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Logic Works Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have (i) paid to PLATINUM or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of PLATINUM Common Stock in any name other than that of the registered holder of the Logic Works Certificate, or
(ii) established to the satisfaction of PLATINUM or any agent designated by it that such tax has been paid or is not payable.

  All shares of PLATINUM Common Stock issued in accordance with the terms of the Merger Agreement (including any cash paid in respect thereof) will be deemed to have been issued in full satisfaction of all rights pertaining to the Logic Works Common Stock, and there will be no further registration of transfers on the records of the Surviving Corporation of shares of Logic Works Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Logic Works Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in the Merger Agreement.

REPRESENTATIONS AND COVENANTS

  Under the Merger Agreement, PLATINUM and Logic Works made certain representations and warranties that each is duly organized and validly existing and that each has authority to enter into the Merger Agreement. PLATINUM and Logic Works also made a number of representations and warranties to each other, including those regarding: (i) their respective capital structure; (ii) corporate power and authority; (iii) required Commission filings and financial statements; (iv) absence of certain changes or events;
(v) the absence of undisclosed liabilities; (vi) pooling of interests accounting treatment; (vii) the absence of litigation; (viii) the Registration Statement and Proxy Statement/Prospectus; (ix) employee benefits; (x) intellectual property; (xi) Board approval; (xii) the absence of brokers' and finders' fees; and (xiii) the receipt of a fairness opinion.

  Logic Works also made certain representations regarding, among other things:
(i) obligations with respect to capital stock; (ii) taxes; (iii) restrictions on business activities; (iv) absence of liens and encumbrances; (v) absence of certain agreements, contracts and commitments; (vi) governmental authorizations; (vii) insurance; (viii) labor matters; (ix) relationships with related persons; (x) certain change of control payments; (xi) no defaults; and
(xii) state antitakeover statutes. All representations and warranties of Logic Works and PLATINUM will terminate as of the Effective Time.

  Under the Merger Agreement, the parties make certain agreements and covenants with respect to actions to be taken in connection with the Merger. Each of Logic Works and PLATINUM agrees to use its reasonable commercial efforts to, in accordance with the terms of the Merger Agreement, (i) cause the business combination to be effected by the Merger to be accounted for as a pooling of interests; (ii) deliver to the other party the letter of its independent public accountant regarding the Registration Statement; (iii) deliver or cause to be delivered to the other party an executed Affiliates Agreement from each of its Affiliates; (iv) comply with all legal requirements imposed on it with respect to the consummation of the Merger (including, on the part of

PLATINUM, all federal and state securities laws applicable to the issuance of the PLATINUM Common Stock pursuant to the Merger); (v) effectuate the transactions contemplated by the Merger Agreement and fulfill or cause to be fulfilled each of the conditions precedent to the consummation of the Merger; and (vi) cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

CONDUCT OF LOGIC WORKS' BUSINESS PRIOR TO THE MERGER

  Under the Merger Agreement, Logic Works agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time, except to the extent that PLATINUM otherwise consents in writing, that Logic Works will carry on its business in the usual, regular and ordinary course in substantially the same manner as theretofore conducted, to timely pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to collect its receivables in the same manner and on the same terms such receivables have historically been collected, to timely pay or perform other material obligations when due, and to use commercially reasonable efforts consistent with past practices and policies to preserve intact Logic Works' present business organizations, to keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with Logic Works, to the end that Logic Works' goodwill and ongoing business be unimpaired at the Effective Time. Among other things, Logic Works agreed that, except as expressly provided for in the Merger Agreement, it will not, without the prior written consent of PLATINUM, which consent will not be unreasonably withheld or delayed: (i) except as required by Logic Works' benefit plans and agreements, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under Logic Works Stock Option Plans, or authorize cash payments in exchange for any options granted under such plans; (ii) enter into partnership agreements, joint development agreements, or strategic alliance agreements; (iii) except as required by Logic Works' Plans (as defined in the Merger Agreement) grant any severance or termination pay (a) to any executive officer or (b) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with Logic Works' policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the Merger Agreement and as previously disclosed in writing to PLATINUM; (iv) other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to Logic Works' Intellectual Property Rights (as defined in the Merger Agreement) (including rights to resell or relicense Logic Works Intellectual Property Rights), or enter into grants to future patent rights, other than Logic Works' standard forms of End-User Licenses (as defined in the Merger Agreement) entered into in the ordinary course of business consistent with past practices; (v) commence any litigation other than for (a) routine collection of bills, (b) for software piracy or (c) in such cases where Logic Works in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Logic Works' business; (vi) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of Logic Works; (vii) repurchase or otherwise acquire, directly or indirectly, any of its capital stock; (viii) with certain exceptions as set forth in the Merger Agreement, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating Logic Works to issue any such shares or other convertible securities; (ix) cause, permit or propose any amendments to the Logic Works Charter or Bylaws or amend any material contract; (x) sell, lease, license, encumber or otherwise dispose of any of Logic Works' properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business; (xi) incur any indebtedness for borrowed money, other than certain borrowings in the ordinary course of business, consistent with past practice, or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Logic Works or guarantee any debt securities of others; (xii) except as required by law, adopt or amend any Company Plan (as defined in the Merger Agreement) or increase the salaries or wage rates of any of its employees (except for wage increases in the ordinary course of business consistent with past practices); (xiii) revalue any of Logic Works' assets other than in the ordinary course of business consistent with past practice, or waive any right of material value; (xiv) pay, discharge or otherwise satisfy in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate) any claim, liability or obligation, other than in the ordinary course of business; (xv) except as required by law, alter or make any material tax election, materially change any tax accounting method or file any material tax return or settle tax claims; (xvi) intentionally take any action which would be reasonably likely to interfere with accounting for the Merger as a pooling of interests; (xvii) enter into any Material Contract (as defined in the Merger Agreement) other than in the usual, regular and ordinary course of business consistent with past practices and policies; or (xviii) take, or agree in writing or otherwise to take, any of the actions described in clauses
(i)-(xvii) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger not to be satisfied.

CONDUCT OF PLATINUM'S BUSINESS PRIOR TO THE MERGER

  Under the Merger Agreement, PLATINUM, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to the terms and the Effective Time, except to the extent Logic Works otherwise consents in writing, which consent will not be unreasonably withheld or delayed, will not adopt any amendments to its Certificate of Incorporation, or take any other action requiring a vote of the holders of PLATINUM Common Stock which, in either case, would materially adversely affect the terms and provisions of PLATINUM Common Stock, or take, or agree in writing or otherwise to take, any of the foregoing actions.

NO SOLICITATION

  The Merger Agreement provides that from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, subject to certain exceptions described below, Logic Works and its subsidiaries will not, and will not permit their respective directors, officers and investment bankers to, and will use their best efforts to cause their respective employees, representatives and other agents not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal, or (iii) agree to, approve, or recommend or otherwise endorse or support any Acquisition Proposal. Under the Merger Agreement, an "Acquisition Proposal" means any proposal relating to the possible acquisition of Logic Works, whether by way of (i) merger, (ii) purchase of capital stock of Logic Works representing twenty percent (20%) or more of the voting power or equity of Logic Works, (iii) purchase of 50% or more of the aggregate assets of Logic Works and its subsidiaries, taken as a whole, (iv) any transaction in which any person or "group" shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding Logic Works Common Stock, (v) any liquidation, dissolution, or other similar transaction, or (vi) any transaction which is similar in substance, form or purpose to the above.

  Notwithstanding the foregoing, prior to the approval of the Merger Agreement by the stockholders of Logic Works at the Meeting, Logic Works or its Board of Directors may (i) furnish non-public information to, or enter into discussions with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such party; provided that (a) such Acquisition Proposal would, if consummated, in the good faith reasonable judgment of Logic Works' Board, and based upon the advice of its financial advisors, result in a transaction materially more favorable to the stockholders of Logic Works from a financial point of view (including consideration of, among other matters, the ability of the person or entity making such Acquisition Proposal to obtain any financing necessary for the Acquisition Proposal) than the Merger (any such materially more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), (b) any non-public information is provided pursuant to a confidentiality agreement at least as restrictive as the confidentiality agreement between Logic Works and PLATINUM in all material respects and (c) the failure to take such action would constitute a breach of the fiduciary duties of Logic Works Board to Logic Works stockholders under

Delaware law in the reasonable good faith judgment of the Board based upon the advice of Logic Works outside corporate counsel, or (ii) comply with Rule 14d-9 and Rule 14e-2 of the Exchange Act or other applicable law with regard to an Acquisition Proposal. Notwithstanding the foregoing, the Logic Works will provide to PLATINUM, within 24 hours of providing any non-public information to any third party, such non-public information if Logic Works has not previously provided such information to PLATINUM.

  In the event Logic Works receives a Superior Proposal prior to the approval of the Merger Agreement and the Merger at the Meeting, nothing contained in the Merger Agreement shall prevent the Board of Logic Works from accepting or approving such Superior Proposal or recommending such Superior Proposal to Logic Works' stockholders, if the Board reasonably determines in good faith, based upon the advice of Logic Works' outside corporate counsel, that the failure to take such action would constitute a breach of the fiduciary duties of the Logic Works' Board to Logic Works' stockholders under Delaware law; in such case, the Board may amend, withhold or withdraw its recommendation of the Merger. Notwithstanding the foregoing, Logic Works shall provide not less than three (3) days prior written notice to PLATINUM before accepting or approving a Superior Proposal.

  Logic Works must notify PLATINUM within twenty-four (24) hours (i) if a bona fide written Acquisition Proposal is made or is modified in any material respect (including the principal terms and conditions of any such Acquisition Proposal or modification and the identity of the offeror) or (ii) Logic Works furnishes non-public information to, or enters into discussions or negotiations with respect to an Acquisition Proposal with, any person or entity.

INDEMNIFICATION

  The Merger Agreement provides that, after the Effective Time, PLATINUM must, and must cause Logic Works as the surviving corporation to, indemnify, defend and hold harmless (and advance expenses to) all past and present officers, directors and employees of Logic Works and of its subsidiaries to the same extent such persons are indemnified as of the date of the Merger Agreement by Logic Works pursuant to any agreements between Logic Works and any such person and Logic Works' Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws, for acts or omissions occurring at or prior to the Effective Time, and must obtain, or continue the existing, director and officer insurance for a period of three years after the Effective Date with substantially the same coverage as provided on the Effective Date. In the event of any dispute regarding whether a director, officer or employee has met the standards of conduct set forth therein, such question will be conclusively determined by the written opinion of reputable disinterested legal counsel selected by Logic Works' Board. Any heirs or legal representatives entitled to the benefits of such indemnification will be deemed express third party beneficiaries of such indemnification.

CONDITIONS TO THE MERGER

  In addition to the approval of the Merger Agreement by the stockholders of Logic Works, the obligations of PLATINUM and Logic Works to consummate the Merger will be subject to the satisfaction of a number of other conditions including, among others: (i) effectiveness of the Registration Statement; (ii) the absence of any stop order suspending the effectiveness of the Registration Statement or any proceeding by the Commission for that purpose or any similar proceeding in respect of the Proxy Statement; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other court order or other legal or regulatory restraint preventing the consummation of the Merger; (iv) the expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period; (v) the receipt of each party's respective accountants' letter in form and substance reasonably satisfactory to the appropriate party with regard to pooling of interests treatment; (vi) the authorization for listing on the Nasdaq National Market of the shares of PLATINUM Common Stock issuable to stockholders of Logic Works pursuant to the Merger; and (vii) the receipt of all necessary material governmental consents or authorizations. Additionally, the obligations of PLATINUM and Logic Works and PT Acquisition II will also be conditioned upon, among others: (i) the accuracy as of the date of the Merger Agreement of the representations and warranties made by the other party in all material respects (with certain exceptions and qualifications); (ii) performance in all material respects by the other party of its agreements and covenants (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement) on PLATINUM or Logic Works; provided that, no event, change or effect that results primarily from the announcement or pending status of the Merger shall be deemed to have, individually or in the aggregate, a Material Adverse Effect on Logic Works;
(iv) executed Affiliates Agreements and (v) the receipt of certain tax opinions.

  The obligations of PLATINUM and PT Acquisition II to consummate the Merger are also subject to the receipt of all necessary third party consents.

TERMINATION

  The Merger Agreement may be terminated (i) by mutual written consent of Logic Works and PLATINUM; (ii) by either party if (a) there has been a material breach by the other party of any representation, warranty, covenant or other agreement set forth in the Merger Agreement such that the breach causes certain conditions with respect to such representations, warranties or agreements not to be satisfied upon consummation of the merger and such breach has not been cured within twenty (20) business days after written notice (provided that the party seeking termination is not in material breach of the terms of the Merger Agreement; and provided further that no cure period is required for a breach which by its nature cannot be cured), (b) the Merger is not approved by Logic Works' stockholders at the Meeting, (c) the Merger is not consummated by July 31, 1998, and the party seeking termination has not caused the delay by willfully failing to fulfill any material obligation under the Merger Agreement, and if the party seeking termination is Logic Works, then not during a cure period for the breach of its obligations to call the Meeting and recommend the Merger, (d) there is a final, non-appealable order of a Federal or state court in effect preventing consummation of the Merger,
(e) there is any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued and deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal or which would prohibit PLATINUM's ownership or operation of all or a material portion of Logic Works' business, or compel PLATINUM to dispose of or hold separate all or a material portion of the business or assets of Logic Works or PLATINUM, or (f) Logic Works' Board of Directors accepts or approves a Superior Proposal, or recommends a Superior Proposal to Logic Works' stockholders, provided that Logic Works may not terminate under this provision if it is in violation of its non-solicitation obligations set forth above;
(iii) by PLATINUM if (a) the Logic Works Board of Directors adversely amends, withholds or withdraws its recommendation of the Merger or shall have resolved or publicly announced its intention to recommend or enter into an agreement with respect to an Acquisition Proposal, (b) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Logic Works Common Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by PLATINUM or an affiliate thereof) and Logic Works' Board of Directors shall have (x) recommended that Logic Works' stockholders tender their shares in such tender or exchange offer or (y) publicly announced its intention to take no position with respect to such tender offer, (c) Logic Works breaches any provisions of the Merger Agreement with respect to non-solicitation, or (d) the Merger is not submitted to Logic Works' stockholders in accordance with the Merger Agreement and such breach has not been cured after twenty (20) days written notice from PLATINUM (provided that PLATINUM is not in material breach of the Merger Agreement); or
(iv) by Logic Works if the Share Value, at any time from the date of the Merger Agreement and prior to the date of the Meeting, is less than $22.00. Clauses (iii)(a), (iii)(b) and (iii)(c) above shall each constitute a "Logic Works Negative Event."

EXPENSES AND TERMINATION FEE

  Whether or not the Merger is consummated, except as described below, each party will bear its own costs and expenses in connection with the Merger Agreement and the transactions provided for therein. However, if there is a claim, dispute, disagreement or other conflict involving the enforcement of
Article V of the Merger Agreement, the prevailing party will be reimbursed by the other party for all reasonable attorneys' fees and costs and expenses associated with such conflict.

  If the Merger Agreement is terminated because Logic Works' stockholders do not approve the Merger and a Logic Works Negative Event has not occurred on or prior to such termination, then, so long as PLATINUM is not in material breach of the terms of the Merger Agreement, Logic Works must pay to PLATINUM, within ten (10) days following PLATINUM's written request therefor, an amount equal to the reasonable out-of-pocket expenses of PLATINUM, including but not limited to attorneys' fees, accounting fees, financial printer fees, filing fees and fees and expenses of financial advisors, in each case incurred in connection with the Merger Agreement and the Merger, but in no event in excess of $1,500,000 in the aggregate ("Expenses") by wire transfer of immediately available funds to an account designated by PLATINUM. No fee or Expenses shall be payable by Logic Works to PLATINUM pursuant to the foregoing provisions if either (i) Share Value of PLATINUM common stock, at any time between the date of the Merger Agreement and the date of the Meeting, is less than $22.00 or
(ii) the closing (last) price for a share of PLATINUM common stock is less than $22.00 on the trading date immediately preceding the Meeting.

  If the Merger Agreement is terminated because (1) (a) a Logic Works Negative Event has occurred, (b) Logic Works has not taken all action necessary in accordance with the Delaware Law and the Logic Works Charter and Bylaws to convene the Meeting and Logic Works has not cured such breach within twenty
(20) days written notice from PLATINUM, or (c) Logic Works' Board accepts or approves a Superior Proposal or recommends a Superior Proposal to the stockholders of Logic Works, or (2) Logic Works' stockholders do not approve the Merger at the Meeting and a Company Negative Event has occurred on or prior to such termination, then so long as PLATINUM is not then in material breach of the terms of the Merger Agreement, Logic Works must pay to PLATINUM, within ten (10) days following PLATINUM's written request therefor, the aggregate sum equal to $6,000,000 plus Expenses, by wire transfer of immediately available funds to an account designated by PLATINUM.

EMPLOYEE BENEFITS

  PLATINUM has agreed to cause Logic Works as the surviving corporation from and after the Effective Time to honor all employee benefit plans and arrangements and all employee agreements applicable to Logic Works' employees entered into prior to the date of the Merger Agreement. As soon as practicable following the Effective Time, PLATINUM will offer to employees who remain employed by Logic Works employee benefit and fringe benefit plans, programs, policies and arrangements that are substantially the same as PLATINUM maintains for its similarly situated employees.

AMENDMENT OF MERGER AGREEMENT

  The Merger Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of the parties thereto.

EXTENSION; WAIVER

  At any time prior to the Effective Time, any party to the Merger Agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement. However, any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

LOGIC WORKS

  Logic Works Common Stock is traded on Nasdaq under the symbol "LGWX." PLATINUM Common Stock is traded on Nasdaq under the symbol "PLAT."

  The table below sets forth, for the periods indicated, the reported high and low closing sale prices for Logic Works Common Stock and high and low sale prices PLATINUM Common Stock on Nasdaq.

                                                       PRO FORMA
                                                         PRICE
                                                     PER SHARE OF
                                                      LOGIC WORKS
                                        LOGIC WORKS     COMMON       PLATINUM
                                       COMMON STOCK    STOCK(1)    COMMON STOCK
                                       ------------- ------------- -------------
FISCAL PERIOD                           HIGH   LOW    HIGH   LOW    HIGH   LOW
-------------                          ------ ------ ------ ------ ------ ------
1996
Quarter ended March 31(2)............. $18.50 $11.25 $10.82 $ 6.49 $18.75 $11.25
Quarter ended June 30.................  21.25  12.00  10.82   7.36  18.75  12.75
Quarter ended September 30............  13.00   7.75   9.16   5.34  15.88   9.25
Quarter ended December 31.............   8.63   5.50   8.94   6.13  15.50  10.63
1997
Quarter ended March 31................   8.13   5.50  10.31   6.27  17.88  10.88
Quarter ended June 30.................   7.00   4.88   8.55   6.06  14.81  10.50
Quarter ended September 30............   9.88   5.81  14.42   7.28  25.00  12.63
Quarter ended December 31.............  12.75   7.94  17.78  11.61  30.81  20.13
1998
Quarter ended March 31................  14.06   7.75  17.96  12.76  31.13  22.13
Quarter beginning April 1
 (through April 20, 1998).............  15.13  12.75  16.37  12.98  28.38  22.50

--------
(1) Determined by multiplying the applicable prices for PLATINUM Common Stock by the Exchange Ratio of 0.5769.
(2)Shares of LGWX started trading on October 17, 1995.

  As of March 13, 1998, the last trading day before the announcement of the Merger, the last reported sales price on Nasdaq for the Logic Works Common Stock was $13.56 and for the PLATINUM Common Stock was $26.56. On April 20, 1998, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, the last reported sales price on Nasdaq for the Logic Works Common Stock was $15.00 and for the PLATINUM Common Stock was $26.56.

  As of April 20, 1998, there were approximately 115 record holders of Logic Works Common Stock. Logic Works has not paid any cash dividends on the Logic Works Common Stock in the last two fiscal years and does not currently intend to pay any cash dividends in the foreseeable future. As of April 20, 1998, there were approximately 917 record holders of PLATINUM Common Stock. PLATINUM has not paid dividends on the PLATINUM Common Stock, and the PLATINUM Board intends to continue a policy of retaining earnings to finance its growth and for general corporate purposes. PLATINUM does not anticipate paying any cash dividends in the foreseeable future.

               PLATINUM SELECTED CONSOLIDATED FINANCIAL DATA (1)

  The selected consolidated financial data set forth below has been derived from the historical financial statements of PLATINUM. The selected consolidated financial data should be read in conjunction with "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                    YEARS ENDED DECEMBER 31,
                         -----------------------------------------------------------------------
                           1997           1996(1)          1995(1)         1994(1)      1993(1)
                         ---------        --------        ---------        --------     --------
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
  Total revenues........ $ 623,503        $468,065        $ 326,411        $243,607     $190,623
  Operating income
   (loss)...............  (115,792)(2)     (79,404)(3)     (127,377)(4)        (517)(5)    3,062(6)
  Net income (loss).....  (117,784)(2)     (64,922)(3)     (111,567)(4)      (1,562)(5)      126(6)
  Net income (loss) per
   share................ $   (1.90)(2)    $  (1.14)(3)    $   (2.50)(4)    $  (0.04)(5) $    -- (6)
  Shares used in per
   share calculation....    62,042          56,968           44,671          41,294       39,375
Other Operating Data:
  Ratio of earnings to
   fixed
   charges (7)..........       --  (2)(8)      --  (3)(8)       --  (4)(8)     7.49 (5)    10.47(6)
                                       AS OF DECEMBER 31,
                         -----------------------------------------------------------------------
                           1997           1996(1)          1995(1)         1994(1)      1993(1)
                         ---------        --------        ---------        --------     --------
                                         (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash, cash equivalents
   and investments...... $ 261,288        $185,673        $ 136,737        $126,215     $ 71,148
  Working capital.......   288,349         217,157          127,990          90,500       43,672
  Total assets..........   834,177         618,572          452,267         273,333      176,064
  Long-term obligations
   and acquisition-
   related payables,
   less current portion.   285,144         118,305           11,389           9,080        3,465
  Total stockholders'
   equity............... $ 243,560        $295,760        $ 290,213        $160,126     $ 93,350

--------
(1) The selected consolidated financial data give retroactive effect to the acquisitions of ATR as of January 31, 1997 and I&S as of February 28, 1997, each of which has been accounted for as a pooling of interests for financial reporting purposes. As a result, the financial position and results of operations are presented as if the combining companies had been consolidated for all periods presented.
(2) Reflects a pre-tax charge for acquired in-process technology of $67,904,000 relating to PLATINUM's acquisitions of GEJAC and ProMetrics, the purchase of certain product technologies and other intangible assets from Intel and the purchase of certain other product technologies. Also reflects a pre-tax charge for merger costs of $8,927,000 relating to PLATINUM's acquisitions of ATR, I&S and Vayda and a pre-tax charge of $57,319,000 for restructuring costs.
(3) Reflects a pre-tax charge for acquired in-process technology of $48,456,000 relating to PLATINUM's acquisitions of AST, Software Alternatives, Grateful Data and VREAM; substantially all of the assets of Access Manager; and certain product technologies. Also reflects a pre-tax charge for merger costs of $5,782,000 relating primarily to PLATINUM's acquisitions of Prodea, Paradigm and Axis.
(4) Reflects a pre-tax charge for acquired in-process technology of $88,493,000 relating primarily to PLATINUM's acquisitions of ASC, SQL, Reltech, Protellicess, AIB and BMS and the net assets of ViaTech, BrownStone and ProtoSoft and to certain product acquisitions. Also reflects a pre-tax charge for merger costs of $30,819,000 relating to PLATINUM's acquisitions of SII, Answer, Locus, Altai, Trinzic and Softool.

(5) Reflects a pre-tax charge for acquired in-process technology of $24,594,000 relating primarily to PLATINUM's acquisitions of Dimeric and the net assets of Aston Brooke and AutoSystems.
(6) Reflects a pre-tax charge for acquired in-process technology of $8,735,000 relating primarily to PLATINUM's acquisition of Datura and a pre-tax charge of $4,659,000 relating to Trinzic and Locus restructuring costs.
(7) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of rental expense which represents interest).
(8) Earnings available for fixed charges of $(89,933,000), $(72,342,000) and $(122,465,000) were inadequate to cover fixed charges of $9,130,000, $1,825,000 and $782,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

            LOGIC WORKS SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The following table sets forth selected historical financial data for Logic Works for each of the five years in the period ended December 31, 1997, which data has been derived from Logic Works' audited consolidated financial statements contained in Logic Works' Annual Report on Form 10-K for the year ended December 31, 1997. Such Logic Works selected historical financial data should be read in conjunction with the audited consolidated financial statements, including the notes thereto, and other financial information contained in Logic Works' Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                               YEAR ENDED DECEMBER 31,
                                        ---------------------------------------
                                         1997    1996     1995    1994    1993
                                        ------- -------  ------- ------- ------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  License fees......................... $37,161 $33,017  $25,255 $11,639 $3,855
  Maintenance & service fees...........  13,353   9,523    5,433   1,663    370
  Total revenues.......................  50,514  42,540   30,688  13,302  4,225
  Operating income (loss)..............   6,017  (4,796)   2,152   1,161    678
  Net income (loss)....................   4,606  (3,062)   1,407     701    413
  Diluted earnings (loss) per common
   share............................... $  0.36 $ (0.27) $  0.14 $  0.07 $ 0.05
  Shares used in per share
   computation(1)......................  12,859  11,335   10,373   9,721  7,716
BALANCE SHEET DATA:
  Working capital...................... $37,168 $28,297  $30,896 $ 1,300 $1,647
  Total assets.........................  59,450  48,369   43,891   6,551  2,923
  Total debt...........................     --      --       --      --     --
  Redeemable preferred stock...........     --      --       --    1,801  1,709
  Total stockholders' equity........... $43,298 $34,315  $33,517 $ 1,010 $  131

--------
(1) For an explanation of the number of shares used to compute diluted earnings (loss) per share, see Note 2 of Notes to Consolidated Financial Statements of Logic Works contained in the Logic Works Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference herein.

            UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL DATA

  The following unaudited pro forma condensed combined financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of PLATINUM and Logic Works and notes thereto that are included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               DECEMBER 31, 1997
                                (IN THOUSANDS)

                                PLATINUM   LOGIC WORKS
                               HISTORICAL   HISTORICAL               PRO FORMA
                              DECEMBER 31, DECEMBER 31,  PRO FORMA  DECEMBER 31,
ASSETS                            1997         1997     ADJUSTMENTS     1997
------                        ------------ ------------ ----------- ------------
Current assets:
  Cash and cash equivalents.    $178,138     $26,186      $  --       $204,324
  Short-term investments
   securities...............      57,597      12,188         --         69,785
  Trade accounts receivable,
   net......................     212,731      11,211         --        223,942
  Installment accounts
   receivable, net..........      30,043         --          --         30,043
  Other current assets......      32,679       3,735         --         36,414
                                --------     -------      ------      --------
    Total current assets....     511,188      53,320         --        564,508
                                --------     -------      ------      --------
Non-current investment
 securities.................      25,553         --          --         25,553
Property and equipment, net.      77,842       4,305         --         82,147
Purchased and developed
 software, net..............     116,717         496         --        117,213
Excess of cost over net
 assets acquired, net.......      52,759         --          --         52,759
Non-current installment
 receivables, net...........      21,912         --          --         21,912
Other assets................      28,206       1,354         --         29,560
                                --------     -------      ------      --------
    Total assets............    $834,177     $59,475      $  --       $893,652
                                ========     =======      ======      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Acquisition-related
   payables.................    $ 15,717     $   --       $  --       $ 15,717
  Accounts payable..........      16,091       1,923         --         18,014
  Accrued restructuring
   costs....................       6,308         247         --          6,555
  Other accrued liabilities.      67,030       7,176         --         74,206
  Current maturities of
   long-term obligations....       1,319         --          --          1,319
  Deferred revenue..........     116,374       6,806         --        123,180
                                --------     -------      ------      --------
    Total current
     liabilities............     222,839      16,152         --        238,991
                                --------     -------      ------      --------
Acquisition-related
 payables...................      18,320         --          --         18,320
Deferred revenue............      60,435         --          --         60,435
Deferred rent...............       6,197         --          --          6,197
Accrued restructuring costs.      16,002         --          --         16,002
Long-term obligations, net
 of current maturities......     266,824         --          --        266,824
                                --------     -------      ------      --------
    Total liabilities.......     590,617      16,152         --        606,769
                                --------     -------      ------      --------
Total stockholders' equity..     243,560      43,323         --        286,883
                                --------     -------      ------      --------
    Total liabilities and
     stockholders' equity...    $834,177     $59,475      $  --       $893,652
                                ========     =======      ======      ========

  See accompanying notes to unaudited pro forma condensed combining financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                PLATINUM   LOGIC WORKS
                               HISTORICAL   HISTORICAL               PRO FORMA
                               YEAR ENDED   YEAR ENDED               YEAR ENDED
                              DECEMBER 31, DECEMBER 31,  PRO FORMA  DECEMBER 31,
                                  1997         1997     ADJUSTMENTS     1997
                              ------------ ------------ ----------- ------------
                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Software products.........   $ 357,223     $37,161      $  --      $ 394,384
  Maintenance...............     125,245      10,789         --        136,034
  Professional services.....     141,035       2,564         --        143,599
                               ---------     -------      ------     ---------
    Total revenues..........     623,503      50,514         --        674,017
                               ---------     -------      ------     ---------
Costs and expenses:
  Professional services.....     127,499       2,246         --        129,745
  Product development and
   support..................     187,383       8,398         --        195,781
  Sales and marketing.......     228,387      27,707         --        256,094
  General and
   administrative...........      61,876       6,146         --         68,022
  Restructuring charges.....      57,319         --          --         57,319
  Merger costs..............       8,927         --          --          8,927
  Acquired in-process
   technology...............      67,904         --          --         67,904
                               ---------     -------      ------     ---------
    Total costs and
     expenses...............     739,295      44,497         --        783,792
                               ---------     -------      ------     ---------
Operating income (loss).....    (115,792)      6,017         --       (109,775)
Other income, net...........      16,729       1,346         --         18,075
                               ---------     -------      ------     ---------
Income (loss) before income
 taxes......................     (99,063)      7,363         --        (91,700)
Income taxes................      18,721       2,757         --         21,478
                               ---------     -------      ------     ---------
Net income (loss)...........   $(117,784)    $ 4,606      $  --      $(113,178)
                               =========     =======      ======     =========
Net income (loss) per share.   $   (1.90)    $  0.38      $  --      $   (1.64)
                               =========     =======      ======     =========
Shares used in computing net
 income (loss) per share....      62,042      12,125         --         69,037



  See accompanying notes to unaudited pro forma condensed combining financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                PLATINUM   LOGIC WORKS
                               HISTORICAL   HISTORICAL               PRO FORMA
                               YEAR ENDED   YEAR ENDED               YEAR ENDED
                              DECEMBER 31, DECEMBER 31,  PRO FORMA  DECEMBER 31,
                                  1996         1996     ADJUSTMENTS     1996
                              ------------ ------------ ----------- ------------
                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Software products.........    $243,938     $33,017      $   --      $276,955
  Maintenance...............     102,364       6,717          --       109,081
  Professional services.....     121,763       2,806          --       124,569
                                --------     -------      -------     --------
    Total revenues..........     468,065      42,540          --       510,605
                                --------     -------      -------     --------
Costs and expenses:
  Professional services.....     116,133       2,448          --       118,581
  Product development and
   support..................     155,277       7,384          --       162,661
  Sales and marketing.......     182,597      26,355          --       208,952
  General and
   administrative...........      39,224       7,951          --        47,175
  Restructuring charges.....         --        2,203          --         2,203
  Merger costs..............       5,782         --           --         5,782
  Acquired in-process
   technology...............      48,456         995          --        49,451
                                --------     -------      -------     --------
    Total costs and
     expenses...............     547,469      47,336          --       594,805
                                --------     -------      -------     --------
Operating loss..............     (79,404)     (4,796)         --       (84,200)
Other income, net...........       5,237         916          --         6,153
                                --------     -------      -------     --------
Loss before income taxes....     (74,167)     (3,880)         --       (78,047)
Income taxes................      (9,245)       (818)         --       (10,063)
                                --------     -------      -------     --------
Net loss....................    $(64,922)    $(3,062)     $   --      $(67,984)
                                ========     =======      =======     ========
Net loss per share..........    $  (1.14)    $ (0.27)     $   --      $  (1.07)
                                ========     =======      =======     ========
Shares used in computing net
 loss per share.............      56,968      11,335          --        63,507



  See accompanying notes to unaudited pro forma condensed combining financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                PLATINUM   LOGIC WORKS
                               HISTORICAL   HISTORICAL               PRO FORMA
                               YEAR ENDED   YEAR ENDED               YEAR ENDED
                              DECEMBER 31, DECEMBER 31,  PRO FORMA  DECEMBER 31,
                                  1995         1995     ADJUSTMENTS     1995
                              ------------ ------------ ----------- ------------
                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Software products.........   $ 158,597     $ 25,255     $  --      $ 183,852
  Maintenance...............      76,498        3,665        --         80,163
  Professional services.....      91,316        1,768        --         93,084
                               ---------     --------     ------     ---------
    Total revenues..........     326,411       30,688        --        357,099
                               ---------     --------     ------     ---------
Costs and expenses:
  Professional services.....      92,374        1,801        --         94,175
  Product development and
   support..................      94,027        4,949        --         98,976
  Sales and marketing.......     113,978       18,501        --        132,479
  General and
   administrative...........      34,097        3,285        --         37,382
  Merger costs..............      30,819          --         --         30,819
  Acquired in-process
   technology...............      88,493          --         --         88,493
                               ---------     --------     ------     ---------
    Total costs and
     expenses...............     453,788       28,536        --        482,324
                               ---------     --------     ------     ---------
Operating income (loss).....    (127,377)       2,152        --       (125,225)
Other income, net...........       4,130          121        --          4,251
                               ---------     --------     ------     ---------
Income (loss) before income
 taxes......................    (123,247)       2,273        --       (120,974)
Income taxes................     (11,680)         866        --        (10,814)
                               ---------     --------     ------     ---------
Net income (loss)...........   $(111,567)    $  1,407     $  --      $(110,160)
                               =========     ========     ======     =========
Net income (loss) per share.   $   (2.50)    $   0.16     $  --      $   (2.22)
                               =========     ========     ======     =========
Shares used in computing net
 income (loss) per share....      44,671        8,595        --         49,629


  See accompanying notes to unaudited pro forma condensed combining financial statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

NOTE A--DESCRIPTION OF MERGER

  On March 14, 1998, PLATINUM signed a definitive agreement to acquire all of the outstanding capital stock of Logic Works in exchange for shares of PLATINUM Common Stock (approximately 7,328,000 shares as of April 20, 1998) and to assume stock options which will convert into options to purchase shares of PLATINUM Common Stock (approximately 1,234,000 shares as of April 20,
1998). PLATINUM will exchange 0.5769 of a share of PLATINUM Common Stock for each share of Logic Works Common Stock. Logic Works will become a wholly-owned subsidiary of PLATINUM. The closing of the Merger is subject to approval by the stockholders of Logic Works as well as the satisfaction of conditions customary in such agreements. It is expected that the Merger will qualify as a tax-free reorganization and will be accounted for as a pooling of interests.

  The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

  PLATINUM and Logic Works estimate that they will incur merger-related expenses of approximately $7,000,000, consisting primarily of transaction costs for financial advisory fees, attorneys, accountants, financial printing and one-time charges related to the transaction. These nonrecurring expenses will be charged to operations in the fiscal quarter in which the merger is consummated. Such charges have not been reflected in the pro forma financial statements.

  The following table summarizes the assumed average shares outstanding used in computing pro forma net loss per share, using the exchange ratio of 0.5769, for the years ended December 31, 1997, 1996 and 1995:

                                                            YEARS ENDED DECEMBER
                                                                    31,
                                                            --------------------
                                                             1997   1996   1995
                                                            ------ ------ ------
                                                                (AMOUNTS IN
                                                                 THOUSANDS)
      PLATINUM average shares outstanding.................. 62,042 56,968 44,671
      Logic Works assumed average shares outstanding         6,995  6,539  4,958
                                                            ------ ------ ------
      Pro forma average shares outstanding................. 69,037 63,507 49,629
                                                            ====== ====== ======

NOTE B--EARNINGS PER SHARE

  The historical Logic Works net income per share for the year ended December 31, 1995 is presented before the effects of preferred stock cash dividends and the accretion of preferred stock redemption requirements.

NOTE C--RECLASSIFICATIONS

  Certain Logic Works historical amounts have been reclassified to conform to PLATINUM's historical presentation for the pro forma financial statements.

NOTE D--SUBSEQUENT EVENTS

  See Note 18 to PLATINUM's audited consolidated financial statements, which are incorporated by reference herein from PLATINUM's Annual Report on Form 10-K for the year ended December 31, 1997, and which includes a discussion of the transactions entered into by PLATINUM subsequent to December 31, 1997. Also included is a summary of the pro forma effects of the proposed acquisitions of Learmonth and Burchett Management Systems Plc, Mastering, Inc. and Logic Works on revenues and net income (loss) for the years ended December 31, 1997, 1996 and 1995.

                 PRO FORMA COMBINED COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of PLATINUM and Logic Works and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling-of-interests basis utilizing the Exchange Ratio discussed in Note (4) below, as if the Merger had been effective for all periods presented. This data should be read in conjunction with the selected financial data, the unaudited pro forma condensed combining financial statements and the separate historical financial statements of PLATINUM and Logic Works and notes thereto, included elsewhere or incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                   EQUIVALENT
                                          HISTORICAL               LOGIC WORKS
                               HISTORICAL   LOGIC       PRO FORMA   PRO FORMA
                                PLATINUM   WORKS(2)    COMBINED(3) COMBINED(4)
                               ---------- ----------   ----------- -----------
      Net Income (Loss) Per
       Share
        Years ended December
         31:
          1997................   $(1.90)    $ 0.38       $(1.64)     $(0.95)
          1996................    (1.14)     (0.27)       (1.07)      (0.62)
          1995................    (2.50)      0.16 (5)    (2.22)      (1.28)
      Book Value Per Share:
       (1)
        December 31, 1997.....     3.81       3.43         4.03        2.32

--------

(1) Book value per share reflects PLATINUM and Logic Works at December 31, 1997 and is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the respective date.
(2) Historical Logic Works per share data reflect basic earnings per share for each period.
(3) Pro forma combined per share amounts reflect the Merger.
(4) The equivalent Logic Works pro forma combined per share amount is calculated by multiplying the pro forma combined per share amount by the Exchange Ratio of 0.5769.
(5) Represents historical Logic Works net income per share for the year ended December 31, 1995 before the effects of preferred stock cash dividends and the accretion of a preferred stock redemption requirement.

                        INFORMATION REGARDING PLATINUM

OVERVIEW

  PLATINUM develops, markets and supports software products, and provides related professional services, that help organizations manage and improve their information technology ("IT") infrastructures, which consist of data, systems and applications. PLATINUM's products and services help IT departments, primarily in large and data intensive organizations, minimize risk, improve service levels, and leverage information to make better business decisions. PLATINUM's products typically perform fundamental functions such as automating operations, maintaining the operating efficiency of systems and applications, and ensuring data access and integrity. PLATINUM currently develops software products through its four business units: database management, systems management, application infrastructure management, and data warehousing and decision support. Addressing businesses' increasing demand for simplified vendor relationships and complete solutions to IT problems, PLATINUM's goal is to become the leading provider of IT infrastructure management solutions by offering a comprehensive set of "best in class" point products, product bundles and integrated product suites. PLATINUM also offers a wide array of professional services, including consulting, systems integration and educational programs, both in conjunction with and independent of software product sales.

  To achieve its goal, PLATINUM identified key technologies and skill sets required to better manage the IT infrastructure. Through a combination of an aggressive acquisition program and vigorous internal product development efforts, PLATINUM assembled the competencies to create complete infrastructure management solutions. Devoting substantial resources to integrating its products and technologies, PLATINUM is now leveraging the breadth of its product lines and its professional services capabilities to provide complete, customized solutions for IT infrastructure problems. These solutions include single products; product suites, which are sets of integrated products drawn together from multiple business units of PLATINUM; and product bundles, which are sets of software applications that are packaged together but do not necessarily have the level of integration that defines a suite; as well as design and implementation services provided by PLATINUM's professional services staff. These solutions also include ongoing product upgrades, maintenance and support, sometimes pursuant to multi-year contracts. Evidencing the increasing demand from PLATINUM's customers for comprehensive solutions, PLATINUM completed 102 transactions of over $1 million during 1997, as compared to 55 such transactions during 1996 and only two such transactions during 1995. Each of these large transactions included licenses for software product bundles or suites, along with future upgrades and maintenance; software consulting services; or both product licenses and related consulting services.

  PLATINUM is focusing on the development of products and services that offer its customers maximum flexibility and functionality. PLATINUM's products are designed to permit a customer to either purchase prepackaged integrated suites or to choose individual products and later add other products as needed. The cornerstone of PLATINUM's integration efforts is POEMS (PLATINUM Open Enterprise Management Services), an internally developed set of shared components that give PLATINUM's products a common look and feel, common installation and distribution and common communication, data and events handling. POEMS integration is built into individual products so that, as customers purchase additional PLATINUM products, the newly acquired and previously installed products can begin working together immediately. In February 1998, PLATINUM released for general availability its ProVision suite of integrated systems and database management tools, which is PLATINUM's most significant POEMS-enabled integrated offering of products to date. ProVision initially includes nine tools within the following key IT management disciplines: job management, performance management and analysis, software distribution, problem resolution, security, database utilities, and database administration.

  PLATINUM is also creating solutions for the needs of specific industries, as well as general business needs. PLATINUM also is enabling its products and suites for application with intranets and the internet and offers a broad set of solutions for the Year 2000 problem. Additionally, in late 1996, PLATINUM formed specialty consulting practice groups within its professional services business unit, including groups dedicated to Year 2000 solutions and internet/intranet technologies.

                    DESCRIPTION OF PLATINUM'S CAPITAL STOCK

  The authorized capital stock of PLATINUM consists of 180,000,000 shares of Common Stock, $0.001 par value per share (the "PLATINUM Common Stock"), and 10,000,000 shares of Class II Preferred Stock, $0.01 par value per share (the "Preferred Stock"), 1,000,000 shares of which (subject to adjustment upward or downward by PLATINUM's Board of Directors) have been designated as Series A Junior Participating Preferred Stock, and 1,775,000 of which (subject to adjustment upward or downward in accordance with PLATINUM's Restated Certificate of Incorporation, as amended (the "PLATINUM Charter")) have been designated as Series B Preferred Stock. As of April 20, 1998, 64,891,936 shares of PLATINUM Common Stock were issued and outstanding; 1,768,421 shares of Series B Preferred Stock were issued and outstanding, and no shares of the Series A Junior Participating Preferred Stock were issued or outstanding. The following description is a summary and is qualified in its entirety by reference to the provisions of the PLATINUM Charter and the PLATINUM Bylaws, copies of which have been filed with and are available from the Commission and PLATINUM upon request.

COMMON STOCK

  Holders of PLATINUM Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of a majority of the shares of PLATINUM Common Stock represented at a meeting can elect all of the directors to be elected at that meeting. Holders of PLATINUM Common Stock are not permitted to act by written consent. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of PLATINUM Common Stock are entitled to receive ratably such dividends as may be declared by the PLATINUM Board of Directors out of funds legally available therefor. See "Comparative Per Share Market Price Data-- PLATINUM." In the event of a liquidation, dissolution, or winding up of PLATINUM, holders of the PLATINUM Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of PLATINUM Common Stock have no preemptive rights and have no right to convert their PLATINUM Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the PLATINUM Common Stock. All outstanding shares of PLATINUM Common Stock are, and any shares of PLATINUM Common Stock which are issued in connection with the Merger, when so issued, will be, fully paid and nonassessable.

PREFERRED STOCK

  The PLATINUM Board of Directors has the authority, without further action by the stockholders, to issue up to 8,231,579 shares of Preferred Stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. Because the PLATINUM Board of Directors has the power to establish the preferences and rights of the shares of any such series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights (including voting rights), senior to the rights of holders of PLATINUM Common Stock, which could adversely affect the rights of holders of PLATINUM Common Stock and could have the effect of delaying, deferring or preventing a change in control of PLATINUM.

SERIES B PREFERRED STOCK

  Holders of shares of Series B Preferred Stock have voting rights only with respect to actions by PLATINUM which will materially and adversely change any of the rights, privileges and preferences of the Series B Preferred Stock. Shares of Series B Preferred Stock may only be transferred to PLATINUM, or any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with the holder of such shares. Shares of Series B Preferred Stock are convertible, at any time, into shares of PLATINUM Common Stock at the rate of one-for-one (subject to certain adjustments). Furthermore, each share of Series B Preferred Stock will automatically be converted into shares of PLATINUM Common Stock at the rate of one-for-one (subject to certain adjustments) upon the improper transfer of any shares of Series B Preferred Stock by any holder thereof. In the event of any liquidation, dissolution, or winding up of PLATINUM, holders of Series B Preferred Stock are entitled to receive up to an amount equal to (i) $23.75 per share for each share of Series B Preferred Stock then held by them, plus
(ii) the amount of declared but unpaid dividends thereon.

PREFERRED STOCK PURCHASE RIGHTS

  The registered holders of PLATINUM Common Stock have the right (a "Right") to purchase from PLATINUM, for each share of PLATINUM Common Stock owned, one-hundredth of a share of Class II Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Rights Shares"), of PLATINUM at a price of $125.00 per one one-hundredth of a Preferred Rights Share (the "Rights Purchase Price"), subject to adjustment. Each one one-hundredth of a Preferred Rights Share is entitled to one vote, a dividend equal to the dividend per share paid on the PLATINUM Common Stock, and a liquidation payment equal to the liquidation payment per share paid on the PLATINUM Common Stock. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between PLATINUM and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

  The Rights are not exercisable until the earlier of (i) the close of business on the tenth business day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of PLATINUM Common Stock (an "Acquiring Person"), or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the PLATINUM Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by such person or group of 15% or more of the outstanding shares of PLATINUM Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the Rights will be evidenced by the certificates for the PLATINUM Common Stock, will be transferable only by the transfer of the shares of PLATINUM Common Stock (including a transfer to PLATINUM) will constitute a transfer of the Rights. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended. The Rights will expire on January 5, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by PLATINUM, in each case, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of PLATINUM as a result of the ownership of the Right, including, without limitation, the right to vote or to receive dividends.

  Until the Distribution Date (or earlier redemption or expiration of the Rights), certificates for the PLATINUM Common Stock issued upon the transfer or new issuance of shares of PLATINUM Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of PLATINUM Common Stock will also constitute the transfer of Rights associated with the shares of PLATINUM Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of shares of PLATINUM Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights.

  At any time after the Distribution Date, each holder of a Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise and in lieu of Preferred Rights Shares, shares of PLATINUM Common Stock (or, in certain circumstances, cash, property or other securities of PLATINUM) having a value equal to two times the Rights Purchase Price. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void.

  At any time after the first date of public announcement by PLATINUM or an Acquiring Person that an Acquiring Person has become such (a "Shares Acquisition Date"), if (i) PLATINUM is the surviving corporation in a merger with any other company or entity, (ii) PLATINUM is acquired in a merger or other business combination transaction, or (iii) 50% or more of PLATINUM's consolidated assets or earning power are sold, each holder of a Right (other than those whose rights have become void) will thereafter have the right to receive, upon the exercise thereof at the then current Rights Purchase Price and in lieu of Preferred Rights Shares, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the exercise price of such Right.

  At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of PLATINUM Common Stock, the Board of Directors of PLATINUM may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, without any additional payment, for shares of PLATINUM Common Stock at an exchange ratio equal to one share of PLATINUM Common Stock (or a share of a class or series of PLATINUM's preferred shares having equivalent rights, preferences and privileges) per Right, subject to adjustment.

  With certain exceptions, no adjustment in the Rights Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Rights Purchase Price. No fractional Rights Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Rights Preferred Share, which may, at the election of PLATINUM, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Rights Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to the Shares Acquisition Date, the Board of Directors of PLATINUM may redeem all, but not less than all, of the Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the PLATINUM Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  Any provisions of the Rights may be amended by the Board of Directors of PLATINUM prior to the Shares Acquisition Date. After the Shares Acquisition Date, the provisions of the Rights Agreement may be amended by the Board of Directors of PLATINUM in order to cure any ambiguity or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

  A copy of the Rights Agreement is available free of charge from PLATINUM. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

  The Rights have certain anti-takeover effects. The Rights should not interfere with any merger or business combination approved by the Board of Directors of PLATINUM because the Rights may be redeemed by PLATINUM at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of PLATINUM Common Stock. However, by causing substantial dilution to a person or group that attempts to acquire PLATINUM on terms not approved by PLATINUM's Board of Directors, the Rights may interfere with certain acquisitions, including acquisitions that may offer a premium over market price to some or all of PLATINUM's stockholders. The PLATINUM Board of Directors has stated that the Rights are not intended to prevent an acquisition of PLATINUM on terms that are favorable and fair to all stockholders.

CERTAIN PLATINUM CHARTER AND BYLAWS PROVISIONS

  The PLATINUM Charter and the Bylaws contain a number of provisions relating to corporate governance and to the rights of PLATINUM stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of PLATINUM. These provisions include (i) the classification of PLATINUM's Board of Directors into three classes, each class serving for staggered three year terms; (ii) restrictions on the removal of directors; (iii) a requirement that special meetings of PLATINUM stockholders may be called only by the Board of Directors of PLATINUM and that PLATINUM stockholder action may be taken only at PLATINUM stockholder meetings and not by written consent; (iv) the authority of the Board of Directors of PLATINUM to issue series of Preferred Stock with such voting rights and other powers as it may determine; (v) a requirement that the affirmative vote of greater than 80% of the voting power of shares entitled to vote generally for the election of directors is required to amend provisions of the PLATINUM Charter relating to (a) the classification of PLATINUM's Board of Directors, (b) removal of directors, and (c) the inability of PLATINUM stockholders to call special meetings and to take action by written consent; (vi) a requirement that the Bylaws may only be amended (other than by PLATINUM's Board of Directors) by the vote of the holders of 66% of the shares entitled to vote generally for the election of directors; and (vii) notice requirements in the Bylaws relating to nominations to the Board of Directors of PLATINUM and to the raising of business matters at PLATINUM stockholder meetings.

DELAWARE GENERAL CORPORATION LAW

  PLATINUM is subject to the provisions of Section 203 of the DGCL ("Section 203"). Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder, unless (i) the transaction that results in the person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares), or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or
(ii) an affiliate or associate of the corporation and the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

  Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of
Section 203 may encourage persons interested in acquiring PLATINUM to negotiate in advance with PLATINUM's Board of Directors because the stockholder approval requirement would be avoided if a majority of the PLATINUM's directors then in office approve either the business combination or the transaction which results in the person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in management of PLATINUM. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT

  The transfer agent and registrar for the PLATINUM Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

                       INFORMATION REGARDING LOGIC WORKS

  Logic Works is a leading provider of client/server database design and business process modeling software. Logic Works' Windows-based products allow customers to realize the benefits of client/server systems by enabling easy, rapid and high-quality design, deployment and management of relational databases and related applications. Logic Works' award-winning products have been licensed to approximately 50,000 users in 7,000 organizations worldwide, including, AT&T Corp., Barnett Banks, Inc., The Coca-Cola Company, Dell Computer Corporation, GTE Corporation, Hewlett-Packard Company, Intel Corporation, ITT Corporation, JP Morgan & Co., Johnson & Johnson, Merck & Co., Inc., Microsoft Corporation, Monsanto Corporation, Republic National Bank of New York, Union Pacific Railroad Company, Universal Studios, Inc., Visa International and the United States Army. Logic Works' principal executive offices are located at 111 Campus Drive, Princeton, New Jersey 08540. Its telephone number at that address is (609) 514-1177, and its Web site is located at http://www.logicworks.com. Logic Works' website is not a part of this Proxy Statement/Prospectus.

                       COMPARISON OF STOCKHOLDER RIGHTS

  The statements set forth under this heading with respect to the DGCL, the PLATINUM Charter, the PLATINUM Bylaws, the Logic Works Charter and the Logic Works Bylaws (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the DGCL, the PLATINUM Charter, the PLATINUM Bylaws, the Logic Works Charter and the Logic Works Bylaws. See "AVAILABLE INFORMATION."

GENERAL

  The following summary compares certain rights of the holders of PLATINUM Common Stock to the rights of the holders of Logic Works Common Stock. The rights of Logic Works Stockholders are governed principally by the DGCL, the Logic Works Charter and the Logic Works Bylaws. Upon consummation of the Merger, such stockholders will become holders of PLATINUM Common Stock, and their rights will be governed principally by the DGCL, the PLATINUM Charter and the PLATINUM Bylaws. In most respects, the rights of PLATINUM stockholders are similar to those of Logic Works stockholders. The following summarizes the material differences between the rights of holders of PLATINUM Common Stock and Logic Works Common Stock.

DIVIDENDS

  Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital) or, if no such surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets. Each of the PLATINUM Charter and Bylaws and the Logic Works Charter and Bylaws contains provisions relating to the declaration and payment of dividends consistent with the DGCL. However, neither PLATINUM nor Logic Works currently pays dividends to their respective stockholders.

VOTING RIGHTS

  Each share of PLATINUM Common Stock and each share of Logic Works Common Stock is entitled to one vote on each matter submitted to a vote of stockholders. Neither the holders of PLATINUM Common Stock nor the holders of Logic Works Common Stock have cumulative voting rights in the election of directors.

DIRECTORS

  Number of Directors. Under the DGCL, the charter document or bylaws of a corporation may specify the number of directors. The PLATINUM Charter and Bylaws provide the PLATINUM Board shall consist of not less than six nor greater than 11 directors elected for staggered three year terms, with the exact number determined by the PLATINUM Board. The current size of the PLATINUM Board is seven. Section 223 of the DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation (PLATINUM's Charter and Bylaws do not provide otherwise) or (ii) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy (PLATINUM's Charter does not have such a provision). In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent (10%) of shares outstanding at the time and entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by the DGCL. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign from the board, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy. PLATINUM's Bylaws limit this provision with respect to directors that have resigned such that it applies only where the director has resigned, effective at a future date.

  The Logic Works Charter specifies that the Logic Works Board size shall be determined by resolution of the Logic Works Board or by the Logic Works Stockholders at an Annual or Special Meeting. The Logic Works Board shall consist of not less than five directors elected for staggered three year terms. The current size of the Logic Works Board is five. Vacancies and newly created directorships may be filled by the Logic Works Board. In addition, if at the time of filling any vacancy or newly created directorship the directors then in office shall constitute less than a majority of the whole board, holders of ten percent (10%) or more of the outstanding voting capital stock of Logic Works may petition the Delaware Court of Chancery to summarily order an election to be held to fill any such vacancy or newly created directorship, or to replace the directors chosen by the directors then in office.

  Classification. Directors of both PLATINUM and Logic Works serve staggered terms of office. Both the PLATINUM Charter and Bylaws and the Logic Works Charter and Bylaws provide that their respective boards of directors shall be divided, with respect to the terms of office for the individual directors, into three classes, as nearly equal in number as possible, with each class to serve a staggered three year term.

  Removal. Under Section 141 of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except that (i) unless the certificate of incorporation otherwise provides, in the case of a corporation having a classified board, stockholders may effect such removal only for cause, and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. PLATINUM's Charter provides that directors may be removed only with cause by a vote of a majority of the combined voting power of PLATINUM's outstanding stock. The Logic Works Bylaws provide that any director or the entire Logic Works Board may be removed with or without cause by the holders of a majority of Logic Works Common Stock entitled to vote at an election of directors.

  Nominations. Each of the Logic Works Bylaws and the PLATINUM Bylaws provide that nominations for directors may be made only by or at the direction of the Logic Works Board or the PLATINUM Board (as the case may be) or by a stockholder entitled to vote for the election of directors at a stockholders' meeting. With respect to stockholder nominations, written notice of such stockholders' intent to make such nominations at such meeting must be received by the Secretary of Logic Works or PLATINUM, as the case may be, in a manner and within the time period specified in the respective Bylaws of PLATINUM and Logic Works.

  Fiduciary Duties of Directors. Under Delaware law, directors have a fiduciary relationship with their corporation and its stockholders and, as such, are required to discharge their duties in good faith and in a manner reasonably believed to be in the best interests of such corporation and its stockholders. They are required to use such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of such corporation. Delaware courts have held that the duty of care requires directors to exercise an informed business judgment, which requires that they have informed themselves of all material information reasonably available. Delaware courts have imposed a heightened standard of conduct on directors who are responding to a proposed change of control or are engaging in a sale or auction of their corporation.

LIMITATION ON DIRECTORS LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 102 of the DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the DGCL does not, however, permit a corporation to limit or eliminate the personal liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption or (iv) any transaction from which the director derives an improper personal benefit. Each of the PLATINUM Charter and the Logic Works Charter provide for limitations on directors' liability to the fullest extent permitted by the DGCL.

  Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to: (i) any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; (ii) any derivative action or suit on behalf of such corporation against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation. With respect to derivative suits and actions, in the event that a person is adjudged to be liable to the corporation, the DGCL prohibits indemnification unless, and then only to the extent that, either the Delaware Court of Chancery or the court in which such derivative action or suit was brought determines that such person is entitled to indemnification for those expenses which that court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

  The PLATINUM Charter provides that PLATINUM shall indemnify PLATINUM directors to the maximum extent permitted by the DGCL. The PLATINUM Charter provides that PLATINUM may, at the discretion of the PLATINUM Board, indemnify officers and employees of PLATINUM.

  The Logic Works Charter and Bylaws provide for the indemnification of directors and officers of Logic Works to the maximum extent permitted by the DGCL.

CALL OF SPECIAL MEETINGS

  Under Section 211 of the DGCL, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. Under PLATINUM's Bylaws, a special meeting of stockholders may be called only by the PLATINUM Board. Under Logic Works' Bylaws, a special meeting of the stockholders may be called by the president or by a majority of the Logic Works Board.

ACTION OF STOCKHOLDERS WITHOUT A MEETING

  The DGCL permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise; provided such consent is signed by the stockholders having at least the minimum number of votes required to authorize such action at a meeting. Each of the PLATINUM Charter and the Logic Works Charter contains a prohibition that prevents PLATINUM's stockholders and Logic Works' stockholders, respectively, from taking any action without a meeting.

STOCKHOLDER PROPOSALS

  The PLATINUM Bylaws provide that, to be timely, a stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of PLATINUM at the principal executive offices of PLATINUM, not less than 120 nor more than 150 days prior to the first anniversary of the date of PLATINUM's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year or if the date of the meeting has been changed from the previous year's meeting date, a proposal must be received within 10 days after the meeting date has been "publicly disclosed." Under the Logic Works Charter and Logic Works Bylaws, to be timely, the stockholder must deliver written notice to the Secretary at the principal executive offices of Logic Works not later than 120 days nor earlier than 150 days prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting, except that if either
(i) the date of the annual meeting is more than thirty days before or more than sixty days after such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the sixtieth day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Logic Works.

AMENDMENT TO CHARTER

  Under the DGCL, the charter of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock entitled to vote thereon. With respect to any amendment to the charter of a corporation that would adversely affect a particular class or series of stock, the DGCL requires the separate approval by the holders of the affected class or series of stock, voting together as a single class. Any amendment to the PLATINUM Charter relating to the creation of a classified board of directors or affecting the prohibition on stockholder action by written consent requires the approval of eighty percent (80%) of the outstanding shares of voting capital stock of PLATINUM. Amendments to the Logic Works Charter are subject to the requirements of the DGCL.

AMENDMENT TO BYLAWS

  Section 109 of the DGCL provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote, provided that a corporation may, in its certificate of incorporation, confer such powers on the board of directors. In accordance with the PLATINUM Charter, the PLATINUM Board is expressly authorized to make, alter, amend or repeal the Bylaws of PLATINUM; provided, however, that if such action is to be taken by stockholders, the affirmative vote of 66 2/3% of the total votes eligible to be cast by stockholders is required.

  In accordance with the Logic Works Charter, and the Logic Works Bylaws, Logic Works' Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or the Board of Directors.

CONFLICT OF INTEREST

  The PLATINUM Bylaws and the Logic Works Bylaws provide that no contract entered into between such corporation and one or more of its directors or officers or between such corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present or participates in a meeting which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if: (i) the director or officer's relationship or interest in the contract or transaction are disclosed to the disinterested directors and the disinterested directors in good faith authorize the contract or transaction; (ii) the material facts as to the director or officer's relationship or interest in the contract are disclosed to the stockholders entitled to vote thereon, and a contract is approved in good faith by the vote of the stockholders; or (iii) the contract is fair as to the corporation as of the time it is authorized by the Board of Directors or by the stockholders.

ANTI-TAKEOVER PROVISIONS

  Section 203 of the DGCL prohibits, in general, a publicly held Delaware corporation from engaging, under certain circumstances and subject to certain exceptions, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the person becomes an interested stockholder, the board of directors approves the transaction or business combination which results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the stockholder acquires more than eighty-five percent (85%) of the outstanding shares of voting capital stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans); or (iii) the business combination is approved by the board of directors and by holders of two-thirds of the outstanding voting capital stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). An "interested stockholder" is a person (other than the corporation or a majority-owned subsidiary of such corporation) who, together with affiliates and associates, owns (or at any time within the prior three years did own) fifteen percent (15%) or more of the corporation's outstanding voting capital stock, subject to certain exceptions. Section 203 of the DGCL defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

  Except as described above under "--Conflict of Interest," neither the PLATINUM Charter or Bylaws nor the Logic Works Charter or Bylaws contains any provisions which modify Section 203 of the DGCL.

  PLATINUM's Charter, Bylaws and the PLATINUM Rights Agreement as well as Logic Works' Charter and Bylaws contain a number of provisions which may be deemed to have potential anti-takeover effects. See "Description of Platinum's Capital Stock" and certain documents incorporated by reference which describe the Logic Works Charter and Logic Works Bylaws.

            ELECTION OF CLASS III DIRECTOR TO THE LOGIC WORKS BOARD

  Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Meeting for the election of the nominee named below as Class III Director of Logic Works to serve until the third annual meeting following such nominee's election or until such nominee's successor is duly elected and qualified. The Logic Works Board does not currently anticipate that the nominee will be unable to be a candidate for election. If the proposal to approve the Merger Agreement is approved and adopted by the stockholders of Logic Works and the Merger is consummated, the current members of Logic Works Board including any director elected at the Meeting, will be replaced by the directors of PT Acquisition Corporation at the effective time of the Merger.

  In accordance with the terms of Logic Works Charter, the Logic Works Board has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of stockholders commencing with the 1996 annual meeting, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election and until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares present in person or represented by proxy and voting at the annual meeting is required to elect the Directors.

  The Logic Works Board currently has five members, one of whose terms expires at the Meeting and is a nominee for re-election. Mr. Richard A. Hosley, II is a Class III Director whose term expires at the Meeting. Messrs. Benjamin C. Cohen and Gregory A. Peters, who was appointed by the Logic Works Board to fill a vacancy on the Logic Works Board in October 1997, are Class I Directors whose terms expire at the 1999 annual meeting. Messrs. Charles Federman and Paul E. Blondin are Class II Directors whose terms expire at the 2000 annual meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

INFORMATION REGARDING THE NOMINEE FOR ELECTION AT THE 1998 ANNUAL MEETING (CLASS III DIRECTOR)

  The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominee has been furnished to Logic Works by such nominee. Except as indicated, the nominee has had the same principal occupation for the last five years.

  Mr. Richard A. Hosley, II, 53, has been a director of Logic Works since August 1995. Mr. Hosley has been a private investor since 1990. From 1980 to 1990, Mr. Hosley served in various executive positions, including President and Chief Executive Officer and Vice Chairman of BMC Software, Inc., a mainframe systems software company. Mr. Hosley serves as a Director of Peregrine Systems, Inc. a helpdesk software company, Axent Technologies, Inc., a network security software company, and Silvon Software, Inc., an enterprise application management software company.

THE LOGIC WORKS BOARD RECOMMENDS THE ELECTION OF RICHARD A. HOSLEY, II

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING

  The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at the Meeting has been furnished to Logic Works by such Director. Except as indicated each of these Directors has had the same principal occupation for the last five years.

 Class I Directors (Term expires at the 1999 Annual Meeting)

  Mr. Benjamin C. Cohen, 46, founder of Logic Works, has served as Chairman of the Board of Directors of Logic Works since its inception in 1985 and served as its President and Chief Executive Officer from Logic Works' inception to April 1997. Mr. Cohen is currently President and Chief Executive Officer of Tacit Communications, a company which he co-founded in January 1998 to develop an e-mail based knowledge management product.

  Mr. Gregory A. Peters, 37, has been a Director of Logic Works and has served as President and Chief Executive Officer of Logic Works since October 1997. Mr. Peters joined Logic Works as Chief Financial Officer and Executive Vice President, Finance and Operations in August 1996 and was named Acting President and Chief Executive Officer in April 1997. From April 1994 to August 1996, Mr. Peters served as Chief Financial Officer, Treasurer and Senior Vice President, and from 1992 to March 1994, as Controller and Treasurer, at Micrografx, Inc., a windows-based graphics software company. From 1990 to 1992, Mr. Peters held various financial positions at DSC Communications Corporation, a telecommunications company. Mr. Peters is a certified public accountant.

 Class II Directors (Term expires at the 2000 Annual Meeting)

  Mr. Charles Federman, 42, has been a Director of Logic Works since May 1995. Mr. Federman has been a Managing Director of the BRM Group ("BRM"), a venture capital firm, since January 1998. From 1983 to December 1997, Mr. Federman held a number of positions, including Chairman of the Executive Committee, at Broadview, an investment bank providing merger and acquisition advice in the information technology industry and a financial advisor to Logic Works in connection with the Merger. Prior to joining Broadview, Mr. Federman co-founded Bird & Company, an information technology mergers and acquisitions firm. Mr. Federman serves as a Director of Phoenix Technologies Ltd., a systems and applications software company, MathSoft, Inc. an application software company, and International Microcomputer Software, Inc., an applications software company.

  Mr. Paul E. Blondin, 47, has been a Director of Logic Works since September 1996. Mr. Blondin is currently President and Chief Executive Officer of NETECT, Inc., a network security software company. From March 1993 to June 1997, Mr. Blondin was Vice President, Finance and Administration, Treasurer and Chief

Financial Officer of Cascade Communications, a company engaged in broadband data communications. From 1991 to March 1993, Mr. Blondin served as Vice President and Controller of Proteon, Inc., a leading worldwide manufacturer of internetworking and LAN products.

COMMITTEES OF THE BOARD

  The Audit Committee of the Logic Works Board (the "Audit Committee") consists of Messrs. Blondin and Federman, and its functions include recommending to the Logic Works Board the selection of Logic Works' auditors and reviewing with such auditors the plan and results of their audit and the adequacy of Logic Works' systems of internal accounting controls and management information systems. In addition, the Audit Committee reviews the independence of the auditors and their fees for services rendered to Logic Works. Mr. Robert E. Davoli served on the Audit Committee until his resignation as director in October 1997, when he was replaced by Mr. Blondin.

  The Compensation Committee of the Logic Works Board (the "Compensation Committee") consists of Messrs. Blondin and Federman, and its functions include recommending, reviewing and overseeing salaries and benefits relating to Logic Works' employees, consultants, directors and other individuals compensated by Logic Works. Mr. Robert E. Davoli served on the Compensation Committee until his resignation as director in October 1997, when he was replaced by Mr. Blondin. The Compensation Committee also administers various incentive compensation, stock option and benefit plans, including the 1995 Plan. In December 1997, the Board established a secondary compensation committee (the "Secondary Compensation Committee") to administer the 1995 Plan with respect to those individuals who are neither officers nor directors of Logic Works subject to the short-swing profit restrictions of the federal securities laws. The Secondary Compensation Committee, which currently consists of Mr. Peters, has authority to make all option grants under the 1995 Plan to such individuals and to otherwise administer all the terms and provisions of the 1995 Plan with respect to such individuals, subject to guidelines established from time to time by the Logic Works Board.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

  During 1997, the Logic Works Board held seven meetings and each Director attended all meetings of the Logic Works Board. The Compensation Committee and the Audit Committee held two meetings and one meeting, respectively, during 1997 and each member attended all meetings of such Committees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, Logic Works' Directors, executive officers, and any persons holding more than ten percent of Logic Works' Common Stock are required to report their ownership of Logic Works' Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and Logic Works is required to report in this Proxy Statement/Prospectus any failure to file by these dates during 1997. Based solely on its review of such forms received by it from such persons for their fiscal year 1997 transactions, Logic Works believes that all such Directors, officers, and greater than ten percent beneficial owners have complied with all filing requirements applicable to such persons.

COMPENSATION OF DIRECTORS

  Cash Compensation. Directors do not receive a fee for attending Logic Works Board or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties.

  Stock Option Grant. Under the automatic option grant program of the 1995 Plan, each non-employee director first elected or appointed to the Board of Directors after the initial public offering of Logic Works' Common Stock will automatically be granted an option for 25,000 shares of Common Stock on the date of his or her election or appointment to the Logic Works Board, provided such individual has not been in the prior employ of Logic Works. In addition, at each annual meeting of stockholders, each individual with at least six months of Board service who will continue to serve as a non-employee director following the meeting will automatically be granted an option for 2,500 shares of Logic Works Common Stock, even if such individual has been in the prior employ of Logic Works or joined the Logic Works Board prior to the initial public offering.

  Each option granted under the Automatic Option Grant Program of the 1995 Plan will have an exercise price equal to 100% of the fair market value of the Logic Works Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service as a director of Logic Works. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase by Logic Works should the optionee's service as a non-employee Director of Logic Works cease prior to vesting in the shares. The initial 25,000-share option will vest in successive equal annual installments over the optionee's initial four-year period of service on the Logic Works Board; each annual option will vest upon completion of one (1) year of Board service measured from the option grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of Logic Works or (ii) the death or disability of the optionee while serving on the Logic Works Board. In May 1997, in connection with Logic Works' 1997 annual meeting of stockholders, Logic Works granted to each of Messrs. Blondin, Federman and Hosley an option to purchase 2,500 shares of Logic Works Common Stock at $5.375 per share in accordance with the automatic option grant program of the 1995 Plan. In accordance with the 1995 Plan, each of Messrs. Blondin, Cohen, Federman, and Hosley, provided that each continues to serve as a nonemployee director following the Meeting, will receive options to purchase 2,500 shares of Logic Works Common Stock with an exercise price equal to the fair market value of Logic Works' Common Stock on the date of the Meeting. Each of Messrs. Blondin, Cohen, Federman and Hosley have agreed that the options issued in connection with the Meeting will not accelerate in connection with the Merger and will automatically be cancelled and terminate upon consummation of the Merger.

           LOGIC WORKS EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS OF LOGIC WORKS

  The executive officers of Logic Works as of April 20, 1998 were as follows:

NAME                      AGE                      POSITION
----                      ---                      --------
Gregory A. Peters........  38 President and Chief Executive Officer
Flint A. Lane............  31 Executive Vice President, Research and Development
Edward G. McLaughlin.....  32 Executive Vice President, Marketing
Daniel M. Shiffman.......  43 Executive Vice President, Business Development
Frank T. Watts...........  51 Executive Vice President, Worldwide Sales

INFORMATION CONCERNING LOGIC WORKS' EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OF LOGIC WORKS

  Flint A. Lane, who joined Logic Works as a Director of Development in April 1996, was named a Vice President of Product Development in May 1997 and was promoted to Executive Vice President, Research and Development in January 1998. Prior to joining Logic Works, Mr. Lane was Senior Product Architect at PLATINUM from December 1994 until April 1996 and Vice President of Development at Brownstone Solutions, Inc., a data dictionary software company, from 1990 until December 1994.

  Edward G. McLaughlin joined Logic Works as Director of Erwin(R)/ModelMart(TM) Product Marketing in July 1995 and was named Executive Vice President of Marketing of Logic Works in February 1998. From February 1993 to July 1995, Mr. McLaughlin was Director of Software Tools at Actium Corporation, a systems integrator provider, where he had full business unit responsibility for the software reseller unit. From November 1987 until February 1993, Mr. McLaughlin was Manager of EDI Services for Information and Financial Services, Inc., a provider of turnkey software solutions.

  Daniel M. Shiffman has served as Executive Vice President, Business Development of Logic Works since January 1998 and served as Executive Vice President, Product Development of Logic Works from May 1995 to December 1997. Prior to joining Logic Works, Mr. Shiffman served as Director of Engineering of Sybase, Inc., a database solutions company, from August 1993 to April 1995. At Sybase, Mr. Shiffman led both the engineering group in the business information tools business unit and the West Coast engineering group for the former Powersoft Corporation's new technology group. From 1989 to August 1993, Mr. Shiffman was the co-founder and Engineering Manager at Cooperative Solutions, Inc., an enterprise applications software company, where he developed an application development environment for mission critical client/server applications.

  Frank T. Watts has been Executive Vice President, Worldwide Sales of Logic Works since January 1997 and provided consulting services to Logic Works from February to December 1996. From 1985 to October 1996, Mr. Watts headed a consulting business specializing in sales and sales management programs for technology oriented companies, including Sun Microsystems, Inc., Oracle Corporation, Printronix, Inc., Arthur Anderson & Co., S.C., and Hewlett Packard Company. Prior to 1985, Mr. Watts held previous senior management positions at Wang Laboratories, Inc., MAI Basic Four and SHL Systemhouse. From 1988 to 1993, Mr. Watts authored several articles including a Sales Productivity Column in VARbusiness magazine.

SUMMARY COMPENSATION TABLE

  The following table sets forth the annual and long-term compensation earned for the fiscal years ended December 31, 1995, 1996, and 1997 by those persons who served as Logic Works' Chief Executive Officer during 1997, the executive officers of Logic Works, other than the CEO, whose total compensation during fiscal 1997, exceeded $100,000 and who were serving as such at the end of fiscal 1997 and one other officer who resigned during fiscal 1997 (collectively, the "Named Executive Officers").

                                         ANNUAL       LONG-TERM
                                    COMPENSATION(1)  COMPENSATION
                                    ---------------- ------------
                                                        AWARDS
                                                     ------------
                             FISCAL                   SECURITIES   ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS   UNDERLYING  COMPENSATION
---------------------------  ------ -------- -------   OPTIONS    ------------
Gregory A. Peters..........   1997  $222,692 $55,500   210,000      $ 75,000(3)
 President and Chief          1996    68,674  20,813   250,000           --
 Executive Officer(2)
Benjamin C. Cohen(4).......   1997   235,000  14,375       --            --
                              1996   229,000      --       --            --
                              1995   170,000 180,638       --          3,435(5)
Daniel M. Shiffman.........   1997   125,000 100,000    50,000           --
 Executive Vice President,    1996   125,000  42,500       --            --
 Research and Development     1995    83,333  25,000   125,000           --
Frank T. Watts.............   1997   100,000 168,142   140,000           --
 Executive Vice President,
  Worldwide Sales
John P. Bantleman(6).......   1997    86,539  19,133       --        112,500(7)
                              1996    37,500  16,668   225,000           --

--------
(1) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such year. For information regarding option grants and exercises see "-- Option/SAR Grants in Last Fiscal Year" and "--Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

(2) Mr. Peters joined Logic Works in August 1996. His base salary for fiscal year 1996 was $185,000 and his target bonus was $55,500.
(3) Represents relocation payments.
(4) Mr. Cohen served as President and Chief Executive Officer of Logic Works from 1985 to April 1997.
(5) Represents premiums paid for a whole life insurance policy.
(6) Mr. Bantleman served as Executive Vice President, Marketing from November 1996 to May 1997.
(7) Represents severance payments.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding option grants to the Named Executive Officers during fiscal year 1997. No stock appreciation rights were granted to any Named Executive Officers during fiscal year 1997.

                                                                          POTENTIAL REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL RATES OF
                                                                           STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS(1)                   FOR OPTION TERM(4)
                         ------------------------------------------------ ---------------------------
                                        PERCENT OF
                           NUMBER OF   TOTAL OPTIONS
                          SECURITIES    GRANTED TO
                          UNDERLYING   EMPLOYEES IN  EXERCISE
                            OPTIONS       FISCAL       PRICE   EXPIRATION      5%           10%
          NAME           GRANTED(#)(1)    YEAR(2)    ($/SH)(3)    DATE        ($)           ($)
          ----           ------------- ------------- --------- ---------- ---------------------------
Gregory A. Peters.......     50,000         5.08%      $5.38      5/6/07      $168,957     $  428,136
                            160,000        16.27        7.94    11/23/07       798,697      2,024,053
Benjamin C. Cohen.......        --           --          --          --            --             --
Daniel M. Shiffman......     50,000         5.08        5.38      5/6/07       168,957        428,136
Frank T. Watts..........    100,000        10.17        5.50      1/1/07       345,892        876,558
                             40,000         4.07        7.88      8/7/07       198,033        501,816
John P. Bantleman.......        --           --          --          --            --             --

--------
(1) Each option set forth in the table above has a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the executive officer's termination of service with Logic Works. Each option will become exercisable for 25% of the option shares upon completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal annual installments over the next three years of service thereafter. The option will immediately become exercisable for all of the option shares upon (i) an acquisition of Logic Works by merger or asset sale unless the options are assumed by the successor corporation or (ii) upon the optionee's involuntary termination within 18 months following an acquisition or certain changes in control of Logic Works. The 50,000-share option to Mr. Peters and the option to Mr. Shiffman were granted on May 7, 1997; the 160,000-share option to Mr. Peters was granted on November 24, 1997; the 100,000 share option to Mr. Watts was granted on January 2, 1997; and the 40,000-share option to Mr. Watts was granted on August 8, 1997.
(2) Based on options for a total of 983,350 shares granted to employees during fiscal year 1997.
(3) The exercise price may be paid in cash, in shares of Logic Works Common Stock valued at fair market value on the exercise date or through a cashless purchase procedure involving a same-day sale of the purchased shares. Logic Works may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.
(4) There can be no assurance provided to any executive officer or any other holder of Logic Works' securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of Logic Works Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to the Named Executive Officers regarding the exercise of stock options by such persons during fiscal year 1997. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 1997 and no stock appreciation rights were outstanding as of December 31, 1997.

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                 OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                     YEAR-END             FISCAL YEAR-END(1)
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                             ----------- ------------- ----------- -------------
Gregory A. Peters...........   112,500      347,500     $267,187     $546,563
Benjamin C. Cohen...........       --           --           --           --
Daniel Shiffman.............    81,750       81,250      390,356      299,219
Frank T. Watts..............     7,500      142,500       17,813      313,438
John P. Bantleman...........       --           --           --           --

--------
(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Logic Works Common Stock using the closing selling price on the Nasdaq National Market of $8.375 per share of Logic Works Common Stock on December 31, 1997.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  Logic Works and Benjamin C. Cohen are parties to a Settlement Agreement and Mutual Release, dated January 1998. The terms of this agreement provide for the termination of Mr. Cohen's employment with Logic Works and the payment of an aggregate of $470,000 in severance over a two-year period. Pursuant to the terms of Mr. Cohen's previous employment agreement with Logic Works, dated April 1997, Mr. Cohen received 1997 base annual compensation of $235,000 and was eligible to receive a bonus of up to $115,000, of which he received $14,375, in 1997. Mr. Cohen continues to serve as Chairman of the Logic Works Board.

  Logic Works and Gregory A. Peters entered into an agreement, dated March 1998, pursuant to which, in the event of Mr. Peters' involuntarily termination (as defined), Mr. Peters will be paid six months of base salary in effect at such termination as severance in six (6) equal monthly installments following the effective time of termination. If such termination is an involuntary termination in connection with or within eighteen (18) months following a change in control, Mr. Peters will receive additional payments in an aggregate amount equal to six months of his base salary in effect at such termination. In addition, under this Agreement, if by reason of the Merger, Mr. Peters' benefits payable to him under the agreement or any of his outstanding stock options are deemed to constitute an excess parachute payment under Section 280(G) of the Internal Revenue Code, then Mr. Peters will receive a full tax gross-up with respect to his parachute tax liability under Section 4999 of the Internal Revenue Code and any similar state or local regulation.

  Logic Works and each of Flint A. Lane, Edward G. McLaughlin, Daniel Shiffman and Frank T. Watts have entered into agreements, dated March 1998, pursuant to which upon an "involuntary termination" (as defined in such agreements) in connection with or within eighteen (18) months following a "change in control" (as defined in such agreements), such individuals (i) will receive severance payments in six (6) equal monthly installments following the effective time of termination in an aggregate amount equal to six months of base salary plus the pro-rated portion of their maximum target bonus for the year in which they were terminated, and (ii) will be available to perform consulting services during the six month period following the effective time of termination.

  Logic Works and Frank C. Cicio, its former Executive Vice President, Sales and Marketing, are parties to a Separation, Waiver and Release Agreement, dated April 1997, pursuant to which Mr. Cicio's employment was terminated effective November 1996. Pursuant to this agreement, Logic Works accelerated the vesting period on an option to purchase 45,000 shares of Logic Works Common Stock, in addition to extending the exercise period for such option. Mr. Cicio exercised this option and other options between February and July 1997.

  Logic Works and John P. Bantleman, its former Executive Vice President, Marketing, are parties to a Waiver and Release Agreement, dated May 1997, pursuant to which Mr. Bantleman's employment was terminated effective May 1997. Pursuant to this agreement, Mr. Bantleman received six (6) months of his annual base salary in severance payments. In addition, Logic Works forgave the balance of approximately $7,800, which was owed against an advance of $20,000 made to Mr. Bantleman.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Logic Works Compensation Committee consists of Messrs. Blondin and Federman and its functions include recommending, reviewing and overseeing salaries, benefits and stock option plans relating to Logic Works' employees, consultants, directors and other individuals compensated by Logic Works. Mr. Robert E. Davoli served on the Logic Works Compensation Committee until his resignation as director of Logic Works in October 1997, when he was replaced by Mr. Blondin. The Logic Works Compensation Committee also administers various incentive compensation, stock option and benefit plans. Certain members of Logic Works Board are parties to transactions with Logic Works. See "Certain Transactions Relating to Logic Works."

  The Secondary Compensation Committee of Logic Works, formed in December 1997, consists of Mr. Peters and administers the 1995 Plan with respect to those individuals who are neither officers nor directors of Logic Works subject to the short-swing profit restrictions of the federal securities laws. The Secondary Compensation Committee of Logic Works has the authority to make all option grants under the Plan to such individuals and to otherwise administer all the terms and provisions of the Plan with respect to such individuals, subject to guidelines established from time to time by Logic Works Board.

LOGIC WORKS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Logic Works Compensation Committee advises the Chief Executive Officer of Logic Works and the Logic Works Board on matters of Logic Works' compensation philosophy and the compensation of executive officers and other individuals compensated by Logic Works. The Logic Works Compensation Committee also is responsible for the administration of Logic Works' 1995 Plan under which option grants and direct stock issuances may be made to executive officers. The Logic Works Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1997.

  GENERAL COMPENSATION POLICY. The fundamental policy of the Logic Works Compensation Committee is to provide Logic Works' executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of Logic Works and their personal performance. It is the Logic Works Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Logic Works' performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) bonus which reflects both individual performance and the performance of Logic Works which, together with base salary, is designed primarily to be competitive with salary and bonus levels in the industry and (iii) long-term, stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Logic Works' stockholders.

  FACTORS. The principal factors which the Logic Works Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1997 are summarized below. The Logic Works Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer of Logic Works and the Logic Works Board with respect to executive compensation for future years.

  . BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Logic Works Compensation Committee deems appropriate.

  . BONUS. The compensation of executive officers is closely related to Logic
    Works and individual performance. A large portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, Logic Works' budgeted versus actual earnings per share, relationship between budgeted versus actual profits, as well as specified individual performance objectives and goals that are tailored to the responsibilities and functions of key executives.

  . LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage Logic Works from the perspective of an owner with an equity stake in Logic Works. Each option generally becomes exercisable in installments over a four or five year period, contingent upon the executive officer's continued employment with Logic Works. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by Logic Works during the vesting period, and then only if the market price of the underlying shares appreciates.

  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with Logic Works, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Logic Works Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Logic Works Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of Logic Works' executive officers. There were options to purchase 538,000 shares of Logic Works Common Stock granted to executive officers of Logic Works in 1997.

  Through Logic Works' Employee Stock Purchase Plan, Logic Works offers additional opportunities for equity ownership to executive officers and other employees.

  CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to Logic Works' Chief Executive Officer, the Logic Works Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to Logic Works and by companies outside of the industry with which Logic Works competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon Logic Works' performance and stock price appreciation.

  The respective base salaries established for Messrs. Cohen and Peters on the basis of the foregoing criteria were intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Logic Works' performance factors.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, Logic Works will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1995 Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

  The Compensation Committee does not expect that the non-performance based compensation to be paid to Logic Works' executive officers for 1998 will exceed the $1 million limit per officer.

                                          The Logic Works Compensation
                                           Committee

                                          Paul E. Blondin
                                          Charles Federman

LOGIC WORKS STOCK PERFORMANCE GRAPH

  Set forth below is a graph comparing the annual percentage change in Logic Works' cumulative total stockholder return on Logic Works Common Stock from October 16, 1995 (the date public trading of Logic Works' stock commenced) to the last day of Logic Works' last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of Logic Works' share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-U.S. Index and a line-of-business index consisting of companies reporting under the Standard Industrial Classification ("SIC") Code 737 (Nasdaq Computer & Data Processing Services Stocks).

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG SIC CODE 737, NASDAQ STOCK MARKET--U.S. INDEX AND LOGIC WORKS

                                            Nasdaq Stock
Measurement Period            SIC Code        Market--
(Fiscal Year Covered)           737          U.S. Index     LOGIC WORKS
---------------------        ----------     ------------    -----------

Measurement Pt-
10/17/95                      $100            $100            $100
FYE 12/31/95                  $105.80         $102.04         $113.64
FYE 12/31/96                  $130.66         $125.52         $ 51.14
FYE 12/31/97                  $160.44         $154.09         $ 76.14


  Notwithstanding anything to the contrary set forth in any of Logic Works' previous filings under the Securities Act or the Exchange Act which might incorporate future filings made by Logic Works under those statutes, the preceding Logic Works Compensation Committee Report on Executive Compensation and Logic Works' Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by Logic Works under those statutes.

                         SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT OF LOGIC WORKS

  The following table sets forth certain information regarding the beneficial ownership of Logic Works Common Stock as of April 20, 1998, by (i) each Director and nominee for Director of Logic Works, (ii) each of the Named Executive Officers, (iii) each person (or group of affiliated persons) who is known by Logic Works to own beneficially five percent or more of the outstanding shares of Logic Works Common Stock, and (iv) all directors and executive officers of Logic Works as a group.

                                            NUMBER OF SHARES OF
                                            LOGIC WORKS COMMON   PERCENTAGE OF
                                                   STOCK             SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED(1) OUTSTANDING(1)
------------------------------------       --------------------- --------------
Paul E. Blondin...........................          36,500(2)            *
Benjamin C. Cohen.........................       1,816,833(3)         14.3%
Charles Federman..........................          30,158(4)            *
Richard A. Hosley, II.....................          27,500(5)            *
Gregory A. Peters.........................         142,287(6)          1.1
Daniel M. Shiffman........................         141,000(7)          1.1
Frank T. Watts............................          32,500(8)            *
John P. Bantleman.........................             --              --
George D. Bjurman & Associates............       1,096,390(9)          8.6
All current directors and executive
 officers as a group (9 persons)..........       2,277,894(10)        17.4

--------
*Represents beneficial ownership of less than one percent of the Common Stock.
 (1) Gives effect to the shares of Logic Works Common Stock issuable within 60 days of April 20, 1998 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Applicable percentage of ownership as of April 20, 1998 is based upon 12,702,222 shares of Logic Works Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to shares.
 (2) Includes 13,750 shares of Logic Works Common Stock issuable upon the exercise of stock options.
 (3) Includes 1,000,000 shares of Logic Works Common Stock owned by COHRAM Limited Partnership, of which Mr. Cohen is a general partner.
 (4) Includes 23,750 shares of Logic Works Common Stock issuable upon the exercise of stock options.
 (5) Includes 27,500 shares of Logic Works Common Stock issuable upon the exercise of stock options.
 (6) Includes 125,000 shares of Logic Works Common Stock issuable upon the exercise of stock options.
 (7) Includes 125,500 shares of Logic Works Common Stock issuable upon the exercise of stock options.
 (8) Includes 32,500 shares of Logic Works Common Stock issuable upon the exercise of stock options.
 (9) Based solely on the information contained in Amendment No. 1 to a
     Schedule 13G filed by George D. Bjurman & Associates ("GDBA") with the Commission as of April 6, 1998, pursuant to the Exchange Act. The address for GDBA is 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90067.
(10) See Notes (2) through (8).

                 CERTAIN TRANSACTIONS RELATING TO LOGIC WORKS

  From 1983 to December 1997, Mr. Charles Federman, a director of Logic Works, held various positions with Broadview Associates, LLC, the financial advisor of Logic Works in connection with the transactions contemplated in the Merger Agreement pursuant to the terms of the Broadview Agreement. See "THE MERGER-- Background of the Merger" and "ELECTION OF CLASS III DIRECTOR TO THE LOGIC WORKS BOARD--Information Regarding Directors Who Are Not Nominees for Election at the 1998 Annual Meeting."

  No stock options or stock appreciation rights were granted to any Named Executive Officers or Directors of Logic Works during fiscal year 1997, except to Messrs. Peters, Shiffman and Watts and to Logic Works' non-employee directors. See "LOGIC WORKS EXECUTIVE COMPENSATION AND OTHER INFORMATION-- Option/SAR Grants in Last Fiscal Year" and "ELECTION OF CLASS III DIRECTOR TO THE LOGIC WORKS BOARD--Compensation of Directors." In addition, Mr. Lane was granted, in May 1997, a stock option to purchase 10,000 shares of Logic Works Common Stock with an exercise price of $5.375 and, in November 1997, stock options to purchase 105,000 shares of Logic Works Common Stock with an exercise price of $7.9375.

  For information regarding Logic Works' employment and severance agreements with its executive officers, see "LOGIC WORKS EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment and Severance Agreements."

                  RATIFICATION OF ACCOUNTANTS FOR LOGIC WORKS

  Upon the recommendation of the Audit Committee of Logic Works, the Logic Works Board appointed Ernst & Young LLP, independent public accountants and auditors of Logic Works since 1993, as auditors of Logic Works to serve for the year ending December 31, 1998, subject to the ratification of such appointment by the stockholders at the Meeting. A majority of the votes of the outstanding shares of Logic Works Common Stock is required to ratify the appointment of the auditors. Abstentions will be counted as an "against" vote and broker non-votes will be disregarded and will have no outcome on the vote. Even if the selection is ratified, the Logic Works Board, in its discretion, may direct the appointment of a different independent accounting firm at any time if the Logic Works Board determines that such a change would be in the best interests of Logic Works and its stockholders. In addition, if the proposal to approve the Merger Agreement is approved and adopted by the stockholders of Logic Works and the Merger is consummated, Ernst & Young LLP will not continue as independent auditors of Logic Works. A representative of Ernst & Young LLP will attend the Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

  THE LOGIC WORKS BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS LOGIC WORKS' INDEPENDENT AUDITORS.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedule of PLATINUM, as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Proxy Statement/Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements and schedule of Logic Works, Inc. appearing in Logic Works, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  Representatives of Ernst & Young LLP are expected to be present at the Meeting and to be available to respond to appropriate questions.

                                 LEGAL MATTERS

  The validity of the PLATINUM Common Stock offered hereby and certain federal income tax matters relating to the Merger will be passed upon for PLATINUM by Katten Muchin & Zavis, Chicago, Illinois. Certain federal income tax matters relating to the Merger will be passed upon for Logic Works by Brobeck, Phleger & Harrison LLP, New York, New York.

                              PROXY SOLICITATION

  The cost of soliciting proxies will be paid by Logic Works. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of Logic Works by mail, telegram or personally. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of Logic Works Common Stock and will be reimbursed by Logic Works for their reasonable expenses in forwarding such materials. Logic Works may use the services of Morrow & Company to solicit proxies pursuant to customary contractual terms, with total estimated fees of approximately $7,500 plus reimbursement of expenses.

Stockholders of Logic Works are urged to return their proxies without delay.

                     PROPOSALS BY LOGIC WORKS STOCKHOLDERS
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

  If the Merger is not consummated, Logic Works will hold a 1999 Annual Meeting of Stockholders. In order for proposals of Logic Works stockholders to be considered for inclusion in the proxy statement relating to its 1999 Annual Meeting, such proposals must have been received by the Secretary of Logic Works, in writing not later than December 22, 1998, at its principal office, 111 Campus Drive, Princeton, New Jersey, 08540.

                                 OTHER MATTERS

  The Logic Works Board is not aware of any matters to be presented at the Meeting other than those listed in the notice of the Meeting. If any other matters do come before the Meeting, it is intended that the holder of proxies solicited by the Logic Works Board will vote on such other matters in their discretion in accordance with their best judgments.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           PLATINUM TECHNOLOGY, INC.

                         PT ACQUISITION CORPORATION II

                                      AND

                               LOGIC WORKS, INC.

                           DATED AS OF MARCH 14, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. THE MERGER..............................................................  A-7
  1.1The Merger............................................................  A-7
  1.2Effective Time........................................................  A-7
  1.3Effect of the Merger..................................................  A-7
  1.4Name; Certificate of Incorporation; Bylaws............................  A-8
  1.5Directors and Officers................................................  A-8
  1.6Effect on Capital Stock...............................................  A-8
  1.7No Dissenters' Rights.................................................  A-9
  1.8Surrender of Certificates.............................................  A-9
  1.9No Further Ownership Rights in Company Capital Stock.................. A-10
  1.10Lost, Stolen or Destroyed Certificates............................... A-10
  1.11Tax and Accounting Consequences...................................... A-11
  1.12Taking of Necessary Action; Further Action........................... A-11
2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................... A-11
  2.1Organization of the Company........................................... A-11
  2.2Company Capital Structure............................................. A-11
  2.3Obligations With Respect to Capital Stock............................. A-12
  2.4Authority; No Conflicts............................................... A-12
  2.5SEC Filings; Company Financial Statements............................. A-13
  2.6Absence of Certain Changes of Events.................................. A-14
  2.7Liabilities........................................................... A-14
  2.8Taxes................................................................. A-14
  2.9Restrictions on Business Activities................................... A-15
  2.10Absence of Liens and Encumbrances.................................... A-15
  2.11Intellectual Property................................................ A-16
  2.12Agreements, Contracts and Commitments................................ A-18
  2.13No Default........................................................... A-19
  2.14Governmental Authorization........................................... A-19
  2.15Litigation........................................................... A-19
  2.16Insurance............................................................ A-19
  2.17Labor Matters........................................................ A-19
  2.18Employee Benefits.................................................... A-20
  2.19Relationships with Related Persons................................... A-21
  2.20State "Anti-Takeover" Statutes....................................... A-21
  2.21Pooling of Interests................................................. A-21
  2.22Change of Control Payments........................................... A-21
  2.23Registration Statements; Proxy Statements/Prospectus................. A-22
  2.24Board Approval....................................................... A-22
  2.25Fairness Opinion..................................................... A-22
  2.26Brokers and Finders' Fees............................................ A-22
3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................. A-22
  3.1Organization of Parent................................................ A-22
  3.2Absence of Certain Changes of Events.................................. A-23
  3.3Capital Structure..................................................... A-23
  3.4Authority; No Conflict ............................................... A-24
  3.5SEC Filings; Parent Financial Statements.............................. A-25

  3.6Liabilities........................................................... A-25
  3.7Intellectual Property................................................. A-25
  3.8Litigation............................................................ A-26
  3.9Employee Benefits..................................................... A-26
  3.10Pooling of Interests................................................. A-26
  3.11Registration Statement; Proxy Statement/Prospectus................... A-26
  3.12Board Approval....................................................... A-27
  3.13Fairness Opinion..................................................... A-27
  3.14Brokers' and Finders' Fees........................................... A-27
4. CONDUCT PRIOR TO THE EFFECTIVE TIME..................................... A-27
  4.1Conduct of Business of the Company.................................... A-27
  4.2Conduct by Parent..................................................... A-29
5. ADDITIONAL AGREEMENTS................................................... A-29
  5.1Proxy Statement/Prospectus; Registration Statement.................... A-29
  5.2Meeting of Stockholders............................................... A-29
  5.3Access to Information; Confidentiality................................ A-30
  5.4No Solicitation....................................................... A-30
  5.5Expenses.............................................................. A-31
  5.6Break-Up Fee.......................................................... A-31
  5.7Public Disclosure..................................................... A-32
  5.8Pooling Accounting.................................................... A-32
  5.9Auditors' Letters..................................................... A-32
  5.10Affiliate Agreements................................................. A-32
  5.11Legal Requirements................................................... A-33
  5.12Blue Sky Laws........................................................ A-33
  5.13Reasonable Commercial Efforts and Further Assurances................. A-33
  5.14Certain Benefit Plans................................................ A-33
  5.15Tax-Free Reorganization.............................................. A-34
  5.16Nasdaq Listing....................................................... A-34
  5.17Indemnification...................................................... A-34
  5.18Notification......................................................... A-34
  5.19Company Stock Options; Employee Stock Purchase Plan.................. A-34
6. CONDITIONS TO THE MERGER................................................ A-35
  6.1Conditions to Obligations of Each Party to Effect the Merger.......... A-35
  6.2Additional Conditions to Obligations of The Company................... A-36
  6.3Additional Conditions to Obligations of Parent and Merger Sub......... A-36
7. TERMINATION, AMENDMENT AND WAIVER....................................... A-38
  7.1Termination........................................................... A-38
  7.2Effect of Termination................................................. A-39
  7.3Notice of Termination................................................. A-39
  7.4Amendment............................................................. A-39
  7.5Extension; Waiver..................................................... A-39
8. GENERAL PROVISIONS...................................................... A-39
  8.1Non-Survival of Representations and Warranties........................ A-39
  8.2Notices............................................................... A-40
  8.3Interpretation........................................................ A-40
  8.4Counterparts.......................................................... A-40

  8.5Entire Agreement...................................................... A-40
  8.6Severability.......................................................... A-41
  8.7Other Remedies........................................................ A-41
  8.8Governing Law......................................................... A-41
  8.9Rules of Construction................................................. A-41
  8.10Assignment........................................................... A-41

                           GLOSSARY OF DEFINED TERMS

"Acquisition Proposal"............................................. Section 5.4
"Affiliates"....................................................... Section 5.10
"Agreement"........................................................ Introduction
"Broadview Engagement Letter"...................................... Section 2.26
"Certificate of Merger"............................................ Section 1.2
"Certificates"..................................................... Section 1.8
"Closing".......................................................... Section 1.2
"Closing Date"..................................................... Section 1.2
"Code"............................................................. Recital D
"Commercial Software".............................................. Section 2.11
"Company".......................................................... Introduction
"Company Affiliate Agreement"...................................... Section 5.10
"Company Affiliate Agreements"..................................... Section 5.10
"Company Balance Sheet"............................................ Section 2.5
"Company Capital Stock"............................................ Section 1.6
"Company December 31st Financials"................................. Section 2.5
"Company Employees"................................................ Section 5.14
"Company Ex-U.S. Pension Plan"..................................... Section 2.18
"Company Financials"............................................... Section 2.5
"Company Intellectual Property Rights"............................. Section 2.11
"Company Negative Event"........................................... Section 5.6
"Company Permits".................................................. Section 2.14
"Company Plan"..................................................... Section 2.18
"Company Schedules"................................................ Section 2
"Company SEC Reports".............................................. Section 2.5
"Company Stock Option"............................................. Section 5.19
"Company Stock Option Plan"........................................ Section 5.19
"Company Stockholders' Meeting".................................... Section 2.23
"Confidentiality Agreements"....................................... Section 5.3
"Conversion Shares"................................................ Section 1.6
"Delaware Law"..................................................... Section 1.1
"Design Documentation"............................................. Section 2.11
"Effective Time"................................................... Section 1.2
"Embedded Products"................................................ Section 2.11
"End-User Licenses"................................................ Section 2.11
"ERISA"............................................................ Section 2.18
"ERISA Affiliate".................................................. Section 2.18
"Exchange Act"..................................................... Section 2.4
"Exchange Agent"................................................... Section 1.8
"Exchange Ratio"................................................... Section 1.6
"Expenses"......................................................... Section 5.6
"Governmental Entity".............................................. Section 2.4
"HSR Act".......................................................... Section 2.4
"Material Adverse Effect".......................................... Sections 2.1
                                                                     and 3.1
"Material Contract"................................................ Section 2.12
"Merger"........................................................... Recital A
"Merger Sub"....................................................... Introduction
"Millennial Dates"................................................. Section 2.11
"Parent"........................................................... Introduction

                           GLOSSARY OF DEFINED TERMS

"Parent Affiliate Agreement"....................................... Section 5.10
"Parent Balance Sheet"............................................. Section 3.5
"Parent Common Stock".............................................. Section 1.6
"Parent December 31st Financials".................................. Section 3.5
"Parent Financials"................................................ Section 3.5
"Parent Intellectual Property Rights".............................. Section 3.7
"Parent Plan"...................................................... Section 3.9
"Parent-Provided Plans"............................................ Section 5.14
"Parent Rights".................................................... Section 3.3
"Parent Rights Agreement".......................................... Section 3.3
"Parent Schedules"................................................. Section 3
"Parent SEC Reports"............................................... Section 3.5
"Proxy Statement".................................................. Section 2.23
"Registration Statement"........................................... Section 3.11
"Related Persons".................................................. Section 2.19
"Returns".......................................................... Section 2.8
"Rule 145"......................................................... Section 5.10
"Securities Act"................................................... Section 2.3
"Share Value"...................................................... Section 1.6
"Significant Tax Agreement"........................................ Section 2.8
"Stock Purchase Plan".............................................. Section 5.19
"Substitute Option"................................................ Section 5.19
"Superior Proposal"................................................ Section 5.4
"Surviving Corporation"............................................ Section 1.1
"Tax".............................................................. Section 2.8
"Third Party Intellectual Property Rights"......................... Section 2.11

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (this "Agreement") is made and entered into as of March 14, 1998 among PLATINUM technology, inc., a Delaware corporation ("Parent"), PT Acquisition Corporation II, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Logic Works, Inc., a Delaware corporation (the "Company").

                                   RECITALS

  A. The Board of Directors of each of the Company, Parent and Merger Sub believes that it is in the best interests of each company and their respective stockholders that the Company and Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

  B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company shall be converted into shares of Common Stock of Parent at the rate determined herein.

  C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

  D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  E. The parties intend that the Merger shall be recorded for accounting purposes as a pooling of interests.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

2. THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  1.2 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the certificate of merger of Merger Sub and the Company (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Parent at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver (if permissible) of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree (the "Closing Date").

  1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.4 Name; Certificate of Incorporation; Bylaws.

    (a) The name of the Surviving Corporation will be Company's name.

    (b) The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, except that the following amendments to the provisions thereof shall be made at the Effective Time:

      (i) Paragraph A of Article IV shall be deleted in its entirety and replaced with the following:

        "A. The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, $.01 par value per share."

      (ii) Article V shall be deleted in its entirety and replaced with the following:

        "A. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges.

        B. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

        C. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the corporation available for distribution to the holders of Common Stock.

        D. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books and records of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation. There shall be no cumulative voting.

        E. The Common Stock is not redeemable."

      (iii) Article XI shall be deleted in its entirety and replaced with the following:

        "The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders."

    (c) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

  1.5 Directors and Officers. The directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

  1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

    (a) Conversion of Company Capital Stock. Subject to the provisions of subsections (d) and (e) of this Section 1.6, each share of Common Stock, par value $.01 per share, of the Company (the "Company Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b)) will be converted automatically into .5769 shares (the "Conversion Shares") of Common Stock, par value $0.001 per share, of Parent (the "Parent Common Stock"). All shares of Company Capital Stock, when converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive (a) any dividends and other distributions in accordance with Section 1.8(d), (b) certificates representing the shares of Parent Common Stock into which such shares are converted and (c) any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificates in accordance with Section 1.6(e). The ratio of Conversion Shares per share of Company Capital Stock is sometimes hereinafter referred to as the "Exchange Ratio."

    (b) Cancellation of Parent-Owned Stock. Each share of Company Capital Stock owned by the Company, Merger Sub, Parent, or any direct or indirect subsidiary of Parent or the Company, including without limitation, any shares of Company Capital Stock held as treasury stock of the Company or any direct or indirect subsidiary of the Company, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) Capital Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall be deemed to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (d) Adjustments to the Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

    (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Share Value as of the Effective Time. For purposes of this Agreement, the "Share Value" means, as of any date of determination, the average of the closing (last) prices for a share of Parent Common Stock, as reported on the Nasdaq National Market (as reported in The Wall Street Journal, Midwest Edition), for the most recent ten (10) days that the shares of Parent Common Stock have traded ending on the trading day immediately prior to such date of determination.

  1.7 No Dissenters' Rights. Holders of shares of Company Capital Stock who dissent from the Merger are not entitled to rights of appraisal under Section 262 of the Delaware Law by virtue of Sections 262(b)(1) and (2) of the Delaware Law.

  1.8 Surrender of Certificates.

    (a) Exchange Agent. The Harris Trust and Savings Bank, or another similar institution selected by Parent and reasonably acceptable to the Company, shall act as the exchange agent (the "Exchange Agent") in the Merger.

    (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to
  Section 1.6 in exchange for outstanding shares of Company Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e).

    (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6,
  (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by

  Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6 and certain dividends and other distributions in accordance with Section 1.8(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented a share of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e).

    (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and
  (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to
  Section 1.6(e).

    (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or
  (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (f) No Liability. Notwithstanding anything to the contrary in this
  Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.9 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

  1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

  1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of the Company and Merger Sub to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Parent and Merger Sub, subject to the exceptions disclosed in writing in the disclosure letter supplied by the Company to Parent (the "Company Schedules") which identifies the Section numbers hereof to which the disclosures pertain and which is dated as of the date hereof, as follows:

  2.1 Organization of the Company. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it, except to the extent that the failure to be so qualified and in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (as hereinafter defined). The Company Schedules contain a true and complete list of all of the Company's subsidiaries as of the date hereof and the jurisdiction of incorporation of each subsidiary. The Company owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries and there are no securities exchangeable into or exercisable for any capital stock of any such subsidiary issued, reserved for issuance or outstanding. Except as set forth in the Company Schedules, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity. The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to the date hereof. In this Agreement, the term "Material Adverse Effect" used in reference to the Company or any of its subsidiaries means any event, change or effect materially adverse to the Company and its subsidiaries, taken as a whole.

  2.2 Company Capital Structure. The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, $.01 par value, of which there were 12,709,698 shares issued and outstanding as of March 12, 1998 (not including any shares issued on such date upon exercise of options outstanding on such date) and 2,000,000 shares of Preferred Stock, $.01 par value ("Company Preferred Stock"). No shares of the Company Preferred Stock are issued and outstanding as of the date hereof and there will be no such shares outstanding as of the Effective Time. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of the date hereof, the Company had reserved 4,933,630 shares of Company

Capital Stock, net of exercises, for issuance to employees pursuant to the Company Stock Option Plan (as hereinafter defined), under which options are outstanding for 2,257,138 shares of Company Capital Stock minus any options exercised on the date hereof. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The Company Schedules include a list for each outstanding option as of the date hereof, of the following: (i) the name of the holder of such option, (ii) the number of shares subject to such option, and (iii) the exercise price of such option. Except for the repricing of options that occurred on October 21, 1996, no repricing of options has taken place since December 31, 1995. For the purchase period ending April 30, 1998, if all current participants continue to contribute at current levels (assuming the purchase price of such shares to be 85% of the fair market value of the Company Capital Stock on the first day of the current offering period), there would be an aggregate of 59,238 shares issuable for such purchase period pursuant to the Stock Purchase Plan (as hereinafter defined).

  2.3 Obligations with Respect to Capital Stock. Except as set forth in
Section 2.2 hereof, as of the date hereof, there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 hereof and the Company Schedules, as of the date hereof, except for the vesting of options under the Company Stock Option Plans in connection with a change in control, and except for obligations of the Company under the Stock Purchase Plan, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the knowledge of the Company, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of the Company. No existing rights with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Company Capital Stock, including, but not limited to, demand rights or piggy-back registration rights, shall apply with respect to any shares of Parent Common Stock issuable in connection with the Merger.

  2.4 Authority; No Conflicts.

    (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining requisite stockholder approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the vote of the holders of at least a majority of the Company Capital Stock voting together as one class. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

    (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company or similar governing instruments of any of its subsidiaries or (ii) any mortgage, indenture, lease, contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries is bound, except for any such conflict, violation, default, right or loss which could not reasonably be expected to have, individually or in the aggregate, a Material

  Adverse Effect on the Company, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its subsidiaries or their respective properties or assets, except for any such conflict, violation, default, right or loss which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (iii) applicable requirements, if any, of The Nasdaq National Market and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

  2.5 SEC Filings; Company Financial Statements.

    (a) The Company has filed all forms, reports and documents required to be filed with the SEC since October 1995. All such required forms, reports and documents are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including any Company SEC Reports filed after the date hereof until the Closing, and the consolidated audited balance sheet of the Company and its subsidiaries as of December 31, 1997 and the consolidated audited statement of operations for the twelve month period then ended, true and correct copies of which were delivered to the Parent prior to the date hereof (the "Company December 31st Financials"), (x) complies or complied, as the case may be, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared (or will be prepared, as the case may be) in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and (z) fairly presented (or will fairly present, as the case may be) in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments and to any other adjustments described therein. The consolidated audited balance sheet of the Company and its subsidiaries included in the Company December 31st Financials is hereinafter referred to as the "Company Balance Sheet."

    (c) As of the date hereof, there are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by the Company.

  2.6 Absence of Certain Changes of Events. Since the date of the Company Balance Sheet, except with respect to the actions contemplated by this Agreement, each of the Company and its subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) as of the date hereof, any Material Adverse Effect on the Company or any development that could reasonably be expected to have a Material Adverse Effect on the Company; (ii) any property damage, destruction or loss (whether or not covered by insurance) on the Company or any of its subsidiaries that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) any material change by the Company or any of its subsidiaries in its accounting methods, principles or practices; (iv) any material revaluation by the Company or any of its subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; (v) any labor dispute or charge of unfair labor practice, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union; (vi) any waiver by the Company or any of its subsidiaries of any rights of material value; or (vii) any other action or event that would have required the consent of the Parent pursuant to Section
4.1 had such action or event occurred after the date of this Agreement.

  2.7 Liabilities. Except (a) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses incurred in connection with this Agreement, (c) for liabilities set forth on the Company Balance Sheet, or (d) as set forth in the Company Schedules, since December 31, 1997, neither the Company nor any of its subsidiaries has incurred any liabilities that either (i) would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles as applied in preparing the Company Balance Sheet, or
(ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

  2.8 Taxes.

    (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, a "Significant Tax Agreement" is any agreement to which the Company or any subsidiary of the Company is a party under which the Company or such subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $10,000 in respect of Taxes payable by such other party to any taxing authority.

    (b) Tax Returns and Audits. Except as set forth in the Company Schedules:

      (i) The Company and each of its subsidiaries has timely filed all federal, state, local and foreign returns, information statements and reports relating to Taxes ("Returns") required by applicable Tax law to be filed by the Company and each of its subsidiaries, except for any such failures to file that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Taxes owed by the Company or any of its subsidiaries to a taxing authority, or for which the Company or any of its subsidiaries is liable, whether to a taxing authority or to other persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid, except for any such failure to pay that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made (A) accruals for Taxes on the Company Balance Sheet and (B) with respect to periods after the date of the Company Balance Sheet, provisions on a periodic basis consistent with past practice on the Company's or one of its subsidiaries' books and records or financial statements, in each case which are adequate to cover any Tax liability of the Company and each of its subsidiaries determined in accordance with generally accepted accounting principles through the date of the Company Balance Sheet or the date of the provision, as the case may be, except where failures to make such accruals or provisions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      (ii) Except to the extent that any such failure to withhold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each of its subsidiaries have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

      (iii) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, except any such deficiency that, if paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax.

      (iv) No federal or state Tax audit or other examination of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for such federal or material state Tax audit or other examination, except in all cases for Tax audits and other examinations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      (v) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

      (vi) Neither the Company nor any of its subsidiaries is a party to
    (A) any agreement with a party other than the Company or any of its subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any subsidiary or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in (A).

      (vii) Except for the group of which the Company and its subsidiaries are now presently members, neither the Company nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Sections 1504 of the Code.

      (viii) Neither the Company nor any of its subsidiaries has agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

      (ix) The Company is not, and has not at any time been, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

      (x) Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code.

  2.9 Restrictions on Business Activities. Except as set forth in the Company Schedules, there is no agreement, judgment, injunction, order or decree binding upon the Company or its subsidiaries or their properties (including, without limitation, their intellectual properties) which has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of any business by the Company or any of its subsidiaries.

  2.10 Absence of Liens and Encumbrances. Each of the Company and its subsidiaries has good, valid, and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible), necessary for the conduct of its business, free and clear of any liens and encumbrances, except (i) as reflected in the Company

Balance Sheet, (ii) liens for Taxes not yet due and payable, and (iii) such liens and encumbrances that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

  2.11 Intellectual Property.

    (a) Except as set forth in the Company Schedules, the Company or its subsidiaries owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, schematics, technology, trade secrets, know-how, computer software (in both source code and object code form), and tangible or intangible proprietary information or material (excluding in each case Commercial Software (as defined below)) that are material to the business of the Company or its subsidiaries as currently conducted (the "Company Intellectual Property Rights"). Except as disclosed in the Company Schedules, each of the Company and its subsidiaries has licenses for all Commercial Software used in its business and neither the Company nor any subsidiary has any obligation to pay fees, royalties or other amounts in excess of $1,000 at any time after the date hereof pursuant to any such license, other than customary annual maintenance fees. "Commercial Software" means commercially available software programs generally available to the public which have been licensed to the Company or any of its subsidiaries pursuant to end-user licenses and which are used in the Company's or any of its subsidiaries' respective businesses.

    (b) The Company Schedules set forth a complete list of all licenses, sublicenses and other agreements as to which the Company or any of its subsidiaries is a party (as licensor, licensee or otherwise) and pursuant to which the Company or any of its subsidiaries or any other person is authorized to use, sell, distribute or license any Company Intellectual Property Rights (excluding (i) object code end-user licenses granted to end-users pursuant to the Company's standard forms of end-user license, or any other document that is substantially similar to such forms, in the ordinary course of business that permit use and configuration of software products without a right to modify, distribute or sublicense the same ("End-User Licenses") and (ii) licenses, sublicenses or other agreements with resellers and distributors that grant non-exclusive rights to use or modify and resell or sublicense object code which (A) did not in any individual case represent $50,000 or more of revenues to the Company in 1997 on a consolidated basis, and (B) the Company has no reason to believe it will be material to the Company's or any of its subsidiaries' business). Neither the Company nor any of its subsidiaries is in violation of any such license, sublicense or agreement, except for such violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (c) Except for Embedded Products (as defined below) for which the Company has valid non-exclusive licenses which are disclosed in the Company Schedules and which are adequate for the Company and its subsidiaries' business as currently conducted, and, except as otherwise disclosed in the Company Schedules, the Company or one of its subsidiaries is the sole and exclusive owner of the Company Intellectual Property Rights (free and clear of any liens or encumbrances), and has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Company Intellectual Property Rights are currently being used, sold, licensed or distributed. The Company Schedules list all material written licenses, sublicenses and other agreements as to which Company or any of its subsidiaries is a party and pursuant to which Company or any such subsidiary is authorized to use any third party patents, patent rights, trademarks, service marks, trade secrets or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in any existing product or service of Company or any of its Subsidiaries ("Embedded Products"). Neither the Company nor any of its subsidiaries is contractually obligated to pay compensation to any third party with respect to any Company Intellectual Property Rights, except pursuant to the agreements disclosed on the Company Schedules.

    (d) To the Company's knowledge, neither the Company nor any of its subsidiaries has infringed on any intellectual property rights of any third persons, except for infringements that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (e) Except as disclosed in the Company Schedules, no claims with respect to the Company Intellectual Property Rights are pending or, to the knowledge of the Company, threatened by the Company or any third party, (i) alleging that the manufacture, sale, licensing or use of any Company Intellectual Property Rights as now manufactured, sold, licensed or used by the Company or any of its subsidiaries or any third party infringes on any intellectual property rights of any third party or the Company, or (ii) challenging the ownership, by the Company or any of its subsidiaries, or the validity or effectiveness, of any such Company Intellectual Property Rights; provided, however, no disclosure pursuant to this paragraph (e) shall be required with respect to any Company Intellectual Property Rights which are licensed to the Company or any of its subsidiaries on a non-exclusive basis, unless the Company has actual knowledge of a pending or threatened claim and such claim, if true, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (f) Except as disclosed in the Company Schedules, neither the Company nor any of its subsidiaries has entered into any agreement under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any products to any class or type of customers, in any geographic area or during any period of time.

    (g) The Company or one of its subsidiaries has taken reasonable security measures to safeguard and maintain their respective property rights in, all Company Intellectual Property Rights owned by the Company or any of its subsidiaries. Except as disclosed in the Company Schedules, all officers, employees and consultants of the Company or any of its subsidiaries who have access to proprietary information have executed and delivered to the Company or one of its subsidiaries an agreement regarding the protection of proprietary information, and the assignment to or ownership by the Company or one of its subsidiaries of all Company Intellectual Property Rights arising from the services by such persons performed for the Company or any of its subsidiaries. To the knowledge of the Company, no current or prior officers, employees or consultants of the Company or any of its subsidiaries claim, and neither the Company nor any of its subsidiaries is aware of any grounds that would form the reasonable basis to claim, any ownership interest in any Company Intellectual Property Right as a result of having been involved in the development of such property while employed by or consulting to the Company or one of its subsidiaries, or otherwise. Except as disclosed in the Company Schedules and except for Embedded Products, all of the computer software products within the Company Intellectual Property Rights have been developed by employees of the Company or its subsidiaries within the scope of their employment or by consultants who have assigned all rights to such products to the Company or its subsidiaries.

    (h) To the knowledge of the Company, as of the date hereof, there are no defects in the Company's or any of its subsidiaries' software products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's or any of its subsidiaries' software products (collectively, the "Design Documentation"), which defects or errors would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in the Company Schedules, the occurrence in or use by any computer software included in the Company Intellectual Property Rights, of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of such software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and such software will create, sort and generate output data related to or including Millennial Dates that are properly entered without any material errors or omissions; provided, however that the foregoing warranty does not apply to any Millennial Date defect or any other deficiency in any product (other than Embedded Products) or other item or service not developed, acquired, sold, provided or performed by the Company or its subsidiaries.

    (i) No government funding or university or college facilities were used in the development of the computer software programs or applications owned by the Company or one of its subsidiaries.

    (j) To the knowledge of the Company, neither the Company nor any of its subsidiaries has made any material written representations or warranties with respect to its products or services other than those set forth in End-User Licenses or agreements disclosed in any of the Company Schedules.

  2.12 Agreements, Contracts and Commitments. Except as set forth in the Company Schedules or in the Exhibits to the Company SEC Reports filed prior to the date of this Agreement, as of the date of this Agreement neither the Company nor any of its subsidiaries is a party to nor is it or its assets bound by any Material Contract. For purposes of this Agreement, "Material Contract" means:

    (a) any collective bargaining agreements;

    (b) any employment or consulting agreement, contract or binding commitment (including royalty agreements with employees) providing for compensation or payments in excess of $50,000 in any year not terminable by the Company or its subsidiary on thirty days notice without liability, except to the extent general principles of wrongful termination or other employment law may limit the Company's or its subsidiary's ability to terminate employees at will;

    (c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated or the right to benefits will be created, by the occurrence of any of the transactions contemplated by this Agreement;

    (d) any agreement of indemnification or guaranty not entered into in the ordinary course of business with any party in excess of $100,000 individually or in the aggregate, and any agreement of indemnification or guarantee between the Company or any of its subsidiaries and any of its officers or directors, irrespective of the amount of such agreement or guarantee;

    (e) Any agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its subsidiaries to engage in any line of business, compete with any person, or sell any product, or following the consummation of the Merger would so limit Parent, the Company or any of Company's subsidiaries;

    (f) any agreement, contract or binding commitment relating to capital expenditures and involving future obligations in excess of $250,000;

    (g) any agreement, contract or binding commitment relating to the disposition or acquisition of assets not in the ordinary course of business (since March 1, 1996) or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than extensions of credit in the ordinary course of business from vendors);

    (i) any joint marketing or development agreement (including any agreements with independent contractors);

    (j) other than in connection with the transactions contemplated by this Agreement, any other agreement, contract or binding commitment (excluding real and personal property leases) which involves payment by the Company or any of its subsidiaries of $100,000 or more in any twelve (12) month period or $250,000 in the aggregate and which cannot be Terminated on 30 days notice without cost or expense to the Company or its subsidiaries;

    (k) any escrow agreements involving Company Intellectual Property Rights (including source codes);

    (l) any agreements to register its securities; or

    (m) any other material agreements, contracts or binding commitments.

  The numerical thresholds set forth in this Section 2.12 shall not be deemed in any respects to define materiality for other purposes of this Agreement. The Company has provided or made available to Parent true and complete copies of all Material Contracts as amended to date.

  2.13 No Default. Except as set forth in the Company Schedules, neither the Company nor any of its subsidiaries has breached, or received in writing any claim or threat that it has breached, in any material respect, any Material Contract. Each Material Contract that has not expired or been terminated in accordance with its terms is in full force and effect, except for such Material Contracts for which the failure to be in full force and effect could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

  2.14 Governmental Authorization. Each of the Company and its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of its business as currently conducted (the "Company Permits"). Neither the Company nor any of its subsidiaries is in violation of the terms of the Company Permits, except for violations which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The business of the Company and its subsidiaries is not being, and the business of the Company and its subsidiaries (and any prior subsidiaries (but only with respect to the period prior to the disposition of such subsidiary)) currently or previously conducted has not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No material investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened.

  2.15 Litigation. Except as set forth in the Company Schedules, there is no suit, action, arbitration, demand, claim or proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, except for suits, actions, arbitrations, demands, claims and proceedings which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made available to Parent or its counsel correct and complete copies of all correspondence prepared by its counsel for the Company's auditors in connection with the last two completed audits of the Company's financial statements and any such correspondence since the date of the last such audit.

  2.16 Insurance. The Company and each of its subsidiaries maintains in full force and effect insurance on its assets and its business and operations against loss or damage, risks, hazards, and liabilities of any kinds on and in the amounts customarily insured against by corporations engaged in the same or similar businesses.

  2.17 Labor Matters. Each of the Company and its subsidiaries has complied with all applicable laws, and there is no allegation, charge or complaint or proceeding pending or, to the Company's knowledge, threatened against the Company, its subsidiaries or any of their officers, directors or employees, relating to the employment of labor, including with respect to employment, equal employment opportunity, discrimination, harassment, immigration, wages, hours, benefits, collective bargaining, the payment of social security and other taxes, workers compensation or long term disability, except, in each case, for any such non-compliance, allegations, charges, complaints or proceedings which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company Schedules, there has never been, there is not presently pending or existing, and to the Company's knowledge there is not threatened, any labor arbitration, or proceeding in respect of the grievance of any employee, or other labor dispute against or affecting the Company or any of its subsidiaries, except, in each case, for any of the foregoing which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or, to the knowledge of the Company, any strike, slowdown, picketing, work stoppage, organizational activity or application or complaint filed by an employee or union with the National Labor Relations Board or any comparable governmental authority. No application for certification of a collective bargaining agent is pending or, to the Company's knowledge, threatened. There is no lockout of any employees by the Company or any of its subsidiaries, and no such action is contemplated by the Company or any of its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries has given to or received from any current officer, employee at the level of director or Vice President, or director of the Company or any of its subsidiaries written notice of termination of employment or has the knowledge that any such officer, manager, key employee or director intends to terminate such employment.

  2.18 Employee Benefits.

    (a) The Company Schedules contain a list of each Company Plan (as hereinafter defined) maintained by the Company or any of its subsidiaries. With respect to each Company Plan, the Company has delivered to Parent prior to the date hereof, to the extent applicable, a true and correct copy of (i) such Company Plan and all amendments thereto, (ii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iii) the most recent summary plan description for each Company Plan for which a summary plan description is required, (iv) the most recent annual report (Form 5500) filed with the IRS, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any Company Plan which is likely to result in liability to the Company and (iii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. At no time has the Company or any of its ERISA Affiliates (as hereinafter defined) been required to contribute to, or otherwise had any liability with respect to, a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

    (b) There has been no failure to make any contribution or pay any amount due to any Company Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

    (c) There are no actions, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates has incurred or could reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA, including, without limitation, any material liability in the event of the involuntary termination of any Company Plan subject to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which could reasonably be expected to result in material liability to the Company or its subsidiaries. All Company Plans that are intended to be qualified under
  Section 401(a) of the Code have been determined by the IRS to be so qualified, and, to the Company's knowledge, there is no reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA or as disclosed in the Company Schedules.

    (d) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates or otherwise may have any liability and (ii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

    (e) The Company Schedules contain a list of each Company Ex-U.S. Pension Plan and the Company has made available to Parent prior to the date hereof a copy of any written plan document with respect thereto. Except for non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each such plan has been maintained in compliance with all applicable laws, orders and regulations, and the fair market value of the assets of each such plan which is intended to be a funded plan or arrangement equals or exceeds the value of the accrued benefits. "Company Ex-U.S. Pension Plan" shall mean any arrangement providing retirement pension benefits that is established or maintained by the Company or any of its subsidiaries exclusively for the benefit of employees who are or were employed outside the United States.

    (f) The Company Schedules contain a list of all (i) severance and employment agreements with officers and employees of the Company and each ERISA Affiliate, (ii) severance plans, programs and policies of the Company with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions. The Company has provided to Parent a true and complete copy of each of the foregoing.

  2.19 Relationships with Related Persons. Except as disclosed in the Company SEC Reports filed prior to the date hereof and except as set forth on the Company Schedules, there are no, and since January 1, 1997 have not been any, undischarged contracts or agreements or other material transactions between the Company or any of its subsidiaries, on the one hand, and any director or executive officer of the Company or any of their respective Related Persons (as defined below), on the other hand, and no director or executive officer of the Company or any of their respective Related Persons have any interest in any of the assets of the Company or any of its subsidiaries. For purposes hereof, the term "Related Persons" shall mean: (a) each other member of such individual's Family and (b) any person or entity that is directly or indirectly controlled by any one or more members of such individual's Family. For purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, siblings, or ancestors (iii) any lineal descendant of such individual, or their siblings, or ancestors or
(iv) a trust for the benefit of the foregoing.

  2.20 State "Anti-Takeover" Statutes. The Board of Directors of the Company has taken all necessary action so that neither Section 203 of Delaware law nor any other "fair price" or "control share acquisition" statute or other similar statute or regulation will apply to the Merger or this Agreement or the transactions contemplated hereby.

  2.21 Pooling of Interests. To the knowledge of the Company, based on consultation with its independent accountants, neither the Company nor its directors, officers or stockholders has taken any action which would preclude
(i) Parent's ability to account for the Merger as a pooling of interests or
(ii) Parent's, Surviving Corporation's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

  2.22 Change of Control Payments. Except as set forth on the Company Schedules, except for the acceleration of vesting of outstanding stock options in accordance with the terms of the Company Stock Option Plans, except for employment agreements with directors and officers entered into before the date of this Agreement and filed with the SEC and except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or any of its subsidiaries from the Company or any of its subsidiaries, under any Company Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits or (iv) create a right to receive payments upon a subsequent termination of employment.

  2.23 Registration Statements; Proxy Statements/Prospectus. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.7) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by or concerning the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or concerning Parent or Merger Sub which is contained in any of the foregoing documents.

  2.24 Board Approval. The Board of Directors of the Company, has, on or prior to the date hereof, approved this Agreement and the Merger.

  2.25 Fairness Opinion. The Board of Directors of the Company has received a written opinion from Broadview Associates LLC, dated no later than the date hereof, that the Exchange Ratio contemplated by this Agreement is fair to the Companys shareholders from a financial point of view and has delivered to Parent a copy of such opinion.

  2.26 Brokers' and Finders' Fees. Neither the Company nor any of its subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for a fee due to Broadview Associates LLC at the Effective Time pursuant to an agreement, a copy of which has been provided to Parent (the "Broadview Engagement Letter").

3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

  Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the disclosure letter supplied by Parent to the Company (the "Parent Schedules") and dated as of the date hereof as follows:

  3.1 Organization of Parent. Each of Parent and its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification is required by virtue of the nature of activities conducted by it, except to the extent that the failure to be so qualified and in good standing could not reasonably be expected to have, individual or in the aggregate, a Material Adverse Effect on Parent. In this Agreement, the term "Material Adverse Effect" used in reference to the Parent and its subsidiaries means any event, change or effect materially adverse to the Parent and its subsidiaries, taken as a whole. Parent has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents of Parent, each as amended to date, to counsel for the Company.

  3.2 Absence of Certain Changes of Events. Except as described in the Parent SEC Reports (as hereinafter defined) filed prior to the date hereof, and except with respect to the actions contemplated by this Agreement, since the date of the Parent Balance Sheet (as hereinafter defined) the Parent has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect on the Parent or any development that could reasonably be expected to have a Material Adverse Effect on the Parent; (ii) any damage, destruction or loss (whether or not covered by insurance) on the Parent or any of its material subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect on the Parent; (iii) any material change by the Parent or any of its material subsidiaries in its accounting methods, principles or practices; (iv) any material revaluation by the Parent or any of its material subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; (v) any labor dispute or charge of unfair labor practice which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, any activity or proceeding by a labor union or representative thereof to organize any employee of the Parent or any of its material subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or (vi) any waiver by the Parent of any rights of material value.

  3.3 Capital Structure.

    (a) As of the date hereof of, the authorized capital stock of Parent consists of 180,000,000 shares of Common Stock, $.001 par value, of which 64,764,051 shares were issued and outstanding as of March 11, 1998 (not including any shares issued on or after such date upon exercise of options outstanding on such date) and 10,000,000 shares of Class II Preferred Stock, $.01 par value, 1,000,000 shares of which (subject to adjustment upward or downward by the Parent's Board of Directors) have been designated Series A Junior Participating Preferred Stock and 1,775,000 of which (subject to adjustment upward or downward in accordance with the Parent's Certificate of Incorporation, as amended) have been designated as Class II Series B Preferred Stock. No shares of the Series A Junior Participating Preferred Stock are issued or outstanding as of the date hereof. The shares of Parent Common Stock to be issued pursuant to the Merger and upon the exercise of Substitute Options will include a corresponding number of rights (such rights being hereinafter referred to collectively as "Parent Rights") to purchase shares of Series A Junior Participating Stock pursuant to the Rights Agreement dated as of December 21, 1995 (the "Parent Rights Agreement") between Parent and Harris Trust and Savings Bank, as Rights Agent. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.01 par value, 1,000 shares of which are issued and outstanding and held by Parent. A total of 1,768,421 shares of Class II Series B Preferred Stock are issued and outstanding as of the date hereof. All of the foregoing shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The registered holders of Parent Common Stock have Parent Rights, pursuant to the Parent Rights Agreement. The description and terms of the Parent Rights are set forth in the Parent Rights Agreement.

    (b) As of the date hereof, Parent has also reserved (i) 862,850 shares of Common Stock for issuance to the Parent's officers, directors, employees or independent contractors or affiliates thereof under the Parent's 1989 Stock Option Plan, (ii) 115,000 shares of Common Stock for issuance to the Chief Executive Officer of the Parent under the Parent's Chief Executive Officer Stock Option Plan, (iii) 2,416,506 shares of Common Stock for issuance to the Parent's officers, directors, employees or independent contractors or affiliates thereof under the Parent's 1991 Stock Option Plan, (iv) 498,000 shares of its Common Stock for issuance to non-employee directors of the Parent under the Parent's Directors' Stock Option Plan, (v) 1,000,000 shares of its Common Stock for issuance to officers, directors, employees, independent contractors or other service providers of the Parent under the 1994 Stock Incentive Plan, (vi) 8,268,203 shares of its Common Stock for issuance to officers, directors, employees, independent contractors or other service providers of the Parent under the Parent's 1995 Employee Incentive Compensation Plan, (vii) 1,768,421 shares (subject to adjustment upward or downward) of its Common Stock for issuance upon conversion of outstanding shares of Class II Series B Preferred Stock, and (viii) 8,243,010 shares of

  Common Stock for issuance upon the election by the holders of 6 3/4% Convertible Subordinated Notes to convert such notes into shares of Common Stock as provided therein and (ix) 4,160,600 shares of Common Stock for issuance upon the election by the holders of 6.25% Convertible Subordinated Notes to convert such notes into shares of Common Stock as provided therein. As of February 28, 1998, of the 13,238,068 shares of Parent Common Stock reserved for issuance upon exercise of options therefor, 12,093,662 shares remained subject to outstanding options and 1,144,406 shares were reserved for future grant. In addition, pursuant to Parent's Employee Stock Purchase Plan, 350,000 shares of Parent's Common Stock are issuable to the participants therein for the offering period ending May 30, 1998. In addition as of the date hereof, there are outstanding (A) $114,990,000 (aggregate principal amount) of 6 3/4% Convertible Subordinated Notes Due 2001 (the "Notes"), which Notes are (i) convertible at the option of the holder into shares of Parent Common Stock at any time prior to maturity at a conversion price of $13.95 per share (equivalent to a conversion rate of 71.685 shares per $1,000 principal amount of Notes), (ii) redeemable at the option of Parent at any time after November 15, 1999 and (iii) mature on November 15, 2001, and (B) $150,000,000 (aggregate principal amount) of 6.25% Convertible Subordinated Notes Due 2002, which (i) are redeemable at the option of the Purchaser at any time after December 15, 2000 and (ii) mature on December 15, 2002. Except as set forth in the Parent Schedules and for shares of Parent capital stock issuable in connection with business combinations or acquisitions of technology pursuant to agreements which have been publicly announced prior to the date hereof or are entered into after the date hereof, there are no other material equity securities, options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

    (c) The shares of Parent Common Stock to be issued pursuant to the Merger and upon exercise of Substitute Options will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

  3.4 Authority; No Conflict.

    (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

    (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under
  (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, any of its subsidiaries or their respective properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated hereby.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent and Merger Sub and their respective subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act, (ii) the filing of the Form S-4 Registration Statement with the SEC, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State,

  (iv) the filing of a Form 8-K with the SEC, (v) listing of the shares on the Nasdaq National Market, and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated hereby.

  3.5 SEC Filings; Parent Financial Statements.

    (a) Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 1996. All such required forms, reports and documents are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing and the consolidated audited balance sheet of the Parent and its subsidiaries as of December 31, 1997 and the consolidated audited statement of operations and cash flow for the twelve month period then ended, true and correct copies of which were delivered to the Company (the "Parent December 31st Financials"), (i) complies, or complied, as the case may be, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared (or will be prepared) in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented (or will fairly present) in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments and to any other adjustments described therein. The consolidated audited balance sheet of Parent and its subsidiaries included in the Parent December 31st Financials is hereinafter referred to as the "Parent Balance Sheet."

    (c) Except as disclosed in the Parent Schedules, as of the date hereof, there are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Parent with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by the Parent.

  3.6 Liabilities. Except (a) for liabilities incurred in the ordinary course of business consistent with past practice, (b) for liabilities set forth on the balance sheet included in the Parent December 31st Financials, (c) as set forth in the Parent Schedules or (d) other liabilities that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent, since December 31, 1997, none of the Parent, Merger Sub or any of the Parent's subsidiaries has incurred any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Parent and its subsidiaries prepared in accordance with generally accepted accounting principles as applied in preparing the consolidated balance sheet of the Parent and its subsidiaries as of December 31, 1997 contained in the Parent December 31st Financials.

  3.7 Intellectual Property. The Parent and its subsidiaries either own, are licensed, or otherwise possess legally enforceable rights to all patents, trademarks, trade names, service marks, trade secrets, copyrights and applications therefor, schematics, technology, trade secrets, know-how, computer software (in both source code and object code form), and other tangible or intangible proprietary information, materials and rights (collectively,

"Parent Intellectual Property Rights") as are necessary in connection with the business of the Parent and its subsidiaries, taken as a whole, except where the failure to have such rights to Parent Intellectual Property Rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent. To the Parent's knowledge, neither the Parent nor any of its subsidiaries has infringed any Third Party Intellectual Property Rights, other than any infringements that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

  3.8 Litigation. Except as disclosed in Parent Schedules or in Parent SEC Reports filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, except for suits, actions, arbitrations, demands, claims and proceedings which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent; nor is there any material judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or any of its subsidiaries, except for judgments, decrees, injunctions, rules and orders which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent. No investigation or review by any Governmental Entity with respect to the Parent or any of its subsidiaries is pending or threatened, except investigations or reviews that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

  3.9 Employee Benefits.

    (a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent, (i) each Parent Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations and (ii) there has been no failure to make any contribution or pay any amount due to any Parent Plan as required by Section 412 of the Code or Section 302 of ERISA and no Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

    (b) To the knowledge of the Parent, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Parent Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent. Neither the Parent nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or
  Section 4975 of the Code have occurred which could reasonably be expected to result in material liability to the Parent or its subsidiaries.

    (c) As used herein, "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by the Parent or any of its ERISA Affiliates or as to which the Parent or any of its ERISA Affiliates or otherwise may have any material liability.

  3.10 Pooling of Interests. To the Parent's knowledge, based on consultation with its independent accountants, neither the Parent nor its directors, officers or stockholders nor any of its subsidiaries has taken any action which would preclude (i) the Parent's ability to account for the Merger as a pooling of interests or (ii) the Parent's or the Surviving Corporation's ability to continue to account for as a pooling of interests any past acquisitions by Parent or the Company currently accounted for as a pooling of interests.

  3.11 Registration Statement; Proxy Statement/Prospectus. Other than with respect to the information supplied by the Company, the registration statement on Form S-4 (or such other or successor form as shall be appropriate) (including any amendments or supplements thereto, the "Registration Statement"), pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (with respect to information relating to Parent or Merger Sub) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

  3.12 Board Approval. The Board of Directors of Parent has, as of the date hereof, approved this Agreement and the Merger.

  3.13 Fairness Opinion. Parent has received a written opinion from Deutsche Morgan Grenfell Inc., dated no later than the date hereof, that the Exchange Ratio is fair to Parent from a financial point of view, and has delivered to the Company a copy of such opinion.

  3.14 Brokers' And Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby, except for a fee due to Deutsche Morgan Grenfell Inc. at the Effective Time.

  3.15 Operations of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

4. CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Article 4 shall include the Company and each of its subsidiaries) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to timely pay its debts and Taxes, subject to good faith disputes over such debts or taxes, and on the same payment terms such debts and taxes have historically been paid, to collect its receivables in the same manner and on the same terms such receivables have historically been collected, to timely pay or perform other material obligations when due, and to use all commercially reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company, to the end that the Company's goodwill and ongoing businesses be unimpaired at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence not in the ordinary course of business of the Company. Except as expressly provided for by this Agreement or as set forth on the Company Schedules, the Company shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

    (a) Except as required by the Company's benefit plans and agreements, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Stock Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Enter into any partnership agreements, joint development agreements or strategic alliance agreements;

    (c) Except as required by the Company Plans, grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with Company's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parent;

    (d) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (including rights to resell or relicense the Company Intellectual Property Rights) or enter into grants to future patent rights, other than the Company's standard forms of End-User Licenses entered into in the ordinary course of business consistent with past practices;

    (e) Commence any litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with the Parent prior to the filing of such a suit (except that the Company shall not require the approval of, and shall not be required to consult with, Parent with respect to any claim, suit or proceeding by the Company against Parent or any of its affiliates);

    (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

    (g) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

    (h) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Capital Stock pursuant to the exercise of Company stock options outstanding as of the date of this Agreement; (ii) the grant of stock options under the Company Stock Option Plan covering no more than 100,000 shares of Company Common Stock in the aggregate in the ordinary course of business, provided such options (if assumed by the Parent) do not vest upon the consummation of the Merger or any of the transactions contemplated hereby and have an exercise price equal to the market value of the Company Common Stock on the date of grant; and (iii) up to 60,000 shares of Company Capital Stock issuable to participants in the Stock Purchase Plan consistent with the terms of that Plan;

    (i) Cause, permit or propose any amendments to the Company's Certificate of Incorporation or Bylaws, or amend any Material Contract;

    (j) Sell, lease, license, encumber or otherwise dispose of any of the Company's properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice;

    (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

    (l) Except as required by law, adopt or amend any Company Plan or increase the salaries or wage rates of any of its employees (except for wage increases in the ordinary course of business and consistent with past practices), including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract or the payment of any special bonus or special remuneration to any director or employee, other than bonuses reflected on the Company Balance Sheet;

    (m) Revalue any of the Company's assets, including without limitation writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or waive any right of material value;

    (n) Pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company December 31st Financials (or the notes thereto);

    (o) Except as required by applicable Tax law, make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

    (p) Intentionally take any action, including the acceleration of vesting (except as contemplated under the Company Stock Option Plans) of any options, warrants, restricted stock or other rights to acquire shares of the Company's Capital Stock, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests;

    (q) Enter into any Material Contract other than in the usual, regular and ordinary course of business consistent with past practices and policies; or

    (r) Take, or agree in writing or otherwise to take, any of the actions described in clauses (a) through (q) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 6.1 or 6.3, not to be satisfied.

  4.2 Conduct by Parent. Except as expressly provided for by this Agreement, the Parent shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), adopt any amendments to its Certificate of Incorporation, or take any other action requiring a vote of the holders of Parent Common Stock, which, in either case, would materially adversely affect the terms and provisions of the Parent Common Stock, or take, or agree in writing or otherwise to take, any of the foregoing actions.

5. ADDITIONAL AGREEMENTS

  5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare, and file with the SEC, the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Parent and Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon thereafter as reasonably practicable; provided, however, that Parent shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective. The Proxy Statement shall include the fairness opinion of Broadview Associates LLC referred to in Section 2.25. Parent and the Company agree that, unless they mutually agree otherwise, this Agreement shall not be filed with the SEC, other than on a confidential basis, until ten (10) days prior to the expected effectiveness of the Registration Statement.

  5.2 Meeting of Stockholders. Promptly after the date hereof and subject to
Section 5.4, the Company shall take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon approval of this Agreement and the Merger. Subject to Section 5.4, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit, and use its best efforts to obtain, such approval.

  5.3 Access to Information; Confidentiality.

    (a) Each party shall afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all information concerning the business, including the status of product development efforts, properties and personnel of such party as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    (b) The parties acknowledge that Parent and the Company have previously executed Confidentiality Agreements (the "Confidentiality Agreements"), which Confidentiality Agreements shall continue in full force and effect in accordance with their respective terms and which Confidentiality Agreements shall be applicable to any information obtained pursuant to Section 5.3(a).

  5.4 No Solicitation.

    (a) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company and its subsidiaries will not, and will not permit their respective directors, officers, investment bankers to, and will use their best efforts to cause their respective employees, representatives and other agents not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal, or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposal relating to a possible (i) merger, consolidation or similar transaction involving the Company or any subsidiary of Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Company or any subsidiary of the Company representing, in the aggregate, 50% or more of the assets of Company on a consolidated basis,
  (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Company, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of Company Capital Stock, (v) liquidation, dissolution, or other similar type of transaction with respect to Company or any subsidiary of Company, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions, provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

    (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement and the Merger by the shareholders of the Company at the Company Stockholder's meeting, nothing contained in this Agreement shall prevent Company or its Board of Directors, directly or through representatives or agents on behalf of the Board, from (i) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, if (A) such Acquisition Proposal would, if consummated, result in a transaction that would, in the reasonable good faith judgment of the Board of Directors of Company, and based upon the advice of its financial advisors, result in a transaction materially more favorable to Company's shareholders from a financial point of view (including consideration of, among other matters, the ability of the person or entity making such Proposal to obtain any financing necessary for the Acquisition Proposal) than the Merger (any such materially more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), (B) the failure to take such action would constitute a breach of the fiduciary duties of the Company's Board of Directors to the Company's shareholders under Delaware Law in the reasonable good faith judgment of the Board of Directors of Company based upon the advice of the Company's outside corporate counsel, and (C) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Company's Board of Directors receives from such person or entity an executed confidentiality agreement with standard and customary confidentiality provisions not materially less favorable to such party than those contained in the Confidentiality Agreement dated February 3, 1998 between Parent and the Company; or (ii) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or other applicable law with regard to an Acquisition Proposal. Notwithstanding the foregoing, the Company will provide to Parent, within 24 hours of providing any non-public information to any third party, such non-public information if the Company has not previously provided such information to Parent.

    (c) In the event the Company receives a Superior Proposal, prior to the approval of this Agreement and the Merger by the shareholders of the Company at the Company Stockholders' Meeting, nothing contained in this Agreement shall prevent the Board of Directors of the Company from accepting or approving such Superior Proposal or recommending such Superior Proposal to the Company's shareholders, if the Board reasonably determines in good faith, based upon the advice of the Company's outside corporate counsel, that the failure to take such action would constitute a breach of the fiduciary duties of the Company's Board of Directors to the Company's shareholders under Delaware Law; in such case, the Board may amend, withhold or withdraw its recommendation of the Merger. Subject to the right of termination set forth in Section 7.1, except to the extent expressly set forth in this Section 5.4, nothing shall relieve the Company from complying with all other terms of this Agreement. Notwithstanding the foregoing, the Company shall provide not less than three (3) days prior written notice to Parent before accepting or approving a Superior Proposal.

    (d) The Company will notify Parent within 24 hours (i) if a bona fide written Acquisition Proposal is made or is modified in any material respect (including the principal terms and conditions of any such Acquisition Proposal or modification and the identity of the offeror) or (ii) the Company furnishes non-public information to, or enter into discussions or negotiations with respect to an Acquisition Proposal with, any person or entity.

  5.5 Expenses.

    (a) Except as set forth in Section 5.5 and Section 5.6, all fees and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

    (b) In connection with any claim, dispute, disagreement or other conflict involving the enforcement of this Article V, the parties agree that the prevailing party shall be reimbursed by the other party for all reasonable attorneys' fees and costs and expenses associated with such conflict.

  5.6 Break-Up Fee.

    (a) If this Agreement is terminated pursuant to Section 7.1(d)(iii) and a Company Negative Event has not occurred on or prior to such termination, then, provided that Parent is not then in material breach of this Agreement, the Company shall pay to Parent, within ten (10) days following Parent's written request therefor, an amount equal to the Expenses, by wire transfer of immediately available funds to an account designated by Parent. In addition, if prior to such termination, an Acquisition Proposal had been received by the Company or publicly announced and, within twelve months after such termination, the Company or any of its subsidiaries consummates a transaction arising out of or resulting from such Acquisition Proposal, then the Company shall pay to Parent, on or prior to the consummation of such transaction, in addition to the Expenses, $6,000,000 by wire transfer of immediately available funds to an account designated by Parent. "Expenses" shall mean all of the reasonable out-of-pocket expenses of Parent, including but not limited to attorneys' fees, accounting fees, financial printer fees, filing fees and fees and expenses of financial advisors, in each case incurred in connection with this Agreement and the Merger, provided, however, that Parent shall have provided reasonable supporting documentation (such as invoices and receipts) to the Company for such Expenses; and provided further, that in no event shall the aggregate amount of Expenses payable by the Company pursuant to this Section 5.6 exceed $1,500,000. Notwithstanding the foregoing, no fee or Expenses shall be payable under this Section 5.6(a) if either (i) the Share Value has been less than $22.00 at any time between the date hereof and the date of the Company Stockholders' Meeting or (ii) the closing (last) price for a share of Parent Common Stock, as reported on the Nasdaq National Market (as reported in The Wall Street Journal, Midwest Edition) determined on the date immediately prior to the Company Stockholders' Meeting, is less than $22.00.

    (b) If (1) this Agreement is terminated pursuant to Section 7.1(b)(ii),
  (b)(iii), (b)(iv), (b)(v), or (d)(iv), or (2) if the Agreement is terminated pursuant to Section 7.1(d)(iii) and a Company Negative Event has occurred on or prior to such termination, then, provided that Parent is not then in material breach of this Agreement, the Company shall pay to Parent, within ten (10) days following Parent's written request therefor, the aggregate sum equal to $6,000,000 plus the Expenses by wire transfer of immediately available funds to an account designated by Parent.

    (c) For purposes of this Agreement, a "Company Negative Event" means any event described in clause (ii), (iv) or (v) of paragraph (b) of Section 7.1.

  5.7 Public Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.

  5.8 Pooling Accounting. Parent and the Company shall each use its reasonable commercial efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable commercial efforts to cause its Affiliates (as defined in Section 5.10) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

  5.9 Auditors' Letters. The Company shall use its reasonable commercial efforts to cause to be delivered to the Company (with a copy to Parent) a letter of Ernst & Young LLP, independent auditors to the Company, dated a date within two business days before the date on which the Registration Statement becomes effective, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Parent shall use its reasonable commercial efforts to cause to be delivered to Parent (with a copy to the Company) a letter of KPMG Peat Marwick LLP, independent auditors to the Parent, dated a date within two business days before the date on which the Registration Statement becomes effective, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

  5.10 Affiliate Agreements. Set forth respectively in Parent's Schedules and the Company's Schedules is a list of those persons who are, in Parent's or the Company's reasonable judgment, as the case may be, "Affiliates" of Parent or the Company, as the case may be, within the meaning of Rule 145 (each such person who is an "affiliate" of Parent or the Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Each of Parent and the Company shall provide the other such information and documents as the other shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable commercial efforts to deliver or cause to be delivered to Parent, within thirty (30) days after the date hereof, from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit A (each, a "Company Affiliate Agreement" and, collectively, the "Company Affiliate Agreements"). Parent shall use its reasonable best efforts to deliver or cause to be delivered to the Company, within thirty (30) days after the date hereof, an Affiliate Agreement, executed by each of the Affiliates of Parent, in the form attached hereto as Exhibit B (the "Parent Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Company Affiliate Agreements.

  5.11 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with the Merger or taking of any action contemplated by this Agreement. The obligations of Acquiror under this Section
5.11 with respect to the HSR Act shall not require Acquiror to obtain or attempt to obtain any such waiver, permit, consent, approval or authorization if obtaining such waiver, permit, consent, approval or authorization would require disposition of any assets of Acquiror.

  5.12 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its reasonable commercial efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

  5.13 Reasonable Commercial Efforts and Further Assurances.

    Each of the parties to this Agreement shall each use its reasonable commercial efforts to effectuate the transactions contemplated hereby as expeditiously as reasonably practicable and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

  5.14 Certain Benefit Plans.

    (a) Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans and all employment agreements entered into by the Company prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract. As soon as administratively practicable following the Effective Time, Parent shall cause all employees of the Company and its subsidiaries then actually at work ("Company Employees") to be covered under employee benefit and fringe benefit plans, programs, policies and arrangements that are substantially the same as the employee benefit plans, programs, policies and arrangements that Parent maintains for similarly situated employees of Parent ("Parent-Provided Plans"). Nothing in this
  Section 5.14 shall be deemed to affect the Parent's obligations under
  Section 5.19.

    (b) All service of a Company Employee taken into account prior to the Effective Time under any Company Plan shall, on and after the Effective Time, be taken into account as service with the Parent or any of its subsidiaries (as applicable) for purposes of eligibility to participate and vesting and accrual of benefits under any similar Parent-Provided Plan; provided, however, that a Company Employee's service prior to the Effective Time shall not be taken into account as service for purposes of the accrual of benefits under any defined benefit pension plan maintained by Parent or any of its subsidiaries on or after the Effective Time. Parent shall cause all Parent-Provided Plans to (i) waive any pre-existing condition limitations otherwise applicable on and after the Effective Time to the extent that such conditions are covered under Company Plans immediately prior to the Effective Time and (ii) provide that any expenses incurred by Company Employees (and their dependents) during the plan year within which the Effective Time occurs shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions (and like adjustments or limitations on coverage) under the Parent-Provided Plans. Any salary reduction elections of Company Employees under a flexible spending plan maintained by the Company pursuant to section 125 of the Code prior to the Effective Time shall continue in effect under any similar Parent-Provided Plan on and after the Effective Time, and any amounts credited and debited to accounts of such employees under such Company Plan as of the Effective Time shall be credited and debited to such employees' accounts under such Parent-Provided Plan.

  5.15 Tax-Free Reorganization. Parent and the Company shall each use reasonable commercial efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

  5.16 Nasdaq Listing. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

  5.17 Indemnification. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless (and advance expenses to) all past and present officers, directors and employees of the Company and of its subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to any agreements between the Company and any such person and the Company's Restated Certificate of Incorporation and By-Laws, for acts or omissions occurring at or prior to the Effective Time, and shall obtain, or continue the existing, Director and Officer Insurance for a period of three years after the Effective Date with substantially the same coverage as provided on the Effective Time. In the event of any dispute regarding whether a director, officer or employee has met the standards of conduct set forth therein, such question shall be conclusively determined by the written opinion of reputable disinterested legal counsel selected by the Company's Board of Directors. Any heirs or legal representatives entitled to the benefits of such indemnification shall be deemed express third party beneficiaries of this
Section 5.17.

  5.18 Notification. Between the date of this Agreement and the Effective Time, each party will promptly notify the other party in writing if such party becomes aware of any development, fact or condition that causes or constitutes a breach of any agreement or covenant under this Agreement applicable to such party or of such party's representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

  5.19 Company Stock Options; Employee Stock Purchase Plan.

    (a) At the Effective Time, the Company's 1995 Stock Option/Stock Issuance Plan (the "Company Stock Option Plan") and each option to purchase Company Capital Stock ("Company Stock Option") which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Option Plan shall be assumed by the Parent and each such assumed option shall be converted into and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (rounded down to the nearest full share) determined by multiplying (i) the number of shares of Company Capital Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Capital Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the judgment of Parent such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.19, each Substitute Option shall be subject to the same terms and conditions as were applicable under the related Company Stock Option immediately prior to the Effective Time. The Company agrees that it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Substitute Options, as described in this Section 5.19.

    (b) The Company shall not commence any "offering periods" under its Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan") after April 30, 1998, shall apply all amounts deducted and withheld thereunder to purchase shares of the Company Capital Stock in accordance with the provisions thereof, and shall terminate the Stock Purchase Plan as of the Effective Time. Parent shall have no obligation or duty in respect of the Stock Purchase Plan or the rights granted thereunder.

    (c) It is the intention of the parties that the options assumed by Parent qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. As soon as practicable but not later than 45 days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding option under the Company Stock Option Plan, a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such option by Parent under Paragraph 5.19(a).

    (d) Parent agrees to file, no later than 21 days after the Effective Time, a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plan assumed by Parent.

6. CONDITIONS TO THE MERGER

  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the stockholders of the Company.

    (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

    (c) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

    (d) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

    (e) Opinion of Accountants. (i) Ernst & Young LLP shall have delivered a letter to the Company, in form and substance reasonably satisfactory to the Company and Parent, that the Company is an entity that can participate in a merger that qualifies for pooling of interest accounting treatment under Accounting Principles Board Opinion No. 16, and (ii) KPMG Peat Marwick LLP shall have delivered a letter to Parent, in form and substance reasonably satisfactory to Parent, that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with this Agreement.

    (f) Nasdaq Listing. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger (including the Substitute Options) shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

    (g) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required by or with respect to the Company, Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained or made, except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Material Adverse Effect on the Parent or materially impair the Company's, Parent's or Merger Sub's ability to consummate the Merger.

  6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

    (a) Representations and Warranties.

      (i) The representations and warranties of Parent set forth in this Agreement that are qualified by materiality shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date), except for changes contemplated or permitted by this Agreement and the representations and warranties of the Parent that are not so qualified shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date), except for changes contemplated or permitted by this Agreement;
    and

      (ii) The Company shall have received a certificate to the foregoing effect signed on behalf of Parent by the President or Chief Financial Officer of Parent.

    (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all materials respect with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to the foregoing effect signed by the President or Chief Financial Officer of Parent.

    (c) Tax Opinion. The Company shall have received a tax opinion from Brobeck, Phleger & Harrison LLP, legal counsel to the Company, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Brobeck, Phleger & Harrison LLP may receive and rely upon representations contained in appropriate certificates of the Company, Parent and others.

    (d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Parent.

    (e) Affiliate Agreements. Each of the parties identified by Parent pursuant to Section 5.10 hereof as being an Affiliate of Parent shall have executed, and Parent shall have delivered to the Company, the Parent Affiliate Agreement which shall be in full force and effect.

  6.3 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

    (a) Representations and Warranties.

      (i) The representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall have been true and correct as of the date of this Agreement, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall have been true and correct in all material respects as of the date of this Agreement.

      (ii) Except for changes contemplated or permitted by this Agreement,
    (1) the representations and warranties made by the Company in Sections 2.2, 2.3, 2.4, 2.5, 2.9, 2.20, 2.24, and 2.26 shall be true and correct as of the Effective Time as if made on and as of the Effective Time except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (2) the other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without taking into account any qualifications or exceptions for materiality or Material Adverse Effect on the Company) as if made on and as of the Effective Time, except for (A) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (B) such inaccuracies or breaches that in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or materially impair Company's ability to consummate the Merger; and

      (iii) Parent and Merger Sub shall have received a certificate to the foregoing effect signed on behalf of the Company by the President and Chief Financial Officer of the Company.

    (b) Agreement and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent and Merger Sub shall have received a certificate to the foregoing effect signed by the President and Chief Financial Officer of the Company.

    (c) Third Party Consents. Parent shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all Material Contracts of the Company and for the Company to consummate the transactions contemplated hereby, except where the failure to receive such consents, assignments, waivers, authorizations or certificates could not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company or any development that could reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that no event, change or effect that results primarily from the announcement or pending status of the Merger (including without limitation any reduction or termination of orders received by the Company's employees, distributors or resellers or the cessation of employment by Company employees resulting therefrom) shall be deemed to cause or constitute, either individually or in the aggregate, a Material Adverse Effect on the Company or a development that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (e) Affiliate Agreements. Each of the parties identified by the Company pursuant to Section 5.10 hereof as being an Affiliate of the Company shall have delivered to Parent an executed Company Affiliate Agreement which shall be in full force and effect.

    (f) Tax Opinion. Parent shall have received a tax opinion from Katten Muchin & Zavis, legal counsel to Parent, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the

  Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Katten Muchin & Zavis may receive and rely upon representations contained in appropriate certificates of the Company, Parent and others.

7. TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

    (a) by mutual written consent of the Company and Parent;

    (b) by Parent if:

      (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within twenty (20) days after written notice to the Company (provided, that Parent is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, will not be satisfied;

      (ii) the Board of Directors of the Company (A) adversely amends, withholds or withdraws its recommendation of the Merger or (B) shall have resolved or publicly announced its intention to recommend or enter into an agreement with respect to an Acquisition Proposal;

      (iii) the Company breaches its obligations under Section 5.2 of this Agreement and such breach has not been cured within twenty (20) days after written notice to the Company (provided that Parent is not in material breach of the terms of this Agreement and this Agreement has not otherwise been terminated pursuant to this Section 7.1);

      (iv) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Company Capital Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by Parent of an affiliate thereof) and the Board of Directors of Company shall, notwithstanding its obligations hereunder, have (x) recommended that the stockholders of Company tender their shares in such tender or exchange offer of (y) publicly announced its intention to take no position with respect to such tender offer; or

      (v) the Company breaches any of the provisions of Section 5.4;

    (c) by the Company if:

      (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Parent or Merger Sub and such breach has not been cured within twenty
    (20) days after written notice to the Parent (provided, that the Company is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, will not be satisfied; or

      (ii) the Share Value is below $22.00 at any time after the date hereof and prior to the date of the Company Stockholders' Meeting; provided, however, that the Company's right to terminate this Agreement pursuant to this subparagraph (ii) may not be exercised after the Company's shareholders have voted to approve the Merger;

    (d) by any party hereto if:

      (i) there shall be a final, non-appealable order of a Federal or state court in effect preventing consummation of the Merger;

      (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued and deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Parent's ownership or operation of all or a material portion of the business of the Company, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

      (iii) the Company's stockholders do not approve the Merger at the Company Stockholders' Meeting; or

      (iv) if the Board of Directors of the Company accepts or approves a Superior Proposal, or recommends a Superior Proposal to the shareholders of the Company; provided that the Company may terminate this Agreement pursuant to this paragraph (iv) only if the Company is not in breach of Section 5.4.

    (e) by any party hereto if the Merger shall not have been consummated by July 31, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available (i) to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) to the Company during a cure period provided to it under Section 7.1(b)(iii).

  7.2 Effect of Termination.

  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and, provided that the provisions of Sections 5.3(b), 5.5, and 5.6 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement. The exercise by either party of a termination right pursuant to Section 7.1 shall not be deemed a breach of any provision of this Agreement.

  7.3 Notice of Termination. Any termination of this Agreement under Section
7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto upon satisfaction of the requirements set forth in Section 7.1.

  7.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8. GENERAL PROVISIONS

  8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a) if to Parent or Merger Sub, to:

    PLATINUM technology, inc.
    1815 South Meyers Road
    Oakbrook Terrace, Illinois 60181
    Attention: Andrew J. Filipowski
              Larry Freedman
    Telecopy No.: (630) 691-0710

    with a copy to:

    Katten Muchin & Zavis
    525 West Monroe Street
    Chicago, Illinois
    Attention: Matthew S. Brown, Esq.
    Telecopy No.: (312) 902-1061

  (b) if to the Company, to:

    Logic Works, Inc.
    University Square at Princeton
    111 Campus Drive
    Princeton, New Jersey 08540
    Attention: Gregory A. Peters
    Telecopy No.: (609) 514-0323

    with a copy to:

    Brobeck, Phleger & Harrison LLP
    1633 Broadway, 47th Floor
    New York, NY 10019
    Attention: Ellen B. Corenswet
    Telecopy No.: (212) 586-7878

  8.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References in this Agreement to "knowledge" shall mean the knowledge of the officers and directors of the Company or Parent, as the case may be.

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent

Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except with respect to Article 1 and Sections 5.14, 5.17 and 5.19.

  8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  8.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties.

  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

PLATINUM technology, inc.                 LOGIC WORKS, INC.


       /s/ Larry S. Freedman                      /s/ Gregory Peters
By: _________________________________     By: _________________________________


           Larry S. Freedman                          Gregory Peters
Name: _______________________________     Name: _______________________________


   Senior Vice President and General           President and Chief Executive
                Counsel                                   Officer
Title: ______________________________     Title: ______________________________

PT ACQUISITION CORPORATION II

       /s/ Larry S. Freedman
By: _________________________________

           Larry S. Freedman
Name: _______________________________

   Senior Vice President and General
                Counsel
Title: ______________________________

                                                                     APPENDIX B

                           BROADVIEW ASSOCIATES LLC
                               ONE BRIDGE PLAZA
                              FORT LEE, NJ 07024

                                                                 March 14, 1998

                                                                   CONFIDENTIAL

Board of Directors
Logic Works, Inc.
University Square at Princeton
111 Campus Drive
Princeton, NJ 08540

Dear Members of the Board:

  We understand that Logic Works, Inc. ("Logic Works"), PLATINUM technology, inc. ("PLATINUM"), and PT Acquisition Corporation II, a wholly-owned subsidiary of PLATINUM (the "Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which, through the merger of the Merger Sub with and into Logic Works (the "Merger") each share of Logic Works common stock, $0.01 par value per share ("Logic Works Common Stock"), shall be converted into 0.5769 shares (the "Exchange Ratio") of PLATINUM common stock, $0.001 par value per share ("PLATINUM Common Stock"). The Merger is intended to be a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

  You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Logic Works shareholders.

  Broadview Associates focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to the Logic Works Board of Directors and will receive a fee from Logic Works upon the successful conclusion of the Merger. Broadview Associates also has an immaterial equity interest in Logic Works as a result of the fact that a former Managing Director of Broadview Associates serves on Logic Works' Board of Directors.

  In rendering our opinion, we have, among other things:

  1.) reviewed the terms of the Agreement and the associated schedules thereto in the form of the draft dated March 13, 1998 furnished to us by Katten Muchen & Zavis on March 13, 1998 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

  2.) reviewed Logic Works' Form 10-K for its fiscal year ended December 31,
      1996, including the audited financial statements included therein, Logic Works' Form 10-Q for the nine months ended September 30, 1997, including the unaudited financial statements included therein, Logic Works' unaudited financial information for its fiscal year ended December 31, 1997 included in a Logic Works press release dated February 10, 1998, and Logic Works' draft annual report dated March 10, 1998 for its fiscal year ended December 31, 1997, including the draft audited financial statements included therein;

  3.) reviewed financial projections for Logic Works for its fiscal year ending December 31, 1998 prepared and provided to us by Logic Works management;

  4.) participated in discussions with Logic Works management concerning the operations, business strategy, financial performance and prospects for Logic Works;

  5.) discussed with Logic Works management its view of the strategic rationale for the Merger;

  6.) reviewed the reported closing prices and trading activity for Logic
      Works Common Stock;

  7.) compared certain aspects of the financial performance of Logic Works with public companies we deemed comparable;

  8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

  9.) reviewed PLATINUM's annual report and Form 10-K for its fiscal year ended December 31, 1996, including the audited financial statements included therein, PLATINUM's Form 10-Q for the nine months ended September 30, 1997, including the unaudited financial statements included therein, PLATINUM's unaudited financial information for its fiscal year ended December 31, 1997 reported in a PLATINUM press release dated February 10, 1998, and PLATINUM's draft Form 10-K dated March 6, 1998 for its fiscal year ended December 31, 1997, including the draft audited financial statements included therein;

  10.) participated in discussions with PLATINUM management concerning the operations, business strategy, financial performance and prospects for PLATINUM;

  11.) discussed with PLATINUM management its view of the strategic rationale for the Merger;

  12.) reviewed the reported closing prices and trading activity for PLATINUM
       Common Stock;

  13.) compared certain aspects of the financial performance of PLATINUM with public companies we deemed comparable;

  14.) considered the total number of shares of PLATINUM Common Stock outstanding and the average weekly trading volume of PLATINUM Common Stock;

  15.) reviewed recent equity analyst reports covering Logic Works and PLATINUM;

  16.) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity;

  17.) participated in negotiations and discussions related to the Merger among Logic Works, PLATINUM and their financial and legal advisors; and

  18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Logic Works or PLATINUM. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Logic Works as to the future performance of Logic Works. We have neither made nor obtained an independent appraisal or valuation of any of Logic Works' assets. We have not reviewed any internal financial projections prepared by PLATINUM management as such projections have not been made available to us.

  Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to Logic Works shareholders.

  For purposes of this opinion, we have assumed that neither Logic Works nor PLATINUM is currently involved in any material transaction other than the Merger, other transactions of which we are aware and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which PLATINUM Common Stock will trade at any time.

  This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Logic Works in connection with its consideration of the Merger and does not constitute a recommendation to any Logic Works shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview Associates hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to Logic Works shareholders in connection with the Merger.

                                          Sincerely,

                                          /s/ Broadview Associates LLC

LOGIC WORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Gregory A. Peters and Daniel M. Shiffman, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.01 per share, of Logic Works, Inc., a Delaware corporation ("Logic Works"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Logic Works to be held on May 28, 1998, or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT, FOR THE NOMINEE TO BE A CLASS III DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. If any other business is presented at said meeting, this Proxy shall be voted in the discretion of the proxies named on the reverse side.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed and dated on the reverse side)

1. Approval of the Merger Agreement and the Merger (as defined in the accompanying Proxy Statement/Prospectus).

      ______ FOR       ______ AGAINST       ______ ABSTAIN


2.  ELECTION OF DIRECTOR

    Nominee: Richard A. Hosley, II

      ______ FOR       ______ AUTHORITY WITHHELD


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS LOGIC WORKS' INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998

      ______ FOR       ______ AGAINST       ______ ABSTAIN


    Dated:  _____________________, 1998     ____________________________________
                                                        (Signature)

(Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.) PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.